PURCHASE AND SALE AGREEMENT

(First Closing)

This Purchase and Sale Agreement (this “Agreement”), dated as of May 17, 2011, is among American Eagle Energy Inc., a Nevada corporation, whose address is 27 North 27th Street, Suite 21G, Billings, Montana 59101 (“AEE”), Eternal Energy Corp., a Nevada corporation, whose address is 2549 W. Main Street, Suite 202, Littleton, Colorado 80120 (“Eternal”), and NextEra Energy Gas Producing, LLC, a Delaware limited liability company, whose address is 1000 Louisiana Street, Suite 5550, Houston, Texas 77002 (“Buyer”).  Eternal and AEE are sometimes referred to herein individually as a “Seller” and collectively as “Sellers”.  Sellers and Buyer are sometimes referred to herein as a “Party” or the “Parties.”

RECITALS

A.          AEE and Eternal jointly own certain rights and interests in, to and under the leasehold estates created by the oil and gas leases described in Part 1 of Exhibit A and Eternal owns certain rights and interests in, to and under the leasehold estates created by the oil and gas leases described in Part 2 of Exhibit A.

B.           Sellers desire to sell and convey to Buyer and Buyer desires to purchase and acquire from Sellers an undivided 50% of each Seller’s right, title and interest in and to the Assets (as defined below).

In consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Sellers agree as follows:

ARTICLE 1
PURCHASE AND SALE

1.1         Purchase and Sale.  Subject to the terms and conditions of this Agreement, Buyer agrees to purchase and acquire from Sellers and Sellers agree to sell and convey to Buyer, all of Sellers’ right, title and interest in and to the Assets (as defined below), for the consideration specified in Article 2.

1.2         Assets.  “Assets” shall mean an undivided 50% of each Seller’s right, title and interest in and to the following:

(a)           The leasehold estates created by the oil and gas leases described in Exhibit A (the “Leases”), together with each and every kind and character of right, title, claim or interest which either Seller has in and to the lands described in Exhibit A or covered by the Leases (collectively, the “Lands”), even though Sellers’ interests therein or in the Lands may be incorrectly described or omitted from Exhibit A;

(b)          Any and all leasehold interests and other rights, titles and interests of Sellers in and to any pooled acreage, communitized acreage or units arising on account of the Leases or the Lands having been pooled, communitized or unitized into such units (the “Unit Interests”);

(c)          All oil wells and gas wells, water injection wells and other injection or disposal wells, temporarily abandoned and permanently plugged and abandoned wells, and all other wells of every nature and kind located on or attributable to the Leases or the Unit Interests (the “Wells,” and together with the Leases and the Unit Interests, the “Subject Oil and Gas Interests”);

(d)          All oil, gas, well gas, casinghead gas, condensate, and all components of any of them (including liquids and products produced from any of them) (the “Hydrocarbons”), in each case, produced from or attributable to the Subject Oil and Gas Interests from and after the Effective Time (the “Conveyed Hydrocarbons”);

(e)          The contracts and agreements described in Exhibit E (collectively, the “Applicable Contracts”);

(f)           To the extent related to the use, ownership or operation of any of the Subject Oil and Gas Interests or any of the Equipment, (i) all easements, rights-of-way, servitudes, surface use agreements, surface leases and similar rights, obligations and interests and (ii) all permits, water rights (including water withdrawal, storage, discharge, treatment, injection and disposal rights), licenses, registrations, consents, orders, approvals, variances, exemptions, waivers, franchises, rights and other authorizations issued by any governmental authority;

(g)          All equipment, machinery, fixtures, and other real, immovable, personal, movable and mixed property that is located on the Leases and used (or held for use) in connection with the use, ownership or operation of the Wells, including flow lines, pipelines, well pads, caissons, tank batteries, equipment inventory, improvements (collectively, the “Equipment”); and

(h)          Copies of all files, records and data relating to the properties and interests described above, including all land, title, well and contract files, operations, accounting, environmental, production and tax records, and geological and geophysical data (collectively, the “Records”).

For the purposes of the Assignment, Exhibit A shall omit the following columns: “Rental Status,” “Lease Gross,” “Lease Net,” “LOR,” “ORRI,” “Working Interest” and “NRI.”

ARTICLE 2
PURCHASE PRICE

2.1         Purchase Price.  The purchase price for the Assets shall be $7,789,250.00 (the “Purchase Price”), which represents a purchase price of $1,750 per Net Acre (the “Per Acre Price”), multiplied by the approximately 8,902 aggregate Net Acres covered by the Leases, multiplied by the 50% of Sellers’ right, title and interest being acquired by Buyer.

“Net Acre” shall mean (i) each Seller’s undivided interest in the leasehold estate created by the applicable Lease, multiplied by (ii) the number of acres covered by the Lease multiplied by (iii) the lessor’s percentage interest in the oil and gas mineral fee estate in the land covered by the Lease.  “Allocated Value” with respect to a Lease shall mean an amount equal to the Per Acre Price multiplied by the number of Net Acres set forth in Exhibit A for such Lease.

2.2         Effective Time.  The effective time of the transfer of the Assets for the purpose of allocating revenues and expenses shall be 7:00 a.m. local time where the Assets are located, [*] (the “Effective Time”).

2.3         Adjustments to Purchase Price.  At Closing, the Purchase Price shall be adjusted according to this Section 2.3 without duplication as follows:

(a)         Downward Adjustments: the Purchase Price shall be adjusted downward for (i) Defect Values in accordance with Section 4.6, (ii) the Allocated Value of each Lease excluded pursuant to Section 4.7 and (iii) Casualty Losses in accordance with Section 10.5;

(b)         Upward Adjustments: the Purchase Price shall be adjusted upward by:

(i)           an amount equal to the Per Acre Price multiplied by the number of Net Acres covered by the Leases in excess of the aggregate number of Net Acres set forth in Exhibit A if (x) the Net Acres covered by the Leases exceeds the aggregate number of Net Acres set forth in Exhibit A and (y) the NRI for such Lease is not less than the NRI for such Lease set forth in Exhibit A; and

(ii)          an amount equal to all Property Expenses (including all prepaid Property Expenses) attributable to the [*] to be drilled in [*] Divide County, North Dakota (the [*] Well”) after the Effective Time and paid by Sellers, including, [*] of all costs paid by Sellers prior to Closing pursuant to that certain Authority For Expenditure dated [*], issued by [*], in the total amount of [*] for the [*] Well (the working interest in the [*] Well attributable to the Assets being [*]×).  For the purposes of this Agreement, the term “Property Expenses” shall mean all capital expenses, joint interest billings, lease operating expenses, lease rentals, minimum royalties and shut-in payments, drilling expenses, workover expenses, geological and any other exploration or development expenditures chargeable under applicable operating agreements (or, if there is no applicable operating agreement, that would be chargeable under an operating agreement with terms customary in the area), or other agreements consistent with the standards established by the Council of Petroleum Accountant Societies of North America, that are attributable to operations of the Assets conducted during the period in question; provided that Property Expenses shall not include royalties, overriding royalties, net profits interests, production payments or similar payment burdens, or taxes.

×[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(c)          Settlement Statement.  All such adjustments to the Purchase Price shall be set forth on a “Settlement Statement” which Sellers shall prepare and provide to Buyer at least five (5) Business Days before Closing.  “Business Day” shall mean any day other than a Saturday, Sunday or a day on which national banks are allowed by the Federal Reserve to be closed.  The Settlement Statement shall be approved by Buyer and Sellers on or before Closing.  The Purchase Price, as so adjusted, shall be paid at Closing and is referred to herein as the “Closing Amount.”

ARTICLE 3
BUYER’S INSPECTION

3.1         Access to Records.  Until Closing, Eternal will make available to Buyer and its representatives at Eternal’s office during Eternal’s normal business hours, the Records in Sellers’ possession or control relating to the Assets for the purpose of permitting Buyer to perform its due diligence review.

3.2         No Representation or Warranty.  Except as provided in Section 5.6, Sellers make no representation or warranty as to the accuracy or completeness of the Records.  Buyer agrees that any conclusions drawn from such Records shall be the result of its own independent review and judgment.

ARTICLE 4
TITLE MATTERS

4.1         Defensible Title.  The term “Defensible Title” with respect to a Lease means such title of Sellers in and to the Leases that: (i) results in Sellers owning that number of Net Acres with respect to the Lease equal to the number of Net Acres for the Lease set forth in Exhibit A, (ii) entitles Sellers to a net revenue interest in the Lease (“NRI”) not less than the NRI set forth for such Lease in Exhibit A, (iii) entitles Sellers to a working interest in the lands described in the Lease (“WI”) not more than the WI set forth for such Lease in Exhibit A, and (iv) subject to and except for Permitted Encumbrances, is free and clear of all liens, security interests, encumbrances, claims, and any other defects.

4.2         Permitted Encumbrances.  The term “Permitted Encumbrances” shall mean:

(a)           lessors’ royalties, overriding royalties, net profits interests, production payments, reversionary interests and similar burdens if the cumulative effect thereof does not operate to reduce the NRI for the affected Lease below the NRI set forth for such Lease in Exhibit A;

(b)          all rights to consent by, required notices to, filings with, or other actions by federal, state or local governmental bodies, in connection with the conveyance of the applicable Lease if the same are customarily sought after Closing;

(c)           rights of reassignment contained in any agreement providing for reassignment upon the surrender or expiration of any Leases;

(d)          easements, rights-of-way, servitudes, permits, surface leases and other rights with respect to surface operations, on, over or in respect of any of the Leases or any restriction on access thereto that do not materially interfere with the operation, value or ownership of the affected Lease;

(e)          the terms and conditions of the Leases;

(f)           liens created under deeds of trust, mortgages and similar instruments by the lessor under a Lease covering the lessor’s surface and mineral interests in the land covered thereby, which would customarily be accepted by the original lessee in acquiring oil and gas leases or purchasing undeveloped oil and gas leases and for which the lessee would customarily seek a subordination of such lien to the oil and gas leasehold estate prior to conducting drilling activities on the lease; provided, however, the foregoing shall not be a Permitted Encumbrance with respect to Leases (i) on which drilling activities are being, or have been, conducted or have been proposed or (ii) which are pooled with other leases or lands on which drilling activities are being, or have been, conducted or have been proposed;

(g)          such other matters and irregularities affecting the Assets as are customarily accepted by a prudent oil and gas company in acquiring or purchasing undeveloped oil and gas fee leases in the area where the Leases are located, recognizing that the lessee would customarily seek to cure certain of these matters after acquiring the lease and paying lease bonuses, but prior to conducting drilling activities on the Leases; provided, however, the foregoing shall not be a Permitted Encumbrance with respect to Leases (i) on which drilling activities are being, or have been, conducted or have been proposed or (ii) which are pooled with other leases or lands on which drilling activities are being, or have been, conducted or have been proposed;

(h)          liens for taxes or assessments not yet due and delinquent or, if delinquent, that are being contested in good faith in the normal course of business;

(i)           rights reserved to or vested in any federal, state, local, or tribal governmental body, authority or agency to control or regulate any of the Assets in any manner; and all applicable laws, rules, regulations and orders of general applicability in the area of the Assets;

(j)           defects in the early chain of title consisting of the mere failure to recite marital status in a document or omissions of successors of heirship proceedings, unless Buyer provides evidence that such failure or omission has resulted in another party’s colorable claim of title to the relevant Asset; provided, however, that no such defect shall constitute a Permitted Encumbrance to the extent it results in Sellers owning a number of Net Acres in a Lease which is less than the number of Net Acres set forth on Exhibit A for such Lease;

(k)          defects arising out of lack of corporate authorization unless Buyer provides evidence that such corporate action was not authorized and results in another party’s colorable claim of title to the Asset;

(l)           defects based solely on lack of information in Sellers’ files; provided, however, that any fact, circumstance or condition constituting the missing information or any part thereof shall not constitute a Permitted Encumbrance; and

(m)         defects arising out of lack of survey, unless a survey is required by applicable laws or regulations.

4.3         Title Defect. The term “Title Defect” means with respect to a Lease any lien, encumbrance, adverse claim, default, expiration, failure, defect in or objection to real property title, other than Permitted Encumbrances, that alone or in combination with other defects renders Sellers’ title to the Lease less than Defensible Title.

4.4         Defect Value.  “Defect Value” means the following:

(a)           If the Title Defect is a lien or encumbrance on the Asset, the Defect Value shall be the cost of removing such lien or encumbrance, not to exceed the Allocated Value of the affected Lease.

(b)          [*]

(c)           If (i) the Title Defect is an actual reduction in NRI below the NRI for the affected Lease set forth in Exhibit A, and (ii) there is not an actual reduction in the WI for such Lease below the WI for such Lease set forth in Exhibit A in the same or greater proportion than the reduction in NRI for such Lease, then the Defect Value shall be an amount equal to the reduction in value of the Lease based upon Buyer’s economic modeling.

(d)          If the Title Defect is that the actual Net Acres covered by the Lease is less than the number of Net Acres set forth in Exhibit A for such Lease, the Defect Value shall be an amount equal to such difference in Net Acres multiplied by the Per Acre Price.

4.5         Notice of Title Defects.  On or before [*]× (the “Defect Notice Date”), Buyer shall deliver to Sellers a written notice of Title Defects describing in reasonable detail (a) each Title Defect, (b) the basis of each Title Defect and (c) Buyer’s good faith estimate of the Defect Value associated with each Title Defect.  The failure of Buyer to timely notify Sellers of a Title Defect on the Defect Notice Date shall be deemed a waiver by Buyer of such Title Defect.

×[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

4.6           Defect Adjustments.  If the Assets are affected by Title Defects (excluding any Leases excluded pursuant to Section 4.7), the Purchase Price will be reduced under Section 2.3 by the amount of the Defect Values unless with respect to a Title Defect: (i) Buyer agrees to waive the Title Defect, or (ii) Sellers cure the Title Defect on or before 5:00 p.m. Mountain Time three (3) days before Closing.

4.7           Unresolved Title Disputes. If, by the Closing Date, the Parties have not resolved any dispute regarding (i) the existence and scope of a Title Defect, (ii) the amount of the Defect Value, or (iii) the adequacy of Sellers’ Title Defect curative materials, then the affected Lease(s) shall be retained by Sellers and excluded from the Assets to be assigned to Buyer at the Closing and the Purchase Price shall be reduced by an amount equal to the Per Acre Price multiplied by the number of Net Acres for such excluded Lease(s) set forth on Exhibit A.

ARTICLE 5
SELLERS’ REPRESENTATIONS AND WARRANTIES

Each Seller with respect to itself, severally and not jointly, makes the following representations and warranties as of the Closing Date:

5.1           Organization and Standing.  Such Seller represents that it is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation as set forth above and is duly qualified to carry on its business in the State where the Leases are located.

5.2           Power. Such Seller has all requisite power and authority to carry on its business as presently conducted.  The execution and delivery of this Agreement does not, and the fulfillment of and compliance with the terms and conditions hereof will not violate, or be in conflict with, any provision of such Seller’s governing documents, or any provision of any agreement or instrument to which such Seller is a party or by which it is bound, or any judgment, decree, order, statute, rule or regulation applicable to such Seller.

5.3           Authorization and Enforceability.  This Agreement constitutes such Seller’s legal, valid and binding obligation, enforceable in accordance with its terms, subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium and other laws for the protection of creditors, as well as to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

5.4           Liability for Brokers’ Fees.  Such Seller has not incurred any liability, contingent or otherwise, for brokers’ or finders’ fees relating to the transactions contemplated by this Agreement for which Buyer shall have any responsibility whatsoever.

5.5           No Bankruptcy.  There are no bankruptcy proceedings pending, being contemplated by or, threatened against such Seller.

5.6           Accuracy of the Records.  Such Seller makes no representations regarding the accuracy or completeness of any of the Records; provided, however, such Seller does represent that, with regards to the Records relating to the Assets owned by such Seller (i) such Records are files, or copies thereof, that such Seller has used in the ordinary course of operating and owning the Leases, (ii) such Seller has made, or prior to Closing will make, such Records in its possession available to Buyer, (iii) such Seller has not intentionally withheld any of the Records from Buyer and (iv) such Seller has no knowledge that the Records are incomplete or inaccurate.

5.7           Qualified to Hold and Operate Leases.  Such Seller is qualified under all applicable laws, rules and regulations to own the Assets, and AEE is qualified under all applicable laws, rules and regulations to operate the Assets.

5.8           Leases.  The Leases have been maintained according to their terms and conditions, and to such Seller’s knowledge, no party to the Leases is in default, and the Leases are presently in full force and effect.

5.9           Rights in Third Parties.  Except for this Agreement, the Applicable Contracts and the Joint Operating Agreement to be executed at Closing, to such Seller’s knowledge, the Assets are not subject to any unrecorded contract or agreement, including any operating agreement, exploration or participation agreement, sales contract or other agreement relating to the ownership, development, operation, sale or marketing thereof, and no person has any call upon, preferential right or option to purchase or similar rights with respect to the Assets.  There are no consents required to assign (other than consents from federal and state governments and similar authorities that customarily are obtained following the consummation of transactions substantially similar to the transactions contemplated by this Agreement) that are applicable in connection with the transactions contemplated hereby.

5.10         Mortgages and Security Interests.  There are no mortgages, deeds of trust, security interests or financing statements encumbering the Assets, except to the extent the same relates only to a Permitted Encumbrance.

5.11         Litigation.  There is no suit, action, arbitration proceeding, or legal, administrative or other proceeding pending against such Seller or otherwise affecting the Assets that might (i) result in impairment or loss of such Seller’s title to any part of the Assets, (ii) hinder or impede such Seller’s ownership or operation of the Assets, or (iii) hinder or impede the ability of such Seller to consummate the transactions contemplated hereby; nor, to such Seller’s knowledge, is any such proceeding threatened.

5.12         Compliance with Law.  Such Seller has not received a written notice of any violation of any statute, law, ordinance, regulation, permit, rule or order of any federal, state, tribal or local government or any other governmental department or agency, or any judgment, decree or order of any court, applicable to the Assets, which remains uncured.

5.13         No Production or Drilling.  To such Seller’s knowledge, there has been no production of oil, gas or other lease substances from or attributable to the Leases, and no operations for the drilling of a well have been conducted on the Lands other than drilling operations with respect to the [*]× Well.

5.14         Foreign Person.  Such Seller is not a “foreign person” within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended.

ARTICLE 6
BUYER’S REPRESENTATIONS AND WARRANTIES

Buyer makes the following representations and warranties as of the Closing Date:

6.1           Organization and Standing.  Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to carry on its business in the State where the Leases are located.

6.2           Power.  Buyer has all requisite power and authority to carry on its business as presently conducted.  The execution and delivery of this Agreement does not, and the fulfillment of and compliance with the terms and conditions hereof will not, as of the Closing Date, violate, or be in conflict with, any material provision of Buyer’s governing documents, or any material provision of any agreement or instrument to which Buyer is a party or by which it is bound, or any judgment, decree, order, statute, rule or regulation applicable to Buyer.

6.3           Authorization and Enforceability.  This Agreement constitutes Buyer’s legal, valid and binding obligation, enforceable in accordance with its terms, subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium and other laws for the protection of creditors, as well as to general principles of equity, regardless whether such enforceability is considered in a proceeding in equity or at law.

6.4           Liability for Brokers’ Fees.  Buyer has not incurred any liability, contingent or otherwise, for brokers’ or finders’ fees relating to the transactions contemplated by this Agreement for which Sellers shall have any responsibility whatsoever.

×[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

6.5         Buyer’s Evaluation.  Buyer is not acquiring the Assets with a view to or for sale in connection with any distribution thereof or any other security related thereto within the meaning of Securities Act of 1933, as amended. Buyer is an experienced and knowledgeable investor in the oil and gas business.  Buyer has been advised by and has relied solely upon its own expertise in legal, tax and other professional counsel concerning the transaction contemplated by this Agreement, the Assets and the value thereof.  Buyer (a) is familiar with investments of the nature of the Assets, (b) understands that this investment involves substantial risks, (c) has (or will have before Closing) adequately investigated the Assets, (d) has substantial knowledge and experience in financial and business matters such that it is capable of evaluating, and has evaluated, the merits and risks inherent in an investment in the Assets, and (e) is able to bear the economic risks of such investment.  Buyer has had (or will have before Closing) the opportunity to visit with Seller and meet with its officers and other representatives to discuss the Assets, has (or will have before Closing) received all materials, documents and other information that Buyer deems necessary or advisable to evaluate an investment in the Assets, and has (or will have before Closing) made its own independent examination, investigation, analysis and evaluation of an investment in the Assets, including its own estimate of the value of the Assets.  Buyer has (or will have before Closing) undertaken such due diligence as Buyer deems adequate.

6.6         Qualified to Hold Leases.  Buyer is eligible under all applicable laws, rules and regulations to own the Assets.

ARTICLE 7
CONDITIONS PRECEDENT TO CLOSING

7.1         Sellers’ Conditions.  The obligations of Sellers at the Closing are subject, at the option of Sellers, to the satisfaction or waiver at or prior to the Closing of the following conditions precedent:

(a)          All representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects on and as of the Closing; provided, however, that any such representation or warranty that is qualified by materiality shall be true and correct in all respects, and Buyer shall have performed and satisfied all covenants and agreements required by this Agreement to be performed and satisfied by Buyer at or prior to the Closing in all material respects;

(b)          No order has been entered by any court or governmental agency having jurisdiction over the Parties or the subject matter of this Agreement that restrains or prohibits the purchase and sale contemplated by this Agreement and that remains in effect at Closing;

(c)          The Parties shall have executed and delivered that certain Purchase and Sale Agreement (Second Closing), among Sellers and Buyers; and

(d)          The aggregate of (i) all of the Title Defect adjustments pursuant to Section 4.6, plus (ii) the Allocated Value of all Leases excluded pursuant to Section 4.7, shall not exceed 10% of the Purchase Price.

7.2         Buyer’s Conditions.  The obligations of Buyer at the Closing are subject, at the option of Buyer, to the satisfaction or waiver at or prior to Closing of the following conditions precedent:

(a)          All representations and warranties of Sellers contained in this Agreement shall be true and correct in all material respects on and as of the Closing; provided, however, that any such representation or warranty that is qualified by materiality shall be true and correct in all respects, and Sellers shall have performed and satisfied all covenants and agreements required by this Agreement to be performed and satisfied by Sellers at or prior to the Closing in all material respects;

(b)          No order has been entered by any court or governmental agency having jurisdiction over the Parties or the subject matter of this Agreement that restrains or prohibits the purchase and sale contemplated by this Agreement and that remains in effect at the time of Closing;

(c)          The aggregate of (i) all of the Title Defect adjustments pursuant to Section 4.6, plus (ii) the Allocated Value of all Leases excluded pursuant to Section 4.7, shall not exceed 10% of the Purchase Price;

(d)          The Parties shall have executed and delivered that certain Purchase and Sale Agreement (Second Closing), among Sellers and Buyers; and

(e)          The aggregate of all upward adjustments to the Purchase Price shall not exceed 10% of the Purchase Price.

ARTICLE 8
RIGHT OF TERMINATION

8.1         Termination. This Agreement may be terminated in accordance with the following provisions:

(a)          by Sellers if the conditions set forth in Section 7.1 are not satisfied, through no fault of Sellers, or waived by Sellers in writing, as of Closing; or

(b)          by Buyer if the conditions set forth in Section 7.2 are not satisfied, through no fault of Buyer, or waived by Buyer in writing, as of Closing; or

(c)          by any Party who is not in default or breach hereunder if the Closing has not occurred by May 31, 2011.

8.2         Liabilities Upon Termination.

(a)          Buyer’s Default.  If Closing does not occur because Buyer wrongfully fails to tender performance at Closing or otherwise materially breaches this Agreement prior to Closing, and if Sellers are (i) not in default under this Agreement in a manner that would entitle Buyer to terminate this Agreement and (ii) ready, willing and able to Close, Sellers shall be entitled to all available legal and equitable remedies for Buyer’s breach of this Agreement.  Buyer’s failure to close shall not be considered wrongful if Buyer’s conditions under Section 7.2 are not satisfied through no fault of Buyer and are not waived by Buyer.

(b)          Sellers’ Default.  If Closing does not occur because Sellers wrongfully fail to tender performance at Closing or otherwise materially breach this Agreement prior to Closing, and if Buyer is (i) not in default under this Agreement in a manner that would entitle Sellers to terminate this Agreement and (ii) ready, willing and able to Close, Buyer shall be entitled to all available legal and equitable remedies for Sellers’ breach of this Agreement including specific performance.  Sellers’ failure to close shall not be considered wrongful if Sellers’ conditions under Section 7.1 are not satisfied through no fault of Sellers and are not waived by Sellers.

(c)          Other Termination.  If this Agreement terminates pursuant to Section 8.1(c) or if Sellers and Buyer otherwise agree to terminate this Agreement, each Party shall release the other Party from any and all liability for termination of this Agreement.

ARTICLE 9
CLOSING

9.1         Closing.  The “Closing” of the transaction contemplated hereby shall be held at Eternal’s offices on May 26, 2011, or such other date and location as the Parties may agree.  The date the Closing actually occurs is referred to herein as the “Closing Date.”

9.2         Closing Obligations.  At Closing, the following events shall occur, each being a condition precedent to the others and each being deemed to have occurred simultaneously with the others:

(a)           Assignment and Conveyance.  Sellers and Buyer shall execute, acknowledge and deliver to Buyer an Assignment, Bill of Sale and Conveyance of the Assets (the “Assignment”), except for any Leases which shall not be conveyed at Closing pursuant to Section 4.7, substantially in the form of Exhibit B.

(b)           Settlement Statement.  Sellers and Buyer shall execute the Settlement Statement.

(c)           Closing Amount.  Buyer shall deliver (i) to Eternal 50% of that portion of the Closing Amount attributable to the Leases set forth in Part 1 of Exhibit A, (ii) to Eternal that portion of the Closing Amount attributable to the Leases set forth in Part 2 of Exhibit A, and (iii) to AEE 50% of that portion of the Closing Amount attributable to the Leases set forth in Part 1 of Exhibit A, in each case by wire transfer in immediately available funds, according to the wire instructions provided by Sellers.

(d)           Possession.  Sellers shall deliver to Buyer possession of the Assets.

(e)           Joint Operating Agreement.  The Parties shall execute, acknowledge and deliver a Joint Operating Agreement substantially in the form of Exhibit C, naming Eternal as Operator (the “Joint Operating Agreement”) and a memorandum of the same in recordable form.

(f)           Seller’s Officer’s Certificates.  An officer of each Seller shall execute and deliver to Buyer a certificate substantially in the form of Exhibit F.

(g)          Buyer’s Officer’s Certificate.  An officer of Buyer shall execute and deliver to Sellers a certificate substantially in the form of Exhibit G.

(h)          Non-Foreign Status Affidavit.  Each Seller shall execute, acknowledge and deliver a certification of non-foreign status, in form and substance substantially similar to that set forth on Exhibit D.

(i)           Letters In Lieu.  If, prior to Closing, production of Hydrocarbons has commenced on any of the Leases, Sellers shall execute and deliver to Buyer any necessary letters in lieu of transfer orders directing all purchasers of production to pay Buyer the proceeds attributable to production from the Assets from and after the Effective Time, such letters in lieu to be in form and substance reasonably acceptable to each of the Parties.

(j)           Other Documents.  Sellers and Buyer shall execute and deliver to each other such other documents as may be reasonably requested by any other Party to more fully carry out the transactions contemplated by this Agreement.

ARTICLE 10
PRE-CLOSING COVENANTS AND POST-CLOSING OBLIGATIONS

10.1       Conduct of Business.  From and after the date hereof until the earlier of the Closing and the termination of this Agreement in accordance with Article 8 (the “Interim Period”), except as expressly contemplated by this Agreement or as consented to in writing by Buyer, each Seller shall, to the extent reasonably within such Seller’s control:

(a)           cause the Assets to be maintained and operated in a manner consistent with the manner of maintenance and operations prior to date hereof;

(b)           refrain from taking any action to sell, dispose of, distribute, mortgage, encumber, pledge or enter into any agreement or arrangement for the sale, disposition, distribution, mortgage, encumbrance or pledge of, any of the Assets, other than any encumbrances of the foregoing type that would be Permitted Encumbrances, dispositions where a reasonably prudent lessee or operator would do the same and dispositions of the Conveyed Hydrocarbons that are produced from the Assets in the course of normal operations or the ordinary course of such Seller’s business;

(c)           refrain from entering into any transaction, the effect of which would be to cause Sellers’ NRI to be less than, or Sellers’ WI to be greater than, that shown in Exhibit A for any Lease or Well, respectively, shown thereon, unless, with respect to any increase in the WI, there is a proportionate increase in the NRI with respect to such Lease or Well;

(d)           except for emergencies, not enter into any contract, make any commitment or assume or incur any obligation with respect to the Assets involving expenditures in excess of Twenty-Five Thousand Dollars ($25,000), net to Sellers’ interest;

(e)           pay, as they become due, all expenses related to the Assets, as would be paid by a reasonably prudent lessee or operator; and

(f)           notify Buyer of any election that such Seller is required to make under any Applicable Contract, specifying the nature and time period associated with such election, and, if Buyer does not respond to such Seller within sufficient time to enable such Seller to timely make such election, then such Seller shall make such election as would a reasonably prudent lessee or operator.

10.2         Records.  Sellers shall deliver copies of the Records to Buyer within ten (10) Business Days after Closing.

10.3         Transfer Taxes and Recording Fees.  Buyer shall pay all sales, transfer, use or similar taxes occasioned by the sale or transfer of the Leases and all documentary, transfer, filing, licensing, and recording fees required in connection with the processing, filing, licensing or recording of any assignments.

10.4         Further Assurances.  From time to time after Closing, Sellers and Buyer shall each execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such further instruments and take such other action as may be reasonably requested in order to accomplish more effectively the purposes of the transactions contemplated by this Agreement, including assurances that Sellers and Buyer are financially capable of performing any indemnification required hereunder.

10.5         Casualty Loss and Condemnation.  If, prior to Closing, all or any portion of the Assets are destroyed or damaged by fire, flood, earthquake, windstorm, theft, vandalism, explosion, blowout, riot, sabotage, accident or other casualty of a similar nature or shall be taken by condemnation or under the right of eminent domain (each, a “Casualty Loss”), then the Purchase Price shall be reduced by the value of such Casualty Loss.

ARTICLE 11
ASSUMPTION AND RETENTION OF OBLIGATIONS AND
INDEMNIFICATION; DISCLAIMERS

11.1         Buyer’s Assumption of Liabilities and Obligations.  Upon Closing, Buyer shall assume and pay, perform, fulfill and discharge all claims, costs, expenses, liabilities and obligations relating to the ownership or operation of the Assets (including those arising under environmental laws) other than the Retained Liabilities but including that portion of the plugging and abandonment costs related to the [*]× Well allocable to the Assets (the “Assumed Liabilities”).

×[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

11.2       Sellers’ Retention of Liabilities and Obligations.  Upon Closing, Sellers shall, severally and jointly, assume and pay, perform, fulfill and discharge all claims, costs, expenses, liabilities and obligations relating to the ownership or operation of the Assets (including those arising under environmental laws) that are attributable to periods prior to the Effective Time (the “Retained Liabilities”).

11.3       Indemnification.

(a)           Losses.  “Losses” shall mean any actual losses, costs, expenses (including court costs, reasonable fees and expenses of attorneys, technical experts and expert witnesses and the cost of investigation), liabilities, damages, demands, suits, claims, and sanctions of every kind and character (including civil fines) arising from, related to or reasonably incident to matters indemnified against; excluding however any special, consequential, punitive or exemplary damages, diminution of value of an Asset, loss of profits incurred by a Party hereto or Loss incurred as a result of the indemnified party indemnifying a third party, except to the extent the indemnified party suffers such damages to a third party (other than as a result of the indemnified party’s indemnification of such third party).

(b)           Sellers’ Indemnification of Buyer.  Upon Closing, each Seller shall, severally and jointly, defend, indemnify, and save and hold harmless Buyer, its officers, directors, employees and agents, from and against all Losses which arise directly or indirectly from or in connection with (i) the Retained Liabilities, and (ii) any breach by Sellers of their representations, warranties and/or covenants under this Agreement.

(c)           Buyer’s Indemnification of Sellers.  Upon Closing, Buyer assumes all risk, liability, obligation and Losses in connection with, and shall defend, indemnify, and save and hold harmless each Seller, its officers, directors, employees and agents, from and against all Losses which arise directly or indirectly from or in connection with (i) the Assumed Liabilities, and (ii) any breach by Buyer of its representations, warranties and/or covenants under this Agreement.

11.4       No Insurance; Subrogation.  The indemnifications provided in this Article 11 shall not be construed as a form of insurance.  Buyer and Sellers hereby waive for themselves, their successors or assigns, including any insurers, any rights to subrogation for Losses for which each of them is respectively liable or against which each respectively indemnifies the other, and, if required by applicable policies, Buyer and Sellers shall obtain waiver of such subrogation from its respective insurers.

11.5       Reservation as to Non-Parties.  Nothing herein is intended to limit or otherwise waive any recourse Buyer or Sellers may have against any non-party for any obligations or liabilities that may be incurred with respect to the Assets.

ARTICLE 12
MISCELLANEOUS

12.1       Exhibits. The Exhibits to this Agreement are hereby incorporated in this Agreement by reference and constitute a part of this Agreement.

12.2       Expenses.  Except as otherwise specifically provided, all fees, costs and expenses incurred by Buyer or Sellers in negotiating this Agreement or in consummating the transactions contemplated by this Agreement shall be paid by the Party incurring such fees, costs or expenses, including engineering, land, title, legal and accounting fees, costs and expenses.

12.3       Notices. All notices and other communications under this Agreement shall be in writing and delivered (a) personally, (b) by registered or certified mail with postage prepaid, and return receipt requested, (c) by nationally recognized commercial overnight courier service with charges prepaid, or (d) by facsimile transmission, directed to the intended recipient as follows:

If to AEE:

American Eagle Energy, Inc.
27 North 27th Street, Suite 21G
Billings, Montana  59101
Attn:    Richard Findley
Telephone:    (406) 794-8767
Facsimile:      (406) 294-9764

If to Eternal:

Eternal Energy Corp.
2549 W. Main Street, Suite 202
Littleton, Colorado 80120
Attn:     Brad Colby
Telephone:   (303) 798-5235
Facsimile: (303) 798-5767

If to Buyer:

NextEra Energy Gas Producing, LLC
1000 Louisiana Street, Suite 5550
Houston, Texas 77002
Attn:    Michael Jessop
Telephone:     (713) 374-1535
Facsimile:      (713) 751-0375

A notice or other communication shall be deemed delivered on the earlier to occur of (i) its actual receipt, (ii) the fifth Business Day following its deposit in registered or certified mail, with postage prepaid and return receipt requested, (iii) the first Business Day following its deposit with a nationally recognized commercial overnight courier service, with charges prepaid, or (iv) the date it is sent by confirmed facsimile transmission (if sent before 5:00 p.m. local time of the receiving party on a Business Day) or the next Business Day (if sent after 5:00 p.m. of such local time or sent on a day that is not a Business Day).  Any Party may change the address to which notices and other communications hereunder can be delivered by giving the other Party notice in the manner herein set forth.

12.4         Amendments.  Except for waivers specifically provided for in this Agreement, this Agreement may not be amended nor any rights hereunder waived except by an instrument in writing signed by the Party to be charged with such amendment or waiver and delivered by such Party to the Party claiming the benefit of such amendment or waiver.

12.5         Headings.  The headings of the Articles and Sections of this Agreement are for guidance and convenience of reference only and shall not limit or otherwise affect any of the terms or provisions of this Agreement.

12.6         Counterparts/Fax Signatures.  The Parties may execute this Agreement in any number of counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute one instrument.  This Agreement shall become operative when each Party has executed and delivered at least one counterpart.  This Agreement may be delivered by facsimile or similar transmission, and a facsimile or similar transmission evidencing execution shall be effective as a valid and binding agreement between the Parties for all purposes.

12.7         Governing Law; Venue; Wavier of Jury Trial.  This Agreement and the transactions contemplated hereby shall be construed in accordance with, and governed by, the laws of the State of North Dakota, without regard to its conflicts of laws rules.  The Parties hereby consent to personal jurisdiction in the State of Colorado for any action arising out of this Agreement or the transactions contemplated hereby.  All actions or proceedings with respect to, arising directly or indirectly in connection with, out of, related to, or from this Agreement or the transactions contemplated hereby shall be exclusively litigated in the Federal courts for the District of Colorado located in the City and County of Denver, Colorado.  To the extent that such courts refuse to exercise jurisdiction hereunder, the Parties agree that jurisdiction shall be proper in any court in which jurisdiction may be obtained.  EACH OF THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT.

12.8         Entire Agreement.  This Agreement constitutes the entire understanding among the Parties, their respective partners, members, trustees, shareholders, officers, directors and employees with respect to the subject matter hereof, superseding all negotiations, prior discussions and prior agreements and understandings relating to such subject matter.

12.9         Binding Effect.  This Agreement shall be binding upon, and shall inure to the benefit of, the Parties, and their respective successors and assigns.

12.10       Survival.  The representations, warranties, indemnities and covenants contained in this Agreement shall survive Closing indefinitely; provided that any representation with regards to Sellers’ title to the Assets shall terminate as of the Closing Date and shall be superseded by the title representation set forth in the Assignment; provided further, that the representations and warranties of the Sellers set forth in Sections 5.7 through 5.13 shall terminate one year after the Closing Date.

12.11       No Third-Party Beneficiaries.  This Agreement is intended only to benefit the Parties and their respective permitted successors and assigns.

12.12       Waiver.  The waiver or failure of any Party to enforce any provision of this Agreement shall not be construed or operate as a waiver of any further breach of such provision or of any other provision of this Agreement.

12.13       Limitation on Damages.  NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, EACH PARTY SHALL BE LIABLE TO THE OTHER PARTIES FOR DIRECT DAMAGES ONLY, AND IN NO EVENT SHALL ANY PARTY BE LIABLE TO ANY OTHER PARTY, ANY SUCCESSORS IN INTEREST OR ANY BENEFICIARY OR ASSIGNEE OF THIS AGREEMENT FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL, OR PUNITIVE DAMAGES ARISING OUT OF THIS AGREEMENT OR ANY BREACH HEREOF.  THIS SECTION 12.13 SHALL APPLY NOTWITHSTANDING THE SOLE, JOINT OR CONCURRENT NEGLIGENCE, FAULT OR RESPONSIBILITY OF THE PARTY WHOSE LIABILITY IS WAIVED BY THIS PROVISION, OR ANY OTHER EVENT OR CONDITION, WHETHER ANTICIPATED OR UNANTICIPATED, AND REGARDLESS OF WHETHER PRE-EXISTING PRIOR TO THE DATE OF THIS AGREEMENT.

12.14       Assignment. Buyer shall not assign any or all of its rights under this Agreement without the prior written consent of Sellers, which consent shall not be unreasonably withheld; provided, however, Buyer may assign any or all of its rights and/or obligations under this Agreement to an affiliate or in connection with financing without such consent so long as Buyer and such assignee shall remain jointly and severally liable for the performance of Buyer’s duties, obligations and liabilities hereunder.

12.15       Severability.  It is the intent of the Parties that the provisions contained in this Agreement shall be severable, including that the obligations and liabilities of AEE and Eternal shall be several and not joint.  Should any provisions, in whole or in part, be held invalid as a matter of law, such holding shall not affect the other portions of this Agreement, and such portions that are not invalid shall be given effect without the invalid portion.

12.16       Confidentiality.  The Parties agree that the provisions of this Agreement shall be kept confidential and except as and to the extent required by law, neither Buyer nor any Seller will make, directly or indirectly, any public announcement or statement with respect to a transaction between the Parties, or any of the terms, conditions, or other aspects of this Agreement or the transaction contemplated thereby, without the prior written consent of the other, which consent shall not be unreasonably withheld. Except as and to the extent required by law, neither Seller shall make any public announcement or statement containing the name or identity of Buyer.  To the extent any Party is required by law to disclose any information regarding this Agreement, or the name or identity of Buyer, such Party shall inform the other Party in advance of all such disclosures by the disclosing Party.

12.17       References, Titles and Construction.  All references in this Agreement to Exhibits, Schedules, Sections, and other subdivisions refer to the Exhibits, Schedules, Sections, and other subdivisions of this Agreement unless expressly provided otherwise.  Titles and headings appearing at the beginning of any subdivision are for convenience only and do not constitute any part of any such subdivision and shall be disregarded in construing the language contained in this Agreement.  The words “this Agreement,” “herein,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.  The phrases “this Section” and “this Subsection” and similar phrases refer only to the Sections or Subsections hereof in which the phrase occurs.  The word “or” is not exclusive, and “including” (and its various derivatives), means “including without limitation.”  Pronouns in masculine, feminine and neuter gender shall be construed to include any other gender.  Words in the singular form shall be construed to include the plural and words in the plural form shall be construed to include the singular, unless the context otherwise requires.  In the event an ambiguity or question of intent or interpretation of this Agreement arises, this Agreement shall be construed as if jointly drafted by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring a Party as a result of authorship or drafting of any provision of this Agreement.

[SIGNATURES ON NEXT PAGE]

The Parties have executed this Agreement effective as of the date first set forth above.

SELLERS:

AMERICAN EAGLE ENERGY INC.

By:	/s/ Thomas G. Lantz
Name:	Thomas G. Lantz
Title:	Vice President, Operations

ETERNAL ENERGY CORP.

By:	/s/ Brad Colby
Name:	Brad Colby
Title:	President

BUYER:

NEXTERA ENERGY GAS PRODUCING, LLC

By:	/s/ Lawrence A. Wall, Jr.
Name:	Lawrence A. Wall, Jr.
Title:	President

[SIGNATURE PAGE TO PURCHASE AND SALE AGREEMENT]

EXHIBIT “A”

LEASES AND LANDS

Exhibit A - Part 1
Attached to and made a part of that certain Purchase and Sale Agreement, dated effective as of May 17, 2011, between Eternal Energy Corp., as Operator, and the Non Operators named therein.

	LESSOR	LEASE DATE	EXPIRY DATE	RECORDING DATA	RENTAL STATUS	LEASE GROSS	LEASE NET	WORKING INTEREST	LOR	ORRI	NRI	DESCRIPTION
1	ADAMS, HAZEL TESTAMENTARY TRUST, LARRY ADAMS AND RODNEY ADAMS, CO-TRUSTEES	2/24/2010	2/24/2014	BK 279M; PG 44	PD UP	319.52	9.14	2.86%	16.67%	3.33%	80.00%	T163N-R101W, 5TH P.M. SEC 1: LOTS 3, 4, S/2NW/4 T164N-R101W, 5TH P.M. SEC 35: SE/4 DIVIDE COUNTY, ND
2	ADAMS, LESSLEY BALDWIN	4/9/2010	4/9/2013	BK 283M; PG 272	PD UP	1216.51	3.13	0.26%	18.75%	1.50%	79.75%	T163N-R101W, 5TH P.M. SEC 3: LOTS 1, 2, 3, 4, S/2N/2 T164N-R101W, 5TH P.M. SEC 26: LOTS 7, 8 SEC 27: LOTS 5, 6, 7 SEC 32: SE/4 SEC 34: NE/4, E/2NW SEC 35: W/2 DIVIDE COUNTY, ND
3	ALCORN, ANN MARIE	10/22/2010	10/22/2013	BK 298M; PG 512	PD UP	640.00	3.34	0.52%	18.75%	1.50%	79.75%	T163N-R101W, 5TH P.M. SEC 3: S/2 SEC 10: N/2 DIVIDE COUNTY, ND
4	ALEXANDER, PATTY JEAN	6/23/2010	6/23/2015	BK 289M; PG 675	PD UP	798.60	1.20	0.15%	17.00%	3.00%	80.00%	T163N-R101W, 5TH P.M. SEC 4: LOTS 2, 3, SWNE, SENW, E/2SW T164N-R101W, 5TH P.M. SEC 32: S/2NW, SW/4 SEC 33: SW/4 SEC 34: SE/4 DIVIDE COUNTY, ND
5	ALEXANDER, PATTY JEAN	5/13/2010	5/13/2015	BK 287M; PG 383	PD UP	157.12	0.24	0.15%	17.00%	3.00%	80.00%	T163N-R101W, 5TH P.M. SEC 5: LOTS 3, 4 SEC 9: E/2NW LESS A 2.06 AC TRACT IN NENW DIVIDE COUNTY, ND
6	ANDERSEN, WILLIAM R.	10/22/2010	10/22/2013	BK 297M; PG 601	PD UP	960.00	34.29	3.57%	18.75%	1.50%	79.75%	T163N-R101W, 5TH P.M. SEC 3: S/2 SEC 5: S/2 SEC 10: N/2 DIVIDE COUNTY, ND
7	ANTHONY ENERGY LTD	10/8/2010	10/8/2013	BK 297M; PG 492	PD UP	160.00	3.15	1.97%	20.00%	1.50%	78.50%	T163N-R100W, 5TH P.M. SEC 11: SW/4 DIVIDE COUNTY, ND
8	ARKANSAS MINERALS, INC.	7/15/2010	7/15/2013	BK 295M; PG 522	PD UP	200.00	20.00	10.00%	18.75%	1.50%	79.75%	T163N-R101W, 5TH P.M. SEC 1: SE/4 SEC 12: NE/4NE/4 DIVIDE COUNTY, ND
9	AVEREX INC.	12/6/2010	12/6/2013	BK 301M; PG 154	PD UP	160.00	1.38	0.86%	20.00%	1.50%	78.50%	T163N-R101W, 5TH P.M. SEC 1: SE/4 DIVIDE COUNTY, ND

	LESSOR	LEASE DATE	EXPIRY DATE	RECORDING DATA	RENTAL STATUS	LEASE GROSS	LEASE NET	WORKING INTEREST	LOR	ORRI	NRI	DESCRIPTION
10	AYERS, KAY E.	4/5/2010	4/5/2015	BK 283M; PG 310	PD UP	640.00	6.68	1.04%	16.67%	3.33%	80.00%	T163N-R101W, 5TH P.M. SEC 3: S/2 SEC 5: S/2 DIVIDE COUNTY, ND
11	AYERS, KAY E.	10/25/2010	10/25/2013	BK 298M; PG 526	PD UP	320.00	3.34	1.04%	16.67%	3.33%	80.00%	T163N-R101W, 5TH P.M. SEC 10: N/2 DIVIDE COUNTY, ND
12	BAEZ, JENIFER B., A/K/A/ JENIFER (GERMAN) BAEZ	6/21/2010	6/21/2013 1 YEAR RENEWAL OPTION $100/ACRE	BK 292M; PG 520	PD UP	1115.72	8.36	0.75%	18.75%	1.50%	79.75%
T163N-R101W, 5TH P.M.
SEC 4: LOTS 2, 3, SWNE, SENW, E/2SW, SE/4
SEC 5: LOTS 3, 4
SEC 9: E/2NW LESS A 2.06 AC TR IN NENW, MORE FULLY DESCRIPTIONRIBED IN BOOK 36, PAGE 137
T164N-R101W, 5TH P.M.
SEC 32: S/2NW, SW/4
SEC 33: SW/4
SEC 34: SE/4
DIVIDE COUNTY, ND

13	BAISCH, MICHAEL	4/13/2010	4/13/2015	BK 285M; PG 484	PD UP	479.28	0.46	0.10%	16.67%	3.33%	80.00%	T163N-R101W, 5TH P.M. SEC 2: LOTS 1, 2, S/2NE/4, S/2 DIVIDE COUNTY, ND
14	BAISCH, REBECCA	4/13/2010	4/13/2015	BK 283M; PG 298	PD UP	479.28	0.46	0.10%	16.67%	3.33%	80.00%	T163N-R101W, 5TH P.M. SEC 2: LOTS 1, 2, S/2NE/4, S/2 DIVIDE COUNTY, ND
15	BAISCH, RICHARD	4/13/2010	4/13/2015	BK 286M; PG 574	PD UP	479.28	0.46	0.10%	16.67%	3.33%	80.00%	T163N-R101W, 5TH P.M. SEC 2: LOTS 1, 2, S/2NE/4, S/2 DIVIDE COUNTY, ND
16	BAKKE, ERIK	4/12/2010	4/12/2015	BK 283M; PG 600	PD UP	467.44	13.00	2.78%	17.00%	3.00%	80.00%	T164N-R101W, 5TH P.M. SEC 28: LOTS 3, 4 SEC 29: LOTS 1, 5, 6, 7 SEC 32: NE/4, N/2NW DIVIDE COUNTY, ND
17	BALDWIN, ELIZABETH BRENCHLEY SPECIAL NEEDS TRUST NO. 2 U/A DATED JAN 31, 2000, FRED B. BALDWIN, TRUSTEE	4/9/2010	4/9/2013 1 YEAR RENEWAL OPTION $100/ACRE	BK 285M; PG 466	PD UP	1216.51	3.13	0.26%	18.75%	1.50%	79.75%	T163N-R101W, 5TH P.M. SEC 3: LOTS 1, 2, 3, 4, S/2N/2 T164N-R101W, 5TH P.M. SEC 26: LOTS 7, 8 SEC 27: LOTS 5, 6, 7 SEC 32: SE/4 SEC 34: NE/4, E/2NW SEC 35: W/2 DIVIDE COUNTY, ND
18	BLACK STONE MINERALS COMPANY, L.P.	2/18/2010	2/18/2013 2 YEAR RENEWAL OPTION $35/ACRE	BK 281M; PG 321 LEASE AMENDMENT BK 302M; PG 596	PD UP	348.21	45.01	VARIES	18.75%	1.50%	79.75%	T163N-R100W, 5TH P.M. SEC 6: LOTS 6, 7, E/2SW T164N-R102W, 5TH P.M. SEC 25: LOT 4 SEC 26: LOTS 1, 2, 3 & 4 DIVIDE COUNTY, ND
19	BOBLITT, LINDA A.	4/22/2010	4/22/2015	BK 285M; PG 494	PD UP	479.28	0.69	0.14%	16.67%	3.33%	80.00%	T163N-R101W, 5TH P.M. SEC 2: LOTS 1, 2, S/2NE/4, S/2 DIVIDE COUNTY, ND

	LESSOR	LEASE DATE	EXPIRY DATE	RECORDING DATA	RENTAL STATUS	LEASE GROSS	LEASE NET	WORKING INTEREST	LOR	ORRI	NRI	DESCRIPTION
20	BOEHM, JEAN M. TRUST DATED MAY 1, 1995, JEAN M. BOEHM, TRUSTEE	2/10/2010	2/10/2013	BK 278M; PG 423	PD UP	160.00	9.60	6.00%	18.75%	1.50%	79.75%	T163N-R101W, 5TH P.M. SEC 1: SE/4 DIVIDE COUNTY, ND
21	BORG, DREW	4/9/2010	4/9/2015	BK 282M; PG 548	PD UP	479.28	1.37	0.29%	16.67%	3.33%	80.00%	T163N-R101W, 5TH P.M. SEC 2: LOTS 1, 2, S/2NE/4,S/2 DIVIDE COUNTY, ND
22	BORG, RICHARD	4/9/2010	4/9/2015	BK 285M; PG 500	PD UP	479.28	1.37	0.29%	16.67%	3.33%	80.00%	T163N-R101W, 5TH P.M. SEC 2: LOTS 1, 2, S/2NE/4, S/2 DIVIDE COUNTY, ND
23	BOSS, LUELLA	3/26/2010	3/26/2015	BK 283M; PG 282	PD UP	640.00	16.68	2.61%	16.67%	3.33%	80.00%	T163N-R101W, 5TH P.M. SEC 3: S/2 SEC 5: S/2 DIVIDE COUNTY, ND
24	BRAATELIEN FAMILY TRUST, LLC, ELIZABETH BRATELIEN, TRUSTEE	6/1/2010	6/1/2015	BK 287M; PG 377	PD UP	320.00	10.00	3.13%	17.00%	3.00%	80.00%	T163N-R101W, 5TH P.M. SEC 11: NW/4, SE/4 DIVIDE COUNTY, ND
25	BRAATELIEN FAMILY TRUST, LLC, ELIZABETH BRATELIEN, TRUSTEE	5/4/2010	5/4/2015	BK 285M; PG 482 CORRECTION OF DESCRIPTION BK 297M PG 111	PD UP	145.57	1.93	1.25%	17.00%	3.00%	80.00%	T163N-R101W, 5TH P.M. SEC 4: LOT 4, SWNW, W/2SW LESS A 5.25 ACRE TRACT IN THE SWSW MORE FULLY DESCRIPTIONRIBED IN Book 23, Page 431 DIVIDE COUNTY, ND
26	BRAATEN, KEITH	10/1/2010	10/1/2013	BK 297M; PG 83	PD UP	160.00	0.45	0.28%	20.00%	1.50%	78.50%	T163N-R99W, 5TH P.M. SEC 8: SW/4 DIVIDE COUNTY, ND
27	BRAATEN, KIM	10/8/2010	10/8/2013	BK 297M; PG 506	PD UP	160.00	0.45	0.28%	20.00%	1.50%	78.50%	T163N-R99W, 5TH P.M. SEC 8: SW/4 DIVIDE COUNTY, ND
28	BRINK, BRUCE C., SR.	4/15/2010	4/15/2015	BK 283M; PG 304	PD UP	467.44	14.62	3.13%	17.00%	3.00%	80.00%	T164N-R101W, 5TH P.M. SEC 28: LOTS 3, 4 SEC 29: LOTS 1, 5, 6, 7 SEC 32: NE/4, N/2NW DIVIDE COUNTY, ND
29	BRUCE, DAVID F.	10/22/2010	10/22/2013	BK 299M; PG 657	PD UP	960.00	65.73	6.85%	18.75%	1.50%	79.75%	T163N-R101W, 5TH P.M. SEC 3: S/2 SEC 5: S/2 SEC 10: N/2 DIVIDE COUNTY, ND
30	BUSCHTA, DUANE	1/18/2011	1/18/2014	BK 309M; PG 93	PD UP	160.00	20.00	12.50%	20.00%	1.50%	78.50%	T163N-R101W, 5TH P.M. SEC 12: SE/4 DIVIDE COUNTY, ND
31	BYLES, GUDRUN "JUDY"	4/9/2010	4/9/2015	BK 283M; PG 580	PD UP	467.44	2.61	0.56%	17.00%	3.00%	80.00%	T164N-R101W, 5TH P.M. SEC 28: LOTS 3, 4 SEC 29: LOTS 1, 5, 6, 7 SEC 32: NE/4, N/2NW DIVIDE COUNTY, ND

	LESSOR	LEASE DATE	EXPIRY DATE	RECORDING DATA	RENTAL STATUS	LEASE GROSS	LEASE NET	WORKING INTEREST	LOR	ORRI	NRI	DESCRIPTION
32	CAIATI, TANYAU (GERMAN)	6/21/2010	6/21/2013 1 YEAR RENEWAL OPTION $100/ACRE	BK 289M; PG 673	PD UP	958.60	7.19	0.75%	18.75%	1.50%	79.75%	T163N-R101W, 5TH P.M. SEC 4: LOTS 2, 3, SWNE, SENW, E/2SW, SE/4 T164N-R101W, 5TH P.M. SEC 32: S/2NW, SW/4 SEC 33: SW/4 SEC 34: SE/4 DIVIDE COUNTY, ND
33	CAIATI, TANYAU RENEE, A/K/A TANYAU (GERMAN) CAIATI	5/21/2010	5/21/2014	BK 287M; PG 385	PD UP	157.12	1.17	0.74%	19.00%	1.50%	79.50%	T163N-R101W, 5TH P.M. SEC 5: LOTS 3, 4 SEC 9: E/2NW LESS A 2.06 AC TRACT IN NENW DIVIDE COUNTY, ND
34	CAMPBELL, ALMA DALE	4/9/2010	4/9/13 1 YEAR RENEWAL OPTION $100/ACRE	BK 283M; PG 278	PD UP	1216.51	27.90	2.29%	18.75%	1.50%	79.75%	T163N-R101W, 5TH P.M. SEC 3: LOTS 1, 2, 3, 4, S/2N/2 T164N-R101W, 5TH P.M. SEC 26: LOTS 7, 8 SEC 27: LOTS 5, 6, 7 SEC 32: SE/4 SEC 34: NE/4, E/2NW SEC 35: W/2 DIVIDE COUNTY, ND
35	CARLBERG, JANEEN	7/8/2010	7/8/2015	BK 292M; PG 522	PD UP	479.28	4.23	0.88%	16.67%	3.33%	80.00%	T163N-R101W, 5TH P.M. SEC 2: LOTS 1, 2, S/2NE/4, S/2 DIVIDE COUNTY, ND
36	CARLBERG, NICOLE	11/8/2010	11/8/2015	BK 299M; PG 651	PD UP	479.28	4.23	0.88%	16.67%	3.33%	80.00%	T163N-R101W, 5TH P.M. SEC 2: LOTS 1, 2, S/2NE/4, S/2 DIVIDE COUNTY, ND
37	CARLBERG, RUSSELL	12/30/2010	12/30/2015	BK 304M; PG 8	PD UP	479.28	4.23	0.88%	16.67%	3.33%	80.00%	T163N-R101W, 5TH P.M. SEC 2: LOTS 1, 2, S/2NE/4, S/2 DIVIDE COUNTY, ND
38	CARR, MARGARET BROWN	6/3/2010	6/3/2015	BK 291M; PG 161	PD UP	520.00	53.35	10.26%	16.67%	3.33%	80.00%	T163N-R101W, 5TH P.M. SEC 12: S/2NE, NWNE, SENW SEC 13: S/2NW, SWNE, W/2SW SEC 14: SE/4 DIVIDE COUNTY, ND
39	CARTER, BERNICE BY BYRON N. CARTER, ATTORNEY-IN-FACT AND BLAND CARTER	4/23/2010	4/23/13 1 YEAR RENEWAL OPTION $100/ACRE	BK 283M; PG 270 CORR OF DESCRIPTION BK 286M; PG 584	PD UP	1277.94	453.01	VARIES	18.75%	1.50%	79.75%
T163N-R101W, 5TH P.M.
SEC 4: LOTS 1,  2,  3,  S/2NE, SENW, E/2SW, SE/4
SEC 5: LOTS 1, 2, 3, 4, S/2NE
SEC 9: A 2.06 AC TRACT M/L IN NENW
T164N-R101W, 5TH P.M.
SEC 32: S/2NW, SW/4
SEC 33: SW/4
SEC 34: SE/4
DIVIDE COUNTY, ND

40	CARTER, BYRON	4/23/2010	4/23/2013 1 YEAR RENEWAL OPTION $100/ACRE	BK 283M; PG 300	PD UP	5.25	5.25	100.00%	18.75%	1.50%	79.75%	T163N-R101W, 5TH P.M. SEC 4: A TRACT IN THE SWSW MORE FULLY DESCRIPTIONRIBED IN DOCUMENT #196246 DIVIDE COUNTY, ND

	LESSOR	LEASE DATE	EXPIRY DATE	RECORDING DATA	RENTAL STATUS	LEASE GROSS	LEASE NET	WORKING INTEREST	LOR	ORRI	NRI	DESCRIPTION
41	CASSELMAN FAMILY LP	3/4/2010	3/4/2015	BK 292M; PG 124 LEASE AMENDMENT (GROSS ACRES) BK 302M; PG 598	PD UP	467.44	38.96	8.33%	16.67%	3.33%	80.00%	T164N-R101W, 5TH P.M. SEC 28: LOTS 3, 4 SEC 29: LOTS 1, 5, 6, 7 SEC 32: NE/4, N/2NW DIVIDE COUNTY, ND
42	CHRISTIANSON, LESTER	4/9/2010	4/9/2015	BK 282M; PG 558	PD UP	160.00	20.00	12.50%	16.67%	3.33%	80.00%	T163N-R101W, 5TH P.M. SEC 11: NE/4 DIVIDE COUNTY, ND
43	CHRISTIANSON, LESTER	3/30/2010	3/30/2015	BK 282M; PG 560	PD UP	479.28	15.00	3.13%	16.67%	3.33%	80.00%	T163N-R101W, 5TH P.M. SEC 2: LOTS 1, 2, S/2NE/4,S/2 DIVIDE COUNTY, ND
44	CHRISTIANSON, LESTER	11/8/2010	11/8/2015	BK 299M; PG 316	PD UP	160.00	15.00	9.38%	16.67%	3.33%	80.00%	T163N-R101W, 5TH P.M. SEC 11: SW/4 DIVIDE COUNTY, ND
45	CHRISTIANSON, R.W. AND MARLYS E.	4/23/2010	4/23/2014 1 YEAR RENEWAL OPTION $100/ACRE	BK 287M; PG 379	PD UP	160.00	20.00	12.50%	18.75%	1.50%	79.75%	T163N-R101W, 5TH P.M. SEC 9: NE/4 DIVIDE COUNTY, ND
46	CHRISTIANSON, RUTH P., BY SHANE CHRISTIANSON, ATTORNEY-IN-FACT	4/20/2010	4/20/2015	BK 283M; PG 290	PD UP	160.00	30.00	18.75%	16.67%	3.33%	80.00%	T163N-R101W, 5TH P.M. SEC 11: SW/4 DIVIDE COUNTY, ND
47	CHRISTIANSON, RUTH P., BY SHANE CHRISTIANSON, P.O.A.	3/25/2010	3/25/2015	BK 282M; PG 105	PD UP	479.28	15.00	3.13%	16.67%	3.33%	80.00%	T163N-R101W, 5TH P.M. SEC 2: LOTS 1, 2, S/2NE/4, S/2 DIVIDE COUNTY, ND
48	CHRISTIANSON, SHANE	3/31/2010	3/31/2015	BK 282M; PG 99	PD UP	210.16	52.54	25.00%	16.67%	3.33%	80.00%	T164N-R101W, 5TH P.M. SEC 25: LOTS 5, 6, 7, 8 SEC 26: LOTS 5, 6 DIVIDE COUNTY, ND
49	CHRISTIANSON, WAYNE R.	4/7/2010	4/7/14 1 YEAR RENEWAL OPTION $100/ACRE	BK 286M; PG 578	PD UP	370.16	92.54	25.00%	18.75%	1.50%	79.75%	T163N-R101W, 5TH P.M. SEC 14: NE/4 T164N-R101W, 5TH P.M. SEC 25: LOTS 5, 6, 7, 8 SEC 26: LOTS 5, 6 DIVIDE COUNTY, ND
50	CHRISTIANSON, WAYNE R.	2/2/2011	2/2/2014	BK 304M; PG 513	PD UP	160.00	37.50	10.13%	18.75%	1.50%	79.75%	T163N-R100W, 5TH P.M. SEC 11: SE/4 DIVIDE COUNTY, ND
51	CONLEY, BRYAN H.	3/24/2010	3/24/2015	BK 282M; PG 550	PD UP	479.28	37.93	7.91%	16.67%	3.33%	80.00%	T163N-R101W, 5TH P.M. SEC 2: LOTS 1, 2, S/2NE/4,S/2 DIVIDE COUNTY, ND
52	CONSTANTINE, IRENE G., TRUSTEE OF THE ROBERT H. CONSTANTINE AND IRENE G. CONSTANTINE TRUST AGREEMENT DATED 10-21-92	1/29/2010	1/29/2015	BK 278M; PG 5	PD UP	479.52	182.83	VARIES	16.67%	3.33%	80.00%	T163N-R101W, 5TH P.M. SEC 1: LOTS 3, 4, S/2NW/4, SW/4 T164N-R101W, 5TH P.M. SEC 35: SE/4 DIVIDE COUNTY, ND
53	CULVER, A.M., TRUST, LESLIE SYKES, TRUSTEE	7/15/2010	7/15/2013	BK 292M; PG 126	PD UP	160.00	26.67	16.67%	18.75%	1.50%	79.75%	T163N-R101W, 5TH P.M. SEC 11: NW/4 DIVIDE COUNTY, ND

	LESSOR	LEASE DATE	EXPIRY DATE	RECORDING DATA	RENTAL STATUS	LEASE GROSS	LEASE NET	WORKING INTEREST	LOR	ORRI	NRI	DESCRIPTION
54	DALE, JOHN IV	4/9/2010	4/9/2013 1 YEAR RENEWAL OPTION $100/ACRE	BK 283M; PG 274	PD UP	1216.51	9.34	0.77%	18.75%	1.50%	79.75%	T163N-R101W, 5TH P.M. SEC 3: LOTS 1, 2, 3, 4, S/2N/2 T164N-R101W, 5TH P.M. SEC 26: LOTS 7, 8 SEC 27: LOTS 5, 6, 7 SEC 32: SE/4 SEC 34: NE/4, E/2NW SEC 35: W/2 DIVIDE COUNTY, ND
55	DALE, WILTON R.	4/9/2010	4/9/2013 1 YEAR RENEWAL OPTION $100/ACRE	BK 283M; PG 280	PD UP	1216.51	27.90	2.29%	18.75%	1.50%	79.75%	T163N-R101W, 5TH P.M. SEC 3: LOTS 1, 2, 3, 4, S/2N/2 T164N-R101W, 5TH P.M. SEC 26: LOTS 7, 8 SEC 27: LOTS 5, 6, 7 SEC 32: SE/4 SEC 34: NE/4, E/2NW SEC 35: W/2 DIVIDE COUNTY, ND
56	DAWKINS, ALBERT	6/22/2010	6/22/2013	BK 292M; PG 120	PD UP	1429.79	4.31	VARIES	19.00%	1.50%	79.50%
T163N-R101W, 5TH P.M.
SEC 4: LOTS 2, 3, 4, SWNE, S/2NW, W/2SW LESS A 5.25 ACRE TRACT IN THE SWSW MORE FULLY DESCRIPTIONRIBED IN BK 23, PG 431, E/2SW, SE/4
SEC 5: LOTS 3, 4
SEC 9: E/2NW, LESS A 2.06 ACRE TRACT IN THE NENW MORE FULY DESCRIPTIONRIBED IN BK 36, PG 137
SEC 12: SW/4
T164N-R101W, 5TH P.M.
SEC 32: S/2NW, SW/4
SEC 33: SW/4
SEC 34: SE/4
DIVIDE COUNTY, ND

57	DAWKINS, THOMAS	6/22/2010	6/22/2013	BK 292M; PG 118	PD UP	1429.79	4.31	VARIES	19.00%	1.50%	79.50%
T163N-R101W, 5TH P.M.
SEC 4: LOTS 2, 3, 4, SWNE, S/2NW, W/2SW LESS A 5.25 ACRE TRACT IN THE SWSW MORE FULLY DESCRIPTIONRIBED IN BK 23, PG 431, E/2SW, SE/4
SEC 5: LOTS 3, 4
SEC 9: E/2NW, LESS A 2.06 ACRE TRACT IN THE NENW MORE FULY DESCRIPTIONRIBED IN BK 36, PG 137
SEC 12: SW/4
T164N-R101W, 5TH P.M.
SEC 32: S/2NW, SW/4
SEC 33: SW/4
SEC 34: SE/4
DIVIDE COUNTY, ND

58	DISETH, DONOVAN	10/4/2010	10/4/2013	BK 297M; PG 87	PD UP	160.00	0.23	0.14%	20.00%	1.50%	78.50%	T163N-R99W, 5TH P.M. SEC 8: SW/4 DIVIDE COUNTY, ND

	LESSOR	LEASE DATE	EXPIRY DATE	RECORDING DATA	RENTAL STATUS	LEASE GROSS	LEASE NET	WORKING INTEREST	LOR	ORRI	NRI	DESCRIPTION
59	DISETH, DOYLE	10/4/2010	10/4/2013	BK 297M; PG 93	PD UP	160.00	0.23	0.14%	20.00%	1.50%	78.50%	T163N-R99W, 5TH P.M. SEC 8: SW/4 DIVIDE COUNTY, ND
60	DISETH, SCOTT	10/4/2010	10/4/2013	BK 297M; PG 95	PD UP	160.00	0.23	0.14%	20.00%	1.50%	78.50%	T163N-R99W, 5TH P.M. SEC 8: SW/4 DIVIDE COUNTY, ND
61	DISETH, SHANE	10/4/2010	10/4/2013	BK 299M; PG 653	PD UP	160.00	0.23	0.14%	20.00%	1.50%	78.50%	T163N-R99W, 5TH P.M. SEC 8: SW/4 DIVIDE COUNTY, ND
62	DRAWBOND, MATILDA	2/1/2010	2/1/2015	BK 278M; PG 67	PD UP	320.00	320.00	100.00%	16.67%	3.33%	80.00%	T164N-R102W, 5TH P.M. SEC 34: NE/4 SEC 35: NW/4 DIVIDE COUNTY, ND
63	EGGE, ARNE OLAV	4/12/2010	4/12/2015	BK 283M; PG 582	PD UP	467.44	13.00	2.78%	17.00%	3.00%	80.00%	T164N-R101W, 5TH P.M. SEC 28: LOTS 3, 4 SEC 29: LOTS 1, 5, 6, 7 SEC 32: NE/4, N/2NW DIVIDE COUNTY, ND
64	EGGE, FRANK ANDREAS	4/12/2010	4/12/2015	BK 283M; PG 590 RERECORDED IN BK 293M PG 261	PD UP	467.44	9.75	2.09%	17.00%	3.00%	80.00%	T164N-R101W, 5TH P.M. SEC 28: LOTS 3, 4 SEC 29: LOTS 1, 5, 6, 7 SEC 32: NE/4, N/2NW DIVIDE COUNTY, ND
65	ELLS, ELIZABETH C.	5/25/2010	5/25/2013	BK 289M; PG 659	PD UP	160.00	5.00	3.13%	18.75%	1.50%	79.75%	T163N-R101W, 5TH P.M. SEC 11: NW/4 DIVIDE COUNTY, ND
66	ELSIK, FRANK DAVID	6/23/2010	6/23/2013	BK 290M; PG 411	PD UP	1429.79	8.62	VARIES	19.00%	1.50%	79.50%
T163N-R101W, 5TH P.M.
SEC 4: LOTS 2, 3, 4, SWNE, S/2NW, S/2 LESS A 5.25 ACRE TRACT IN THE SWSW MORE FULLY DESCRIPTIONRIBED IN BK 23, PG 431
SEC 5: LOTS 3, 4
SEC 9: E/2NW, LESS A 2.06 ACRE TRACT IN THE NENW MORE FULY DESCRIPTIONRIBED IN BK 36, PG 137
SEC 12: SW/4
T164N-R101W, 5TH P.M.
SEC 32: S/2NW, SW/4
SEC 33: SW/4
SEC 34: SE/4
DIVIDE COUNTY, ND

67	ERVIN, LILA J.	4/12/2010	4/12/2015	BK 283M; PG 598	PD UP	467.44	3.26	0.70%	17.00%	3.00%	80.00%	T164N-R101W, 5TH P.M. SEC 28: LOTS 3, 4 SEC 29: LOTS 1, 5, 6, 7 SEC 32: NE/4, N/2NW DIVIDE COUNTY, ND
68	ESSIG, ELIZABETH J. LIPPMANN	2/10/2010	2/10/2013	BK 280M; PG 431	PD UP	160.00	1.38	0.86%	18.75%	1.50%	79.75%	T163N-R101W, 5TH P.M. SEC 1: SE/4 DIVIDE COUNTY, ND
69	EVERSLEY, BRENDA MARY	4/13/2010	4/13/2015	BK 283M; PG 314	PD UP	479.28	0.69	0.14%	16.67%	3.33%	80.00%	T163N-R101W, 5TH P.M. SEC 2: LOTS 1, 2, S/2NE/4,S/2 DIVIDE COUNTY, ND

	LESSOR	LEASE DATE	EXPIRY DATE	RECORDING DATA	RENTAL STATUS	LEASE GROSS	LEASE NET	WORKING INTEREST	LOR	ORRI	NRI	DESCRIPTION
70	FOLLESO, FREDE J.	4/12/2010	4/12/2015	BK 286M; PG 576	PD UP	467.44	9.75	2.09%	17.00%	3.00%	80.00%	T164N-R101W, 5TH P.M. SEC 28: LOTS 3, 4 SEC 29: LOTS 1, 5, 6, 7 SEC 32: NE/4, N/2NW DIVIDE COUNTY, ND
71	FOLLESO, KNUT	4/12/2010	4/12/2015	BK 283M; PG 592	PD UP	467.44	9.75	2.09%	17.00%	3.00%	80.00%	T164N-R101W, 5TH P.M. SEC 28: LOTS 3, 4 SEC 29: LOTS 1, 5, 6, 7 SEC 32: NE/4, N/2NW DIVIDE COUNTY, ND
72	FOLLESO, MAGNE KAARE	4/12/2010	4/12/2015	BK 283M; PG 588	PD UP	467.44	9.75	2.09%	17.00%	3.00%	80.00%	T164N-R101W, 5TH P.M. SEC 28: LOTS 3, 4 SEC 29: LOTS 1, 5, 6, 7 SEC 32: NE/4, N/2NW DIVIDE COUNTY, ND
73	FORTIN ENTERPRISES, INC.	2/11/2010	2/11/2015	LEASE BK 278M; PG 413 AMENDMENT BK 284M; PG 396	PD UP	467.44	14.62	3.13%	16.67%	3.33%	80.00%	T164N-R101W, 5TH P.M. SEC 28: LOTS 3, 4 SEC 29: LOTS 1, 5, 6, 7 SEC 32: NE/4, N/2NW DIVIDE COUNTY, ND
74	FOULKES, DAVID	3/23/2010	3/23/2015	LEASE BK 282M; PG 95 AMENDMENT	PD UP	318.60	9.96	3.13%	16.67%	3.33%	80.00%	T163N-R101W, 5TH P.M. SEC 4: LOTS 2, 3, SWNE, SENW T164N-R101W, 5TH P.M. SEC 33: SW/4 DIVIDE COUNTY, ND
75	FOULKES, GEORGE C.	3/23/2010	3/23/2015	LEASE BK 282M; PG 107 AMENDMENT	PD UP	318.60	9.96	3.13%	16.67%	3.33%	80.00%	T163N-R101W, 5TH P.M. SEC 4: LOTS 2, 3, SWNE, SENW T164N-R101W, 5TH P.M. SEC 33: SW/4 DIVIDE COUNTY, ND
76	FOULKES, MICHAEL G.	3/23/2010	3/23/2015	LEASE BK 282M; PG 97 AMENDMENT	PD UP	318.60	9.96	3.13%	16.67%	3.33%	80.00%	T163N-R101W, 5TH P.M. SEC 4: LOTS 2, 3, SWNE, SENW T164N-R101W, 5TH P.M. SEC 33: SW/4 DIVIDE COUNTY, ND
77	FRANKLIN, BRADLEY J.	11/24/2010	11/24/2013	BK 299M; PG 647	PD UP	960.00	10.02	1.04%	20.00%	1.50%	78.50%	T163N-R101W, 5TH P.M. SEC 3: S/2 SEC 5: S/2 SEC 10: N/2 DIVIDE COUNTY, ND
78	FRANKLIN, JOHN L.	11/24/2010	11/24/2013	BK 300M; PG 415	PD UP	960.00	10.02	1.04%	20.00%	1.50%	78.50%	T163N-R101W, 5TH P.M. SEC 3: S/2 SEC 5: S/2 SEC 10: N/2 DIVIDE COUNTY, ND

	LESSOR	LEASE DATE	EXPIRY DATE	RECORDING DATA	RENTAL STATUS	LEASE GROSS	LEASE NET	WORKING INTEREST	LOR	ORRI	NRI	DESCRIPTION
79	GIBSON, ARIC H., F/K/A ARIC H. GERMAN	6/21/2010	6/21/2013 1 YEAR RENEWAL OPTION $100/ACRE	BK 293M; PG 259	PD UP	1115.72	8.36	0.75%	18.75%	1.50%	79.75%
T163N-R101W, 5TH P.M.
SEC 4: LOTS 2, 3, SWNE, SENW, E/2SW, SE/4
SEC 5: LOTS 3, 4
SEC 9: E/2NW LESS A 2.06 AC TR IN NENW, MORE FULLY DESCRIPTIONRIBED IN BOOK 36, PAGE 137
T164N-R101W, 5TH P.M.
SEC 32: S/2NW, SW/4
SEC 33: SW/4
SEC 34: SE/4
DIVIDE COUNTY, ND

80	GJERTSEN, DALE	10/1/2010	10/1/2013	BK 297M; PG 85	PD UP	160.00	6.24	3.90%	20.00%	1.50%	78.50%	T163N-R99W, 5TH P.M. SEC 8: SW/4 DIVIDE COUNTY, ND
81	GJERTSEN, DENNIS	10/1/2010	10/1/2013	BK 297M; PG 71	PD UP	160.00	6.24	3.90%	20.00%	1.50%	78.50%	T163N-R99W, 5TH P.M. SEC 8: SW/4 DIVIDE COUNTY, ND
82	GJERTSEN, HOWARD	10/1/2010	10/1/2013	BK 297M; PG 66	PD UP	160.00	6.24	3.90%	20.00%	1.50%	78.50%	T163N-R99W, 5TH P.M. SEC 8: SW/4 DIVIDE COUNTY, ND
83	GJESDAL, LORRETTA	10/1/2010	10/1/2013	BK 297M; PG 97	PD UP	160.00	3.74	2.34%	20.00%	1.50%	78.50%	T163N-R99W, 5TH P.M. SEC 8: SW/4 DIVIDE COUNTY, ND
84	GOODWIN, PENNY R.	6/8/2010	6/8/2013 1 YEAR RENEWAL OPTION $100/ACRE	BK 296M; PG 113	PD UP	1216.51	1.73	0.14%	18.75%	1.50%	79.75%	T163N-R101N, 5TH P.M. SEC 3: LOTS 1, 2, 3, 4, S/2N/2 T164N-R101W, 5TH P.M. SEC 26: LOTS 7, 8 SEC 27: LOTS 5, 6, 7 SEC 32: SE/4 SEC 34: NE/4, E/2NW/4 SEC 35: W/2 DIVIDE COUNTY, ND
85	GOULD, CHRISTOPHER	4/6/2010	4/6/2015	BK 282M; PG 556	PD UP	479.28	9.59	2.00%	16.67%	3.33%	80.00%	T163N-R101W, 5TH P.M. SEC 2: LOTS 1, 2, S/2NE/4, S/2 DIVIDE COUNTY, ND
86	GRIFFIN, WAYNE, BY TIM D. STRAND, ATTORNEY-IN-FACT	3/25/2010	3/25/2015	BK 284M; PG 379	PD UP	479.28	15.43	3.22%	16.67%	3.33%	80.00%	T163N-R101W, 5TH P.M. SEC 2: LOTS 1, 2, S/2NE, S/2 DIVIDE COUNTY, ND
87	GUNDERSON, LEE, BY TIM D. STRAND, ATTORNEY-IN-FACT	3/25/2010	3/25/2015	BK 284M; PG 381	PD UP	479.28	19.28	4.02%	16.67%	3.33%	80.00%	T163N-R101W, 5TH P.M. SEC 2: LOTS 1, 2, S/2NE/4, S/2 DIVIDE COUNTY, ND
88	HAAGENSON FAMILY INVESTMENT COMPANY	2/16/2010	2/16/2015	BK 281M ; PG 61	PD UP	319.52	45.65	14.29%	16.67%	3.33%	80.00%	T163N-R101W, 5TH P.M. SEC 1: LOTS 3, 4, S/2NW/4 T164N-R101W, 5TH P.M. SEC 35: SE/4 DIVIDE COUNTY, ND
89	HAAGENSON REVOCABLE TRUST DATED DECEMBER 31, 1983, D. DEAN HAAGENSON AND DARLENE NASON, CO-TRUSTEES	2/16/2010	2/16/2015	BK 279M ; PG 658	PD UP	319.52	45.65	14.29%	16.67%	3.33%	80.00%	T163N-R101W, 5TH P.M. SEC 1: LOTS 3, 4, S/2NW/4 T164N-R101W, 5TH P.M. SEC 35: SE/4 DIVIDE COUNTY, ND

	LESSOR	LEASE DATE	EXPIRY DATE	RECORDING DATA	RENTAL STATUS	LEASE GROSS	LEASE NET	WORKING INTEREST	LOR	ORRI	NRI	DESCRIPTION
90	HAAGENSON, ARNETTE	2/16/2010	2/16/2015	BK 280M; PG 429	PD UP	638.64	159.04	VARIES	16.67%	3.33%	80.00%	T163N-R101W, 5TH P.M. SEC 1: LOTS 3, 4, S/2NW/4 SEC 2: LOTS 3, 4, S/2NW/4 T164N-R101W, 5TH P.M. SEC 35: E/2 DIVIDE COUNTY, ND
91	HANNA, WILTFONG SUSAN	10/19/2010	10/19/2013	BK 297M; PG 599	PD UP	960.00	2.01	0.21%	16.67%	3.33%	80.00%	T163N-R101W, 5TH P.M. SEC 3: S/2 SEC 5: S/2 SEC 10: N/2 DIVIDE COUNTY, ND
92	HARRIS, CAMILLE	6/8/2010	6/8/2013 1 YEAR RENEWAL OPTION $100/ACRE	BK 289M; PG 375	PD UP	1216.51	6.83	0.56%	18.75%	1.50%	79.75%	T163N-R101W, 5TH P.M. SEC 3: LOTS 1, 2, 3, 4, S/2N/2 T164N-R101W, 5TH P.M. SEC 26: LOTS 7, 8 SEC 27: LOTS 5, 6, 7 SEC 32: SE/4 SEC 34: NE/4, E/2NW SEC 35: W/2 DIVIDE COUNTY, ND
93	HAWKINSON, MARGARET TRUST, MARGARET HAWKINSON TRUSTEE	6/25/2010	6/25/2014	BK 289M; PG 665	PD UP	160.00	1.67	1.04%	18.75%	1.50%	79.75%	T164N-R101W, 5TH P.M. SEC 33: SE/4 DIVIDE COUNTY, ND
94	HEGGE, JOHN	6/3/2010	6/3/2015	BK 289M; PG 667	PD UP	520.00	26.69	VARIES	16.67%	3.33%	80.00%	T163N-R101W, 5TH P.M. SEC 12: S/2NE, NWNE, SENW SEC 13: S/2NW, SWNE, W/2SW SEC 14: SE/4 DIVIDE COUNTY, ND
95	HEGRE, AIMEE	7/8/2010	7/8/2015	BK 297M; PG 514	PD UP	479.28	4.22	0.01	16.67%	3.33%	80.00%	T163N-R101W, 5TH P.M. SEC 2: LOTS 1, 2, S/2NE, S/2 DIVIDE COUNTY, ND
96	HOLAS, MARVIN & MARCIA	11/24/2010	11/24/2013	BK 299M; PG 643	PD UP	960.00	10.02	1.04%	20.00%	1.50%	78.50%	T163N-R101W, 5TH P.M. SEC 3: S/2 SEC 5: S/2 SEC 10: N/2 DIVIDE COUNTY, ND
97	HOUCK, JANIS D. NEWTON	6/8/2010	6/8/2013 1 YEAR RENEWAL OPTION $100/ACRE	BK 289M; PG 377	PD UP	1216.51	6.83	0.56%	18.75%	1.50%	79.75%	T163N-R101W, 5TH P.M. SEC 3: LOTS 1, 2, 3, 4, S/2N/2 T164N-R101W, 5TH P.M. SEC 26: LOTS 7, 8 SEC 27: LOTS 5, 6, 7 SEC 32: SE/4 SEC 34: NE/4, E/2NW SEC 35: W/2 DIVIDE COUNTY, ND
98	HUGHES, JOHN	11/1/2010	11/1/2015	BK 299M; PG 655	PD UP	467.44	2.61	0.56%	18.75%	1.50%	79.75%	T164N-R101W, 5TH P.M. SEC 28: LOTS 3, 4 SEC 29: LOTS 1, 5, 6, 7 SEC 32: NE/4, N/2NW DIVIDE COUNTY, ND

	LESSOR	LEASE DATE	EXPIRY DATE	RECORDING DATA	RENTAL STATUS	LEASE GROSS	LEASE NET	WORKING INTEREST	LOR	ORRI	NRI	DESCRIPTION
99	HUGHES, MARY JANET	4/12/2010	4/12/2015	BK 283M; PG 596	PD UP	467.44	2.61	0.56%	17.00%	3.00%	80.00%	T164N-R101W, 5TH P.M. SEC 28: LOTS 3, 4 SEC 29: LOTS 1, 5, 6, 7 SEC 32: NE/4, N/2NW DIVIDE COUNTY, ND
100	INDREBO, EMIL JAMES	4/12/2010	4/12/2015	BK 283M; PG 594	PD UP	467.44	3.26	0.70%	17.00%	3.00%	80.00%	T164N-R101W, 5TH P.M. SEC 28: LOTS 3, 4 SEC 29: LOTS 1, 5, 6, 7 SEC 32: NE/4, N/2NW DIVIDE COUNTY, ND
101	INDREBO, ROGER J.	4/12/2010	4/12/2015	BK 286M; PG 570	PD UP	467.44	3.26	0.70%	17.00%	3.00%	80.00%	T164N-R101W, 5TH P.M. SEC 28: LOTS 3, 4 SEC 29: LOTS 1, 5, 6, 7 SEC 32: NE/4, N/2NW DIVIDE COUNTY, ND
102	JAMES, NAOMI	4/12/2010	4/12/2015	BK 283M; PG 586	PD UP	467.44	13.00	2.78%	17.00%	3.00%	80.00%	T164N-R101W, 5TH P.M. SEC 28: LOTS 3, 4 SEC 29: LOTS 1, 5, 6, 7 SEC 32: NE/4, N/2NW DIVIDE COUNTY, ND
103	JERN, LANA	4/13/2010	4/13/2015	BK 286M; PG 568	PD UP	479.28	0.46	0.10%	16.67%	3.33%	80.00%	T163N-R101W, 5TH P.M. SEC 2: LOTS 1, 2, S/2NE, S/2 DIVIDE COUNTY, ND
104	JOHNSON, CYNTHIA L.	10/22/2010	10/22/2013	BK 298M; PG 514	PD UP	640.00	3.34	0.52%	18.75%	1.50%	79.75%	T163N-R101W, 5TH P.M. SEC 3: S/2 SEC 10: N/2 DIVIDE COUNTY, ND
105	JORAANSTAD, DANIEL O., A/K/A DAN JORAANSTAD	6/18/2010	6/18/2013	BK 289M; PG 655	PD UP	472.22	26.18	VARIES	18.75%	1.50%	79.75%	T164N-R101W, 5TH P.M. SEC 31: LOTS 1, 2, E/2NW SEC 33: SE/4 SEC 34: SW/4 DIVIDE COUNTY, ND
106	JORAANSTAD, MARK H.	5/19/2010	5/19/2013	BK 287M; PG 381	PD UP	472.22	26.18	VARIES	18.75%	1.50%	79.75%	T164N-R101W, 5TH P.M. SEC 31: LOTS 1, 2, E/2NW SEC 33: SE/4 SEC 34: SW/4 DIVIDE COUNTY, ND
107	JORAANSTAD, PAUL A, A/K/A PAUL JORAANSTAD AND BARBARA A. JORAANSTAD	5/19/2010	5/19/2013	BK 287M; PG 387	PD UP	472.22	26.18	VARIES	18.75%	1.50%	79.75%	T164N-R101W, 5TH P.M. SEC 31: LOTS 1, 2, E/2NW SEC 33: SE/4 SEC 34: SW/4 DIVIDE COUNTY, ND
108	JOSEPH, BOUDICCA W. TRUST NO. 3, BOSTON HARBOR PLACE, JOSEPH W. BOUDICCA, TRUSTEE	10/13/2010	10/13/2013	BK 297M; PG 595 LEASE AMENDMENT BK 300M; PG 427	PD UP	320.00	3.34	1.04%	17.00%	3.00%	80.00%	T163N-R101W, 5TH P.M. SEC 10: N/2 DIVIDE COUNTY, ND

	LESSOR	LEASE DATE	EXPIRY DATE	RECORDING DATA	RENTAL STATUS	LEASE GROSS	LEASE NET	WORKING INTEREST	LOR	ORRI	NRI	DESCRIPTION
109	JOSEPH, BOUDICCA W. TRUST, BOUDICCA W. JOSEPH, TRUSTEE U/A/D MAY 17, 2006	4/5/2010	4/5/2015	BK 284M; PG 387 LEASE AMENDMENT BK 300M; PG 427	PD UP	640.00	6.68	1.04%	16.67%	3.33%	80.00%	T163N-R101W, 5TH P.M. SEC 3: S/2 SEC 5: S/2 DIVIDE COUNTY, ND
110	KEY, KATHERINE BALDWIN	4/9/2010	4/9/2013 1 YEAR RENEWAL OPTION $100/ACRE	BK 285M; PG 455	PD UP	1216.51	3.13	0.26%	18.75%	1.50%	79.75%	T163N-R101W, 5TH P.M. SEC 3: LOTS 1, 2, 3, 4, S/2N/2 T164N-R101W, 5TH P.M. SEC 26: LOTS 7, 8 SEC 27: LOTS 5, 6, 7 SEC 32: SE/4 SEC 34: NE/4, E/2NW SEC 35: W/2 DIVIDE COUNTY, ND
111	KJOS, DAVID A.	10/22/2010	10/22/2013	BK 298M; PG 518	PD UP	640.00	3.34	0.52%	18.75%	1.50%	79.75%	T163N-R101W, 5TH P.M. SEC 3: S/2 SEC 10: N/2 DIVIDE COUNTY, ND
112	KJOS, DuWAYNE A.	10/22/2010	10/22/2013	BK 298M; PG 516	PD UP	640.00	3.34	0.52%	18.75%	1.50%	79.75%	T163N-R101W, 5TH P.M. SEC 3: S/2 SEC 10: N/2 DIVIDE COUNTY, ND
113	KJOS, JASON EDMUND	10/22/2010	10/22/2013	BK 298M; PG 520	PD UP	640.00	1.68	0.26%	18.75%	1.50%	79.75%	T163N-R101W, 5TH P.M. SEC 3: S/2 SEC 10: N/2 DIVIDE COUNTY, ND
114	KJOS, LLOYD JUNIOR	10/22/2010	10/22/2013	BK 298M; PG 510	PD UP	640.00	3.34	0.52%	18.75%	1.50%	79.75%	T163N-R101W, 5TH P.M. SEC 3: S/2 SEC 10: N/2 DIVIDE COUNTY, ND
115	KUNKEL, ELIZABETH J. IRREVOCABLE TRUST DTD 9/30/91, CATHERINE A. FORSLUND, SUCCESSOR TRUSTEE	2/10/2010	2/10/2013	BK 278M ; PG 417	PD UP	160.00	9.60	6.00%	18.75%	1.50%	79.75%	T163N-R101W, 5TH P.M. SEC 1: SE/4 DIVIDE COUNTY, ND
116	KUNZ, AILEEN	4/9/2010	4/9/2015	BK 283M; PG 316	PD UP	467.44	2.61	0.56%	17.00%	3.00%	80.00%	T164N-R101W, 5TH P.M. SEC 28: LOTS 3, 4 SEC 29: LOTS 1, 5, 6, 7 SEC 32: NE/4, N/2NW DIVIDE COUNTY, ND
117	LAMB, LAURA K. F/K/A LAURA K. ROLLEFSON	4/15/2010	4/15/2015	BK 285M; PG 457 CORRECTION OF DESCRIPTION BK 297M PG 109	PD UP	154.07	12.84	8.33%	17.00%	3.00%	80.00%	T163N-R101W, 5TH P.M. SEC 4: LOT 4, SWNW, W/2SW LESS A 5.25 ACRE TRACT IN THE SWSW MORE FULLY DESCRIPTIONRIBED IN Book 23, Page 431 DIVIDE COUNTY, ND
118	LARSON, MARY ELLEN KJOS	10/22/2010	10/22/2013	BK 298M; PG 508	PD UP	640.00	1.68	0.26%	18.75%	1.50%	79.75%	T163N-R101W, 5TH P.M. SEC 3: S/2 SEC 10: N/2 DIVIDE COUNTY, ND
119	LASSEY, ALLAN & DONNA L.	10/19/2010	10/19/2013	BK 297M; PG 496	PD UP	320.00	16.67	5.21%	20.00%	1.50%	78.50%	T163N-R101W, 5TH P.M. SEC 5: S/2 DIVIDE COUNTY, ND

	LESSOR	LEASE DATE	EXPIRY DATE	RECORDING DATA	RENTAL STATUS	LEASE GROSS	LEASE NET	WORKING INTEREST	LOR	ORRI	NRI	DESCRIPTION
120	LASSEY, ALLAN & DONNA L.	10/19/2010	10/19/2013	BK 297M; PG 494	PD UP	320.00	16.67	5.21%	20.00%	1.50%	78.50%	T163N-R101W, 5TH P.M. SEC 3: S/2 DIVIDE COUNTY, ND
121	LASSEY, ALLAN & DONNA L.	10/19/2010	10/19/2013	BK 297M; PG 498	PD UP	320.00	16.67	5.21%	20.00%	1.50%	78.50%	T163N-R101W, 5TH P.M. SEC 10: N/2 DIVIDE COUNTY, ND
122	LAVORATO, ELISA	4/12/2010	4/12/2015	BK 283M; PG 584	PD UP	467.44	1.64	0.35%	17.00%	3.00%	80.00%	T164N-R101W, 5TH P.M. SEC 28: LOTS 3, 4 SEC 29: LOTS 1, 5, 6, 7 SEC 32: NE/4, N/2NW DIVIDE COUNTY, ND
123	LAVORATO, JAMES	4/12/2010	4/12/2015	BK 287M; PG 375	PD UP	467.44	1.64	0.35%	17.00%	3.00%	80.00%	T164N-R101W, 5TH P.M. SEC 28: LOTS 3, 4 SEC 29: LOTS 1, 5, 6, 7 SEC 32: NE/4, N/2NW DIVIDE COUNTY, ND
124	LEE, MARTHA J.	1/6/2011	1/6/2014	BK 304M; PG 515	PD UP	160.00	10.00	6.25%	20.00%	1.50%	78.50%	T163N-R100W, 5TH P.M. SEC 10: NW/4 DIVIDE COUNT, ND
125	LEE, TIMOTHY R.	1/6/2011	1/6/2014	BK 304M; PG 10	PD UP	160.00	10.00	6.25%	20.00%	1.50%	78.50%	T163N-R100W, 5TH P.M. SEC 10: NW/4 DIVIDE COUNT, ND
126	LEININGER, DOROTHY J. TRUST, DATED SEPTEMBER 7, 1999, DOROTHY J. LEININGER TRUSTEE	10/7/2010	10/7/2013	BK 298M; PG 528	PD UP	160.00	80.00	50.00%	18.75%	1.50%	79.75%	T163N-R101W, 5TH P.M. SEC 9: SE/4 DIVIDE COUNTY, ND
127	LEININGER, ROBERT D. TRUST, DATED SEPTEMBER 7, 1999, ROBERT D. LEININGER TRUSTEE	10/7/2010	10/7/2013	BK 298M; PG 532	PD UP	160.00	80.00	50.00%	18.75%	1.50%	79.75%	T163N-R101W, 5TH P.M. SEC 9: SE/4 DIVIDE COUNTY, ND
128	LESLIE, CHARLIE, AKA CHARLES B. LESLIE	2/4/2010	2/4/2015	BK 278M; PG 427	PD UP	160.00	80.00	50.00%	16.67%	3.33%	80.00%	T164N-R101W, 5TH P.M. SEC 35: NE/4 DIVIDE COUNTY, ND
129	LEVIG, BRIAN SCOTT	4/13/2010	4/13/2015	BK 284M; PG 367	PD UP	479.28	0.69	0.14%	16.67%	3.33%	80.00%	T163N-R101W, 5TH P.M. SEC 2: LOTS 1, 2, S/2NE/4, S/2 DIVIDE COUNTY, ND
130	LEVIG, DAVID L.	4/6/2010	4/6/2015	BK 282M; PG 552	PD UP	479.28	2.74	0.57%	16.67%	3.33%	80.00%	T163N-R101W, 5TH P.M. SEC 2: LOTS 1, 2, S/2NE/4, S/2 DIVIDE COUNTY, ND
131	LEVIG, LESLIE	2/16/2010	2/16/2015	BK 278M; PG 415	PD UP	798.80	35.39	VARIES	16.67%	3.33%	80.00%	T163N-R101W, 5TH P.M. SEC 1: LOTS 3, 4, S/2NW/4 SEC 2: LOTS 1, 2, S/2NE/4,S/2 T164N-R101W, 5TH P.M. SEC 35: SE/4 DIVIDE COUNTY, ND
132	LEVIG, LISA	4/22/2010	4/22/2015	BK 285M; PG 490	PD UP	479.28	0.69	0.14%	16.67%	3.33%	80.00%	T163N-R101W, 5TH P.M. SEC 2: LOTS 1, 2, S/2NE/4, S/2 DIVIDE COUNTY, ND
133	LEVIG, MARK ALAN	4/13/2010	4/13/2015	BK 283M; PG 320	PD UP	479.28	0.69	0.14%	16.67%	3.33%	80.00%	T163N-R101W, 5TH P.M. SEC 2: LOTS 1, 2, S/2NE/4,S/2 DIVIDE COUNTY, ND
134	LEVIG, MERLE L.	4/6/2010	4/6/2015	BK 283M; PG 312	PD UP	479.28	2.74	0.57%	16.67%	3.33%	80.00%	T163N-R101W, 5TH P.M. SEC 2: LOTS 1, 2, S/2NE/4,S/2 DIVIDE COUNTY, ND

	LESSOR	LEASE DATE	EXPIRY DATE	RECORDING DATA	RENTAL STATUS	LEASE GROSS	LEASE NET	WORKING INTEREST	LOR	ORRI	NRI	DESCRIPTION
135	LEVIG, THOMAS B., ESTATE OF, ANN LEVIG, PERSONAL REPRESENTATIVE	4/7/2010	4/7/2015	BK 284M; PG 389	PD UP	479.28	2.74	0.57%	16.67%	3.33%	80.00%	T163N-R101W, 5TH P.M. SEC 2: LOTS 1, 2, S/2NE/4, S/2 DIVIDE COUNTY, ND
136	LEVIG, TODD STEVEN A/K/A TODD LEVIG	4/13/2010	4/13/2015	BK 283M; PG 318	PD UP	479.28	0.69	0.14%	16.67%	3.33%	80.00%	T163N-R101W, 5TH P.M. SEC 2: LOTS 1, 2, S/2NE/4,S/2 DIVIDE COUNTY, ND
137	LIPPMANN, EDWIN J. JR REVOCABLE TRUST, DATED NOVEMBER 8, 1993, EDWIN J. LIPPMANN, JR. AS TRUSTEE	10/19/2010	10/13/2013	BK 297M; PG 607	PD UP	280.00	2.67	0.95%	20.00%	1.50%	78.50%	T163N-R101W, 5TH P.M. SEC 1: SE/4 SEC 12: N/2NW/4, SW/4NW/4 DIVIDE COUNTY, ND
138	LIPPMANN, EDWIN J. JR REVOCABLE TRUST, DATED NOVEMBER 8, 1993, EDWIN J. LIPPMANN, JR. AS TRUSTEE	11/10/2010	11/10/2013	BK 299M; PG 318	PD UP	40.00	0.35	0.88%	20.00%	1.50%	78.50%	T163N-R101W, 5TH P.M. SEC 12: NE/4NE/4 DIVIDE COUNTY, ND
139	LIPPMANN, MARY MIDGE	2/10/2010	2/10/2013	BK 278M; PG 421	PD UP	160.00	1.38	0.86%	18.75%	1.50%	79.75%	T163N-R101W, 5TH P.M. SEC 1: SE/4 DIVIDE COUNTY, ND
140	LIPPMANN, PATRICK A. REVOCABLE TRUST DATED MAY 31, 1995, PATRICK A. LIPPMANN, TRUSTEE	2/10/2010	2/10/2013	BK 278M; PG 419	PD UP	160.00	1.38	0.86%	18.75%	1.50%	79.75%	T163N-R101W, 5TH P.M. SEC 1: SE/4 DIVIDE COUNTY, ND
141	LUSK, CATERINE DALE	4/9/2010	4/9/2013 1 YEAR RENEWAL OPTION $100/ACRE	BK 284M; PG 391	PD UP	1216.51	9.34	0.77%	18.75%	1.50%	79.75%	T163N-R101W, 5TH P.M. SEC 3: LOTS 1, 2, 3, 4, S/2N/2 T164N-R101W, 5TH P.M. SEC 26: LOTS 7, 8 SEC 27: LOTS 5, 6, 7 SEC 32: SE/4 SEC 34: NE/4, E/2NW SEC 35: W/2 DIVIDE COUNTY, ND
142	MACDONALD, AUDRUD	4/30/2010	4/30/2015	BK 285M; PG 498	PD UP	467.44	13.00	2.78%	17.00%	3.00%	80.00%	T164N-R101W, 5TH P.M. SEC 28: LOTS 3, 4 SEC 29: LOTS 1, 5, 6, 7 SEC 32: NE/4, N/2NW DIVIDE COUNTY, ND
143	MCCALL, MARY CASSELMAN	3/4/2010	3/4/2015	BK 279M; PG 660 LEASE ADMENMENT BK 300M; PG 425	PD UP	467.44	39.41	8.43%	16.67%	3.33%	80.00%	T164N-R101W, 5TH P.M. SEC 28: LOTS 3, 4 SEC 29: LOTS 1, 5, 6, 7 SEC 32: NE/4, N/2NW DIVIDE COUNTY, ND
144	McELROY, GAIL, BY TIM D. STRAND, ATTORNEY-IN-FACT	3/25/2010	3/25/2015	BK 284M; PG 383	PD UP	479.28	15.43	3.22%	16.67%	3.33%	80.00%	T163N-R101W, 5TH P.M. SEC 2: LOTS 1, 2, S/2NE/4, S/2 DIVIDE COUNTY, ND
145	MCMAHON, TERESA FRESE	4/13/2010	4/13/2013 2 YEAR RENEWAL OPTION $200/ACRE	BK 284M; PG 393	PD UP	467.44	34.09	7.29%	18.75%	1.50%	79.75%	T164N-R101W, 5TH P.M. SEC 28: LOTS 3, 4 SEC 29: LOTS 1, 5, 6, 7 SEC 32: NE/4, N/2NW DIVIDE COUNTY, ND

	LESSOR	LEASE DATE	EXPIRY DATE	RECORDING DATA	RENTAL STATUS	LEASE GROSS	LEASE NET	WORKING INTEREST	LOR	ORRI	NRI	DESCRIPTION
146	McNUTT, WALTER L.	11/24/2010	11/24/2013	BK 299M; PG 649	PD UP	960.00	10.02	1.04%	20.00%	1.50%	78.50%	T163N-R101W, 5TH P.M. SEC 3: S/2 SEC 5: S/2 SEC 10: N/2 DIVIDE COUNTY, ND
147	MEEVE, SANDRA	11/30/2010	11/30/2013	BK 300M; PG 421	PD UP	960.00	2.01	0.21%	16.67%	3.33%	80.00%	T163N-R101W, 5TH P.M. SEC 3: S/2 SEC 5: S/2 SEC 10: N/2 DIVIDE COUNTY, ND
148	MELLAND, JANE	10/1/2010	10/1/2013	BK 297M; PG 89	PD UP	160.00	3.74	2.34%	20.00%	1.50%	78.50%	T163N-R99W, 5TH P.M. SEC 8: SW/4 DIVIDE COUNTY, ND
149	MILLER, CANDY	4/13/2010	4/13/2015	BK 285M; PG 486	PD UP	479.28	0.46	0.10%	16.67%	3.33%	80.00%	T163N-R101W, 5TH P.M. SEC 2: LOTS 1, 2, S/2NE/4, S/2 DIVIDE COUNTY, ND
150	MINCHER, DOROTHY A.	2/22/2010	2/22/2015	BK 279M; PG 50	PD UP	798.80	16.22	VARIES	16.67%	3.33%	80.00%	T163N-R101W, 5TH P.M. SEC 1: LOTS 3, 4, S/2NW/4 SEC 2: LOTS 1, 2, S/2NE/4, S/2 T164N-R101W, 5TH P.M. SEC 35: SE/4 DIVIDE COUNTY, ND
151	MONTGOMERY, FRANK	4/14/2010	4/14/2013 2 YEAR RENEWAL OPTION $100/ACRE	LEASE BK 283M; PG 292 CORRECTION OF DESCRIPTION BK 298M; PG 536	PD UP	715.72	48.12	VARIES	18.75%	1.50%	79.75%	T163N-R101W, 5TH P.M. SEC 4: LOTS 2, 3, SWNE, SENW, E/2SW, SE/4 SEC 5: LOTS 3, 4 SEC 9: E/2NW LESS A 2.06 AC TRACT IN NENW SEC 12: SW/4 DIVIDE COUNTY, ND
152	MONTGOMERY, FRANK	2/25/2010	2/25/2013 2 YEAR RENEWAL OPTION $100/ACRE	BK 279M; PG 654	PD UP	560.00	34.37	6.14%	18.75%	1.50%	79.75%	T164N-R101W, 5TH P.M. SEC 32: S/2NW, SW/4 SEC 33: SW/4 SEC 34: SE/4 DIVIDE COUNTY, ND
153	MONTGOMERY, STEVE	4/14/2010	4/14/2013 2 YEAR RENEWAL OPTION $100/ACRE	LEASE BK 283M; PG 296 CORRECTION OF DESCRIPTION BK 297M; PG 520	PD UP	715.72	48.12	VARIES	18.75%	1.50%	79.75%	T163N-R101W, 5TH P.M. SEC 4: LOTS 2, 3, SWNE, SENW, E/2SW, SE/4 SEC 5: LOTS 3, 4 SEC 9: E/2NW LESS A 2.06 AC TRACT IN NENW SEC 12: SW/4 DIVIDE COUNTY, ND
154	MONTGOMERY, STEVE	2/25/2010	2/25/2013 2 YEAR RENEWAL OPTION $100/ACRE	BK 279M; PG 652	PD UP	560.00	34.37	6.14%	18.75%	1.50%	79.75%	T164N-R101W, 5TH P.M. SEC 32: S/2NW, SW/4 SEC 33: SW/4 SEC 34: SE/4 DIVIDE COUNTY, ND

	LESSOR	LEASE DATE	EXPIRY DATE	RECORDING DATA	RENTAL STATUS	LEASE GROSS	LEASE NET	WORKING INTEREST	LOR	ORRI	NRI	DESCRIPTION
155	MUZZY, DONALD AND ARLENE	6/5/2010	6/5/2015	BK 288M; PG 200	PD UP	830.61	47.04	VARIES	16.67%	3.33%	80.00%	T164N-R101W, 5TH P.M. SEC 27: LOT 8 SEC 28: LOTS 1, 2 SEC 33: N/2, SE/4 SEC 34: W/2NW, SW/4 DIVIDE COUNTY, ND
156	MUZZY, JAMES AND HILARY STAFFORD-MUZZY, INDIVIDUALLY AND AS TRUSTEES OR THEIR SUCCESSORS IN TRUST UNDER THE JAMES E. MUZZY LIVING TRUST DATED JUNE 3, 1998	6/5/2010	6/5/2015	BK 289M; PG 373	PD UP	480.00	55.57	VARIES	16.67%	3.33%	80.00%	T164N-R101W, 5TH P.M. SEC 33: N/2, SE/4 DIVIDE COUNTY, ND
157	MUZZY, JERALD E. AND LAVON R. MUZZY	6/5/2010	6/5/2015	BK 288M; PG 202	PD UP	480.00	82.23	VARIES	16.67%	3.33%	80.00%	T164N-R101W, 5TH P.M. SEC 33: N/2, SE/4 DIVIDE COUNTY, ND
158	NEINAST, J. JANE	3/8/2010	3/8/2015	BK 282M; PG 109	PD UP	152.34	38.09	25.00%	16.67%	3.33%	80.00%	T164N-R101W, 5TH P.M. SEC 31: LOTS 3, 4, E/2SW DIVIDE COUNTY, ND
159	NELSON, JANICE W.	4/5/2010	4/5/2015	BK 285M; PG 508	PD UP	640.00	6.68	1.04%	16.67%	3.33%	80.00%	T163N-R101W, 5TH P.M. SEC 3: S/2 SEC 5: S/2 DIVIDE COUNTY, ND
160	NELSON, JANICE W.	10/13/2010	10/13/2013	BK 297M; PG 508	PD UP	320.00	3.34	1.04%	16.67%	3.33%	80.00%	T163N-R101W, 5TH P.M. SEC 10: N/2 DIVIDE COUNTY, ND
161	NELSON, MILDRED LEONA	1/28/2010	1/28/2015	BK 278M ; PG 65	PD UP	812.78	343.89	VARIES	16.67%	3.33%	80.00%	T163N-R100W, 5TH P.M. SEC 6: LOTS 3, 4, 5, 6, 7, SENW, E/2SW SEC 7: LOTS 1, 2, E/2NW T163N-R101W, 5TH P.M. SEC 1: LOTS 1, 2, S/2NE, SE/4 SEC 12: NENE DIVIDE COUNTY, ND
162	NESHIEM, JEAN	6/18/2010	6/18/2013	BK 291M; PG 153	PD UP	320.00	11.67	3.65%	18.75%	1.50%	79.75%	T163N-R101W, 5TH P.M. SEC 3: S/2 DIVIDE COUNTY, ND
163	NESHIEM, JEAN	6/18/2010	6/18/2013	BK 291M; PG 151	PD UP	320.00	11.67	3.65%	18.75%	1.50%	79.75%	T163N-R101W, 5TH P.M. SEC 5: S/2 DIVIDE COUNTY, ND
164	NESHIEM, JEAN	10/11/2010	10/11/2013	BK 297M; PG 597	PD UP	320.00	11.67	3.65%	18.75%	1.50%	79.75%	T163N-R101W, 5TH P.M. SEC 10: N/2 DIVIDE COUNTY, ND
165	NESS, BRAD	10/4/2010	10/4/2013	BK 297M; PG 101	PD UP	160.00	0.18	0.11%	20.00%	1.50%	78.50%	T163N-R99W, 5TH P.M. SEC 8: SW/4 DIVIDE COUNTY, ND
166	NESS, BRENT	10/4/2010	10/4/2013	BK 297M; PG 79	PD UP	160.00	0.18	0.11%	20.00%	1.50%	78.50%	T163N-R99W, 5TH P.M. SEC 8: SW/4 DIVIDE COUNTY, ND
167	NESS, JACQUELINE	10/4/2010	10/4/2013	BK 297M; PG 502	PD UP	160.00	0.18	0.11%	20.00%	1.50%	78.50%	T163N-R99W, 5TH P.M. SEC 8: SW/4 DIVIDE COUNTY, ND
168	NESS, KENT	10/4/2010	10/4/2013	BK 297M; PG 81	PD UP	160.00	0.18	0.11%	20.00%	1.50%	78.50%	T163N-R99W, 5TH P.M. SEC 8: SW/4 DIVIDE COUNTY, ND

	LESSOR	LEASE DATE	EXPIRY DATE	RECORDING DATA	RENTAL STATUS	LEASE GROSS	LEASE NET	WORKING INTEREST	LOR	ORRI	NRI	DESCRIPTION
169	NIELSEN, DENNIS M. AND CYNTHIA A.	4/30/2010	4/30/2013 1 YEAR RENEWAL OPTION $100/ACRE	BK 285M; PG 506	PD UP	160.00	80.00	50.00%	19.00%	1.50%	79.50%	T164N-R102W, 5TH P.M. SEC 35: NE/4 DIVIDE COUNTY, ND
170	NIELSEN, GREGG D.	4/30/2010	4/30/2013 1 YEAR RENEWAL OPTION $100/ACRE	BK 285M; PG 504	PD UP	160.00	80.00	50.00%	19.00%	1.50%	79.50%	T164N-R102W, 5TH P.M. SEC 35: NE/4 DIVIDE COUNTY, ND
171	NORBY, PALMER D.	3/26/2010	3/26/2015	BK 281M; PG 319	PD UP	640.00	8.34	VARIES	16.67%	3.33%	80.00%	T163N-R101W, 5TH P.M. SEC 3: S/2 SEC 5: S/2 DIVIDE COUNTY, ND
172	NORBY, PALMER D.	10/11/2010	10/11/2013	BK 297M; PG 510	PD UP	320.00	3.34	1.04%	18.75%	1.50%	79.75%	T163N-R101W, 5TH P.M. SEC 10: N/2 DIVIDE COUNTY, ND
173	O'SHAUGHNESSY, DANIEL J. TRUST UNDER TRUST AGREEMENT DATED AUGUST 1, 1999, DANIEL J. O'SHAUGHNESSY, TRUSTEE	2/2/2010	2/2/2015	BK 278M; PG 425	PD UP	152.22	22.84	15.00%	16.67%	3.33%	80.00%	T164N-R101W, 5TH P.M. SEC 31: LOTS 1, 2, E/2NW DIVIDE COUNTY, ND
174	O'SHAUGHNESSY, STEPHEN	2/2/2010	2/2/2015	BK 283M; PG 322	PD UP	152.22	22.84	15.00%	16.67%	3.33%	80.00%	T164N-R101W, 5TH P.M. SEC 31: LOTS 1, 2, E/2NW DIVIDE COUNTY, ND
175	PAGET, MISKA	7/8/2010	7/8/2015	BK 297M; PG 609	PD UP	479.28	4.23	0.88%	16.67%	3.33%	80.00%	T163N-R101W, 5TH P.M. SEC 2: LOTS 1, 2, S/2NE/4, S/2 DIVIDE COUNTY, ND
176	PATTON, ELIZABETH	4/13/2010	4/13/2015	BK 283M; PG 306	PD UP	467.44	13.00	2.78%	16.67%	3.33%	80.00%	T164N-R101W, 5TH P.M. SEC 28: LOTS 3, 4 SEC 29: LOTS 1, 5, 6, 7 SEC 32: NE/4, N/2NW DIVIDE COUNTY, ND
177	PATTON, JOHN	4/13/2010	4/13/2015	BK 286M; PG 572	PD UP	467.44	13.00	2.78%	16.67%	3.33%	80.00%	T164N-R101W, 5TH P.M. SEC 28: LOTS 3, 4 SEC 29: LOTS 1, 5, 6, 7 SEC 32: NE/4, N/2NW DIVIDE COUNTY, ND
178	PATTON, MARSHALL	4/13/2010	4/13/2015	BK 293M; PG 502	PD UP	467.44	13.00	2.78%	16.67%	3.33%	80.00%	T164N-R101W, 5TH P.M. SEC 28: LOTS 3, 4 SEC 29: LOTS 1, 5, 6, 7 SEC 32: NE/4, N/2NW DIVIDE COUNTY, ND
179	PEDERSON, BEVERLY J.	2/10/2010	2/10/2015	BK 279M; PG 644	PD UP	1271.04	377.76	VARIES	16.67%	3.33%	80.00%	T164N-R102W, 5TH P.M. SEC 27: LOTS 5, 6, 7, 8 SEC 34: W/2, SE/4 SEC 35: SW/4 SEC 36: N/2, SE/4 DIVIDE COUNTY, ND

	LESSOR	LEASE DATE	EXPIRY DATE	RECORDING DATA	RENTAL STATUS	LEASE GROSS	LEASE NET	WORKING INTEREST	LOR	ORRI	NRI	DESCRIPTION
180	PEDERSON, IRENE L.	3/1/2010	3/1/2015	BK 279M; PG 648	PD UP	1271.04	377.76	VARIES	16.67%	3.33%	80.00%	T164N-R102W, 5TH P.M. SEC 27: LOTS 5, 6, 7, 8 SEC 34: W/2, SE/4 SEC 35: SW/4 SEC 36: N/2, SE/4 DIVIDE COUNTY, ND
181	PIKE, COLLEEN AND REED	3/29/2010	3/29/2015	BK 282M; PG 103	PD UP	320.00	53.34	16.67%	16.67%	3.33%	80.00%	T163N-R101W, 5TH P.M. SEC 5: S/2 DIVIDE COUNTY, ND
182	PUTNAM TRUST, JOAN KERSHAW, JOAN KERSHAW PUTNAM, TRUSTEE	2/10/2010	2/10/2013	BK 279M; PG 48	PD UP	160.00	9.60	6.00%	18.75%	1.50%	79.75%	T163N-R101W, 5TH P.M. SEC 1: SE/4 DIVIDE COUNTY, ND
183	RAGAN PETROLEUM, INC.	12/6/2010	12/6/2013	BK 301M; PG 156	PD UP	160.00	1.38	0.86%	20.00%	1.50%	78.50%	T163N-R101W, 5TH P.M. SEC 1: SE/4 DIVIDE COUNTY, ND
184	REEVES, DOROTHY DALE	4/9/2010	4/9/2013 1 YEAR RENEWAL OPTION $100/ACRE	BK 283M; PG 276	PD UP	1216.51	27.90	2.29%	18.75%	1.50%	79.75%	T163N-R101W, 5TH P.M. SEC 3: LOTS 1, 2, 3, 4, S/2N/2 T164N-R101W, 5TH P.M. SEC 26: LOTS 7, 8 SEC 27: LOTS 5, 6, 7 SEC 32: SE/4 SEC 34: NE/4, E/2NW SEC 35: W/2 DIVIDE COUNTY, ND
185	REIMERS, CARL D., III	4/30/2010	4/30/2013 1 YEAR RENEWAL OPTION $100/ACRE	LEASE BK 286M; PG 582 CORRECTION OF DESCRIPTION BK 295M; PG 524	PD UP	1115.72	24.96	2.24%	16.67%	3.33%	80.00%
T163N-R101W, 5TH P.M.
SEC 4: LOTS 2, 3, SWNE, SENW, E/2SW, SE/4
SEC 5: LOTS 3, 4
SEC 9: E/2NW LESS A 2.06 AC TR IN NENW
T164N-R101W, 5TH P.M.
SEC 32: S/2NW, SW/4
SEC 33: SW/4
SEC 34: SE/4
DIVIDE COUNTY, ND

186	REISING, ELIZABETH	8/16/2010	8/16/2015	BK 297M; PG 105	PD UP	472.90	3.67	0.78%	16.67%	3.33%	80.00%	T164N-R101W, 5TH P.M. SEC 28: LOTS 3, 4 SEC 29: LOTS 1, 5, 6, 7 SEC 32: NE/4, N/2NW/4 DIVIDE COUNTY, ND
187	RENWICK, GLENDA GUNDERSON, F/K/A GLENDA GUNDERSON, BY TIM D. STRAND, ATTORNEY-IN-FACT	3/25/2010	3/25/2015	BK 285M; PG 496	PD UP	479.28	46.27	9.65%	16.67%	3.33%	80.00%	T163N-R101W, 5TH P.M. SEC 2: LOTS 1, 2, S/2NE/4, S/2 DIVIDE COUNTY, ND
188	REYNOLDS, HOWARD L., A/K/A HOWARD LEON REYNOLDS	6/23/2010	6/23/2015	BK 289M; PG 669	PD UP	798.60	1.20	0.15%	17.00%	3.00%	80.00%	T163N-R101W, 5TH P.M. SEC 4: LOTS 2, 3, SWNE, SENW, E/2SW T164N-R101W, 5TH P.M. SEC 32: S/2NW, SW/4 SEC 33: SW/4 SEC 34: SE/4 DIVIDE COUNTY, ND

	LESSOR	LEASE DATE	EXPIRY DATE	RECORDING DATA	RENTAL STATUS	LEASE GROSS	LEASE NET	WORKING INTEREST	LOR	ORRI	NRI	DESCRIPTION
189	REYNOLDS, HOWARD L., A/K/A HOWARD LEON REYNOLDS	4/23/2010	4/23/2015	BK 285M; PG 502 CORRECTION OF DESCRIPTION BK 297M PG 113	PD UP	156.68	0.24	0.15%	17.00%	3.00%	80.00%	T163N-R101W, 5TH P.M. SEC 5: LOTS 3, 4 SEC 9: E/2NW LESS A 2.06 AC TRACT IN NENW DIVIDE COUNTY, ND
190	REYNOLDS, JOHN WESLEY	6/23/2010	6/23/2015	BK 289M; PG 661	PD UP	798.60	1.20	0.15%	17.00%	3.00%	80.00%	T163N-R101W, 5TH P.M. SEC 4: LOTS 2, 3, SWNE, SENW, E/2SW, T164N-R101W, 5TH P.M. SEC 32: S/2NW, SW/4 SEC 33: SW/4 SEC 34: SE/4 DIVIDE COUNTY, ND
191	REYNOLDS, JOHN WESLEY	4/23/2010	4/23/2015	BK 285M; PG 492 CORRECTION OF DESCRIPTION BK 293M PG 504	PD UP	157.12	0.24	0.15%	17.00%	3.00%	80.00%	T163N-R101W, 5TH P.M. SEC 5: LOTS 3, 4 SEC 9: E/2NW LESS A 2.06 AC TRACT IN NENW DIVIDE COUNTY, ND
192	REYNOLDS, THOMAS B.	4/30/2010	4/30/2013 1 YEAR RENEWAL OPTION $100/ACRE	BK 285M; PG 464 CORRECTION OF DESCRIPTION BK 294M PG 657	PD UP	1115.72	24.96	2.24%	18.75%	1.50%	79.75%
T163N-R101W, 5TH P.M.
SEC 4: LOTS 2, 3, SWNE, SENW, E/2SW, SE/4
SEC 5: LOTS 3, 4
SEC 9: E/2NW LESS A 2.06 AC TR IN NENW
T164N-R101W, 5TH P.M.
SEC 32: S/2NW, SW/4
SEC 33: SW/4
SEC 34: SE/4
DIVIDE COUNTY, ND

193	REYNOLDS, WATKINS W., III, BY MAURIE REYNOLDS, ATTORNEY-IN-FACT	4/30/2010	4/30/2013 1 YEAR RENEWAL OPTION $100/ACRE	BK 285M; PG 462 CORRECTION OF DESCRIPTION BK 295M PG 526	PD UP	1115.72	24.96	2.24%	16.67%	3.33%	80.00%
T163N-R101W, 5TH P.M.
SEC 4: LOTS 2, 3, SWNE, SENW, E/2SW, SE/4
SEC 5: LOTS 3, 4
SEC 9: E/2NW LESS A 2.06 AC TR IN NENW
T164N-R101W, 5TH P.M.
SEC 32: S/2NW, SW/4
SEC 33: SW/4
SEC 34: SE/4
DIVIDE COUNTY, ND

194	RICH, BECKY	6/14/2010	6/14/2013 1 YEAR RENEWAL OPTION $100/ACRE	BK 289M; PG 371	PD UP	80.00	7.50	9.38%	18.75%	1.50%	79.75%	T163N-R101W, 5TH P.M. SEC 9: W/2NW DIVIDE COUNTY, ND
195	RICH, DAVID	6/14/2010	6/14/2013 1 YEAR RENEWAL OPTION $100/ACRE	BK 289M; PG 369	PD UP	80.00	7.50	9.38%	18.75%	1.50%	79.75%	T163N-R101W, 5TH P.M. SEC 9: W/2NW DIVIDE COUNTY, ND

	LESSOR	LEASE DATE	EXPIRY DATE	RECORDING DATA	RENTAL STATUS	LEASE GROSS	LEASE NET	WORKING INTEREST	LOR	ORRI	NRI	DESCRIPTION
196	RICHARDSON, MAURINE ADAMS, TRUST, MONTY B. ADAMS, TRUSTEE	6/8/2010	6/8/2013 1 YEAR RENEWAL OPTION $100/ACRE	BK 290M; PG 413	PD UP	1216.51	76.04	6.25%	18.75%	1.50%	79.75%	T163N-R101W, 5TH P.M. SEC 3: LOTS 1, 2, 3, 4, S/2N/2 T164N-R101W, 5TH P.M. SEC 26: LOTS 7, 8 SEC 27: LOTS 5, 6, 7 SEC 32: SE/4 SEC 34: NE/4, E/2NW SEC 35: W/2 DIVIDE COUNTY, ND
197	ROBB, MARY JANE	3/24/2010	3/24/2015	BK 287M; PG 372	PD UP	479.28	19.18	4.00%	16.67%	3.33%	80.00%	T163N-R101W, 5TH P.M. SEC 2: LOTS 1, 2, S/2NE, S/2 DIVIDE COUNTY, ND
198	ROBERT E. KERSHAW ROYALTY, INC.	3/5/2010	3/5/2013	BK 283M; PG 308	PD UP	160.00	9.60	6.00%	18.75%	1.50%	79.75%	T163N-R101W, 5TH P.M. SEC 1: SE/4 DIVIDE COUNTY, ND
199	ROBERTS, VERNICE ESTATE, DORIS WILSON & BETTY CUNNINGHAM PERSONAL REPRESENTATIVES OF THE VERNICE ROBERTS ESTATE	1/3/2011	1/3/2014	BK 304M; PG 517	PD UP	467.44	9.75	2.09%	18.75%	1.50%	79.75%	T164N-R101W, 5TH P.M. SEC 28: LOTS 3, 4 SEC 29: LOTS 1, 5, 6, 7 SEC 32: NE/4, N/2NW/4 DIVIDE COUNTY, ND
200	ROGERS, JOE D.	7/6/2010	7/6/2013 1 YEAR RENEWAL OPTION $100/ACRE	BK 291M; PG 155	PD UP	1216.51	1.73	0.14%	18.75%	1.50%	79.75%	T163N-R101W, 5TH P.M. SEC 3: LOTS 1, 2, 3, 4, S/2N/2 T164N-R101W, 5TH P.M. SEC 26: LOTS 7, 8 SEC 27: LOTS 5, 6, 7 SEC 32: SE/4 SEC 34: NE/4, E/2NW SEC 35: W/2 DIVIDE COUNTY, ND
201	ROGERS, W. H., III	6/8/2010	6/8/2013 1 YEAR RENEWAL OPTION $100/ACRE	BK 292M; PG 122	PD UP	1216.51	1.73	0.14%	18.75%	1.50%	79.75%	T163N-R101W, 5TH P.M. SEC 3: LOTS 1, 2, 3, 4, S/2N/2 T164N-R101W, 5TH P.M. SEC 26: LOTS 7, 8 SEC 27: LOTS 5, 6, 7 SEC 32: SE/4 SEC 34: NE/4, E/2NW SEC 35: W/2 DIVIDE COUNTY, ND
202	ROLLEFSON, STACEY D.	4/16/2010	4/16/2015	BK 285M; PG 475 CORRECTION OF DESCRIPTION BK 297M; PG 115	PD UP	154.07	12.84	8.33%	17.00%	3.00%	80.00%	T163N-R101W, 5TH P.M. SEC 4: LOT 4, SWNW, W/2SW LESS A 5.25 ACRE TRACT IN THE SWSW MORE FULLY DESCRIPTIONRIBED IN DOC #196246 AND LESS AN 8.5 AC TRACT M/L IN THE SWSW DIVIDE COUNTY, ND
203	RUDMAN, LENORA	2/16/2010	2/16/2015	BK 279M; PG 52	PD UP	798.80	16.22	VARIES	16.67%	3.33%	80.00%	T163N-R101W, 5TH P.M. SEC 1: LOTS 3, 4, S/2NW/4 SEC 2: LOTS 1, 2, S/2NE/4,S/2 T164N-R101W, 5TH P.M. SEC 35: SE/4 DIVIDE COUNTY, ND

	LESSOR	LEASE DATE	EXPIRY DATE	RECORDING DATA	RENTAL STATUS	LEASE GROSS	LEASE NET	WORKING INTEREST	LOR	ORRI	NRI	DESCRIPTION
204	RUSSELL, HENRY FAMILY MINERAL TRUST, U/T/D MARCH 10, 2010, KATHY K. SPOON, JOHN THUMMA, & CHARLENE JUDGE, CO-TRUSTEES	1/6/2011	1/6/2014	BK 305M; PG 142	PD UP	635.32	535.49	84.29%	20.00%	1.50%	78.50%	T163N-R99W, 5TH P.M. SEC 7: LOTS 1, 2, E/2NW/4, NE/4 T163N-R100W, 5TH P.M. SEC 9: SW/4 SEC 12: NE/4 DIVIDE COUNTY, ND
205	RYAN OIL COMPANY LLC	11/22/2010	11/22/2013	BK 310M; PG 443	PD UP	638.50	159.63	25.00%	20.00%	1.50%	78.50%	T163N-R100W, 5TH P.M. SEC 4: LOTS 1, 2, S/2NE/4 SEC 5: SE/4 LESS A 2.00 ACRE TRACT SEC 18: NE/4 SEC 19: SE/4 DIVIDE COUNTY, ND
206	SAGEN, DONALD O.	2/16/2010	2/16/2015	BK 279M; PG 42	PD UP	319.52	4.57	1.43%	16.67%	3.33%	80.00%	T163N-R101W, 5TH P.M. SEC 1: LOTS 3, 4, S/2NW/4 T164N-R101W, 5TH P.M. SEC 35: SE/4 DIVIDE COUNTY, ND
207	SANDBURG, FREDERICK T.	8/16/2010	8/16/2015	BK 296M; PG 117 LEASE ADMENDMENT BK 301M; PG 406	PD UP	467.44	3.71	0.79%	16.67%	3.33%	80.00%	T164N-R101W, 5TH P.M. SEC 28: LOTS 3, 4 SEC 29: LOTS 1, 5, 6, 7 SEC 32: NE/4, N/2NW DIVIDE COUNTY, ND
208	SANDERSON, CORRINE	10/1/2010	10/1/2013	BK 297M; PG 516	PD UP	160.00	18.66	11.66%	20.00%	1.50%	78.50%	T163N-R99W, 5TH P.M. SEC 8: SW/4 DIVIDE COUNTY, ND
209	SANDERSON, JOHN	10/1/2010	10/1/2013	BK 297M; PG 91	PD UP	160.00	3.74	2.34%	20.00%	1.50%	78.50%	T163N-R99W, 5TH P.M. SEC 8: SW/4 DIVIDE COUNTY, ND
210	SANDERSON, LLOYD	10/1/2010	10/1/2013	BK 297M; PG 500	PD UP	160.00	3.74	2.34%	20.00%	1.50%	78.50%	T163N-R99W, 5TH P.M. SEC 8: SW/4 DIVIDE COUNTY, ND
211	SANDERSON, RONALD	10/1/2010	10/1/2013	BK 297M; PG 69	PD UP	160.00	3.74	2.34%	20.00%	1.50%	78.50%	T163N-R99W, 5TH P.M. SEC 8: SW/4 DIVIDE COUNTY, ND
212	SARGENT, RICHARD, A/K/A RICHARD HEGGE AND LUCY SARGENT	6/3/2010	6/3/2015	BK 289M; PG 663	PD UP	520.00	26.69	VARIES	16.67%	3.33%	80.00%	T163N-R101W, 5TH P.M. SEC 12: S/2NE, NWNE, SENW SEC 13: S/2NW, SWNE, W/2SW SEC 14: SE/4 DIVIDE COUNTY, ND
213	SCHANTZ, ANN	3/8/2010	3/8/2015	BK 281M; PG 63	PD UP	152.34	19.05	12.50%	16.67%	3.33%	80.00%	T164N-R101W, 5TH P.M. SEC 31: LOTS 3, 4, E/2SW DIVIDE COUNTY, ND
214	SCHANTZ, GREGORY L.	3/8/2010	3/8/2015	BK 282M; PG 101 REREC0RDED BK 293M PG506	PD UP	152.34	19.05	12.50%	16.67%	3.33%	80.00%	T164N-R101W, 5TH P.M. SEC 31: LOTS 3, 4, E/2SW DIVIDE COUNTY, ND
215	SCHANTZ, ROBERT W.	3/8/2010	3/8/2015	BK 282M; PG 554	PD UP	152.34	38.09	25.00%	16.67%	3.33%	80.00%	T164N-R101W, 5TH P.M. SEC 31: LOTS 3, 4, E/2SW DIVIDE COUNTY, ND

	LESSOR	LEASE DATE	EXPIRY DATE	RECORDING DATA	RENTAL STATUS	LEASE GROSS	LEASE NET	WORKING INTEREST	LOR	ORRI	NRI	DESCRIPTION
216	SCHLECHT, JILL, F/K/A JILL NESS	10/4/2010	10/4/2013	BK 297M; PG 504	PD UP	160.00	0.18	0.11%	20.00%	1.50%	78.50%	T163N-R99W, 5TH P.M. SEC 8: SW/4 DIVIDE COUNTY, ND
217	SHIPLEY, MARY ANN	4/6/2010	4/6/2015	BK 284M; PG 371	PD UP	479.28	9.59	2.00%	16.67%	3.33%	80.00%	T163N-R101W, 5TH P.M. SEC 2: LOTS 1, 2, S/2NE/4, S/2 DIVIDE COUNTY, ND
218	SILVA, BEVERLY	10/1/2010	10/1/2013	BK 297M; PG 75	PD UP	160.00	0.89	0.56%	20.00%	1.50%	78.50%	T163N-R99W, 5TH P.M. SEC 8: SW/4 DIVIDE COUNTY, ND
219	SMITH, ARCHIE	10/1/2010	10/1/2013	BK 297M; PG 77	PD UP	160.00	0.89	0.56%	20.00%	1.50%	78.50%	T163N-R99W, 5TH P.M. SEC 8: SW/4 DIVIDE COUNTY, ND
220	SOLI-MARITAN, BEVERLYE	11/4/2010	11/4/2013	BK 299M; PG 314	PD UP	160.50	5.02	3.13%	18.75%	1.50%	79.75%	T163N-R100W, 5TH P.M. SEC 4: LOTS 1, 2, S/2NE/4 DIVIDE COUNTY, ND
221	SPIERING, LYNNE M., F/K/A/ LYNNE M. ROLLEFSON, A/K/A/ LYNN M. ROLLEFSON	4/15/2010	4/15/2015	BK 285M; PG 471 CORRECTION OF DESCRIPTION BK 305M; PG 144	PD UP	154.07	12.84	8.33%	17.00%	3.00%	80.00%	T163N-R101W, 5TH P.M. SEC 4: LOT 4, SWNW, W/2SW LESS A 5.25 ACRE TRACT IN THE SWSW MORE FULLY DESCRIPTIONRIBED IN BOOK 23, PAGE 431 DIVIDE COUNTY, ND
222	STATE ND OG-10-00709	2/2/2010	2/2/2015	BK 278M; PG 411	PD UP	160.00	80.00	50.00%	16.67%	3.33%	80.00%	T164N-R101W, 5TH P.M. SEC 32: SW/4 DIVIDE COUNTY, ND
223	STEINBESSIER, DONALD J.	11/24/2010	11/24/2013	BK 300M; PG 417	PD UP	960.00	10.02	1.04%	20.00%	1.50%	78.50%	T163N-R101W, 5TH P.M. SEC 3: S/2 SEC 5: S/2 SEC 10: N/2 DIVIDE COUNTY, ND
224	STRAND, EARL H., BY TIM D. STRAND, AS ATTORNEY-IN-FACT	3/25/2010	3/25/2015	BK 284M; PG 375	PD UP	479.28	92.53	19.31%	16.67%	3.33%	80.00%	T163N-R101W, 5TH P.M. SEC 2: LOTS 1, 2, S/2NE/4, S/2 DIVIDE COUNTY, ND
225	STRAND, ERVIN L., A/K/A/ ERVIN STRAND BY TIM D. STRAND, AS ATTORNEY-IN-FACT	3/25/2010	3/25/2015	BK 284M; PG 377	PD UP	479.28	46.27	9.65%	16.67%	3.33%	80.00%	T163N-R101W, 5TH P.M. SEC 2: LOTS 1, 2, S/2NE/4, S/2 DIVIDE COUNTY, ND
226	STRAND, GREG	10/1/2010	10/1/2013	BK 297M; PG 103	PD UP	160.00	9.33	5.83%	20.00%	1.50%	78.50%	T163N-R99W, 5TH P.M. SEC 8: SW/4 DIVIDE COUNTY, ND
227	STROM, THOMAS H.	12/15/2010	12/15/2013	BK 302M; PG 588	PD UP	467.44	2.61	0.56%	18.75%	1.50%	79.75%	T164N-R101W, 5TH P.M. SEC 28: LOTS 3, 4 SEC 29: LOTS 1, 5, 6, 7 SEC 32: NE/4, N/2NW/4 DIVIDE COUNTY, ND
228	TANGEDAL, MARSHALL K.	3/18/2010	3/18/2013 1 YEAR RENEWAL OPTION $100/ACRE	LEASE BK 282M; PG 90 AMENDMENT BK 289M; PG 379	PD UP	624.17	156.05	25.00%	18.75%	1.50%	79.75%	T163N-R101W, 5TH P.M. SEC 6: LOTS 1, 2, 3, 4, 5, 6, 7, S/2NE, SENW, E/2SW, SE/4 DIVIDE COUNTY, ND
229	TANGEDAL, MARSHALL K.	1/29/2010	1/29/2015	BK 278M; PG 73	PD UP	315.92	54.33	VARIES	16.67%	3.33%	80.00%	T164N-R102W, 5TH P.M. SEC 25: LOTS 1, 2, 3, 4 SEC 26: LOTS 1, 2, 3, 4 DIVIDE COUNTY, ND

	LESSOR	LEASE DATE	EXPIRY DATE	RECORDING DATA	RENTAL STATUS	LEASE GROSS	LEASE NET	WORKING INTEREST	LOR	ORRI	NRI	DESCRIPTION
230	TANGEDAL, MARSHALL K.	2/2/2010	2/2/2015	BK 278M; PG 69	PD UP	154.17	38.55	25.00%	16.67%	3.33%	80.00%	T164N-R101W, 5TH P.M. SEC 30: LOTS 1, 2, 3, 4 DIVIDE COUNTY, ND
231	TANGEDAL, MARSHALL K.	1/29/2010	1/29/2015	BK 278M; PG 71	PD UP	152.22	38.06	25.00%	16.67%	3.33%	80.00%	T164N-R101W, 5TH P.M. SEC 31: LOTS 1, 2, E/2NW DIVIDE COUNTY, ND
232	TANGEDAL, STANLEY AND MURIELLE	3/18/2010	3/18/2013 1 YEAR RENEWAL OPTION $100/ACRE	LEASE BK 282M; PG 562 AMENDMENT BK 289M; PG 381	PD UP	624.17	312.09	50.00%	18.75%	1.50%	79.75%	T163N-R101W, 5TH P.M. SEC 6: LOTS 1, 2, 3, 4, 5, 6, 7, S/2NE, SENW, E/2SW, SE/4 DIVIDE COUNTY, ND
233	TANGEDAL, STANLEY AND MURIELLE	1/29/2010	1/29/2015	BK 278M; PG 1	PD UP	315.92	108.66	VARIES	16.67%	3.33%	80.00%	T164N-R102W, 5TH P.M. SEC 25: LOTS 1, 2, 3, 4 SEC 26: LOTS 1, 2, 3, 4 DIVIDE COUNTY, ND
234	TANGEDAL, STANLEY AND MURIELLE	2/2/2010	2/2/2015	BK 278M; PG 63	PD UP	154.17	77.09	50.00%	16.67%	3.33%	80.00%	T164N-R101W, 5TH P.M. SEC 30: LOTS 1, 2, 3, 4 DIVIDE COUNTY, ND
235	THOMPSON, JUDY	4/9/2010	4/9/2013 1 YEAR RENEWAL OPTION $100/ACRE	BK 283M; PG 302 CORRECTION OF DESCRIPTION BK ; PG	PD UP	80.00	7.50	9.38%	18.75%	1.50%	79.75%	T163N-R101W, 5TH P.M. SEC 9: W/2NW DIVIDE COUNTY, ND
236	THOMPSON, KEN SCOTT, A/K/A/ KEN S. THOMPSON	6/24/2010	6/24/2015	BK 289M; PG 671	PD UP	480.00	106.67	VARIES	17.00%	3.00%	80.00%	T164N-R101W, 5TH P.M. SEC 33: N/2, SE/4 DIVIDE COUNTY, ND
237	THOMPSON, MARIAN M.	6/24/2010	6/24/2015	BK 289M; PG 677	PD UP	480.00	106.67	VARIES	17.00%	3.00%	80.00%	T164N-R101W, 5TH P.M. SEC 33: N/2, SE/4 DIVIDE COUNTY, ND
238	THOMPSON, SHARON	4/8/2010	4/8/2013 1 YEAR RENEWAL OPTION $100/ACRE	BK 285M; PG 468	PD UP	240.00	163.34	VARIES	18.75%	1.50%	79.75%	T163N-R101W, 5TH P.M. SEC 9: W2NW, SW/4 DIVIDE COUNTY, ND
239	THOMPSON, SHELLY A., FKA SHELLY A. TANGEDAL	1/29/2010	1/29/2015	BK 278M; PG 3	PD UP	315.92	54.33	VARIES	16.67%	3.33%	80.00%	T164N-R102W, 5TH P.M. SEC 25: LOTS 1, 2, 3, 4 SEC 26: LOTS 1, 2, 3, 4 DIVIDE COUNTY, ND
240	THOMPSON, TERRY	4/9/2010	4/9/2013 1 YEAR RENEWAL OPTION $100/ACRE	BK 283M; PG 288 CORRECTION OF DESCRIPTION BK ; PG	PD UP	80.00	7.50	9.38%	18.75%	1.50%	79.75%	T163N-R101W, 5TH P.M. SEC 9: W/2NW DIVIDE COUNTY, ND
241	THURMOND, CAROLYN JANICE	2/25/2010	2/25/2013 1 YEAR RENEWAL OPTION $100/ACRE	BK 279M; PG 656	PD UP	560.00	34.37	6.14%	18.75%	1.50%	79.75%	T164N-R101W, 5TH P.M. SEC 32: S/2NW, SW/4 SEC 33: SW/4 SEC 34: SE/4 DIVIDE COUNTY, ND

	LESSOR	LEASE DATE	EXPIRY DATE	RECORDING DATA	RENTAL STATUS	LEASE GROSS	LEASE NET	WORKING INTEREST	LOR	ORRI	NRI	DESCRIPTION
242	THURMOND, CAROLYN JANICE, A/K/A/ CAROLYN THURMOND	4/14/2010	4/14/2013 2 YEAR RENEWAL OPTION $100/ACRE	LEASE BK 283M; PG 286 CORRECTION OF DESCRIPTION BK 297M; PG 522	PD UP	715.72	48.12	VARIES	18.75%	1.50%	79.75%	T163N-R101W, 5TH P.M. SEC 4: LOTS 2, 3, SWNE, SENW, E/2SW, SE/4 SEC 5: LOTS 3, 4 SEC 9: E/2NW LESS A 2.06 AC TRACT IN NENW SEC 12: SW/4 DIVIDE COUNTY, ND
243	TORGESON, DOROTHY M.	1/6/2011	1/6/2014	BK 302M; PG 578	PD UP	314.80	157.40	50.00%	18.75%	1.50%	79.75%	T163N-R99W, 5TH P.M. SEC 6: LOTS 6, 7, E/2SW/4 T163N-R100W, 5TH P.M. SEC 1: SE/4 DIVIDE COUNTY, ND
244	TORGESON, HOWARD FAMILY TRUST, RANDAL TORGESON & ELIZABETH ELSBERND, TRUSTEES	1/6/2011	1/6/2014	BK 302M; PG 592	PD UP	314.80	157.40	50.00%	18.75%	1.50%	79.75%	T163N-R99W, 5TH P.M. SEC 6: LOTS 6, 7, E/2SW/4 T163N-R100W, 5TH P.M. SEC 1: SE/4 DIVIDE COUNTY, ND
245	TORGESON, KEITH & KATHY L. RADENIC	10/1/2010	10/1/2013	BK 300M; PG 423	PD UP	160.00	1.60	0.01	20.00%	1.50%	78.50%	T163N-R99W, 5TH P.M. SEC 5: SW/4 DIVIDE COUNTY, ND
246	TORGESON, MYRTLE MARGARET AKA MYRTLE TORGERSON	1/28/2010	1/28/2015	BK 278M; PG 75	PD UP	812.78	343.89	VARIES	16.67%	3.33%	80.00%	T163N-R100W, 5TH P.M. SEC 6: LOTS 3, 4, 5, 6, 7, SENW, E/2SW SEC 7: LOTS 1, 2, E/2NW T163N-R101W, 5TH P.M. SEC 1: LOTS 1, 2, S/2NE, SE/4 SEC 12: NENE DIVIDE COUNTY, ND
248	TURNER, STEVEN	7/8/2010	7/8/2015	BK 292M; PG 526	PD UP	479.28	4.23	0.88%	16.67%	3.33%	80.00%	T163N-R101W, 5TH P.M. SEC 2: LOTS 1, 2, S/2NE/4, S/2 DIVIDE COUNTY, ND
249	VALLIER, KENNETH	10/1/2010	10/1/2013	BK 297M; PG 512	PD UP	160.00	0.30	0.19%	20.00%	1.50%	78.50%	T163N-R99W, 5TH P.M. SEC 8: SW/4 DIVIDE COUNTY, ND
250	VALLIER-BEAN, DAWN	10/1/2010	10/1/2013	BK 297M; PG 73	PD UP	160.00	0.30	0.19%	20.00%	1.50%	78.50%	T163N-R99W, 5TH P.M. SEC 8: SW/4 DIVIDE COUNTY, ND
251	VANDENDRIESSCHE, KANDICE F.	4/23/2010	4/23/2015	BK 284M; PG 373	PD UP	160.00	5.00	3.13%	16.67%	3.33%	80.00%	T163N-R101W, 5TH P.M. SEC 9: NE/4 DIVIDE COUNTY, ND
252	VIGE, JANET ROGERS	6/8/2010	6/8/2013 1 YEAR RENEWAL OPTION $100/ACRE	BK 296M; PG 115	PD UP	1216.51	1.73	0.14%	19.00%	1.50%	79.50%	T163N-R101W, 5TH P.M. SEC 3: LOTS 1, 2, 3, 4, S/2N/2 T164N-R101W, 5TH P.M. SEC 26: LOTS 7, 8 SEC 27: LOTS 5, 6, 7 SEC 32: SE/4 SEC 34: NE/4, E/2NW SEC 35: W/2 DIVIDE COUNTY, ND
253	VIGNAULT, TERRY	4/13/2010	4/13/2015	BK 285M; PG 488	PD UP	479.28	0.46	0.10%	16.67%	3.33%	80.00%	T163N-R101W, 5TH P.M. SEC 2: LOTS 1, 2, S/2NE/4, S/2 DIVIDE COUNTY, ND

	LESSOR	LEASE DATE	EXPIRY DATE	RECORDING DATA	RENTAL STATUS	LEASE GROSS	LEASE NET	WORKING INTEREST	LOR	ORRI	NRI	DESCRIPTION
254	WAGNER, DAN O., BY TIM D. STRAND, AS ATTORNEY-IN-FACT	4/2/2010	4/2/2015	BK 284M; PG 385	PD UP	479.28	46.27	9.65%	16.67%	3.33%	80.00%	T163N-R101W, 5TH P.M. SEC 2: LOTS 1, 2, S/2NE/4, S/2 DIVIDE COUNTY, ND
255	WATTERS, JULIA FRANCES AKA JULIA WATTERS	2/25/2010	2/25/2013 2 YEAR RENEWAL OPTION $100/ACRE	BK 279M; PG 40	PD UP	560.00	34.37	6.14%	18.75%	1.50%	79.75%	T164N-R101W, 5TH P.M. SEC 32: S/2NW, SW/4 SEC 33: SW/4 SEC 34: SE/4 DIVIDE COUNTY, ND
256	WATTERS, JULIA FRANCES, A/K/A JULIA WATTERS	4/14/2010	4/14/2013 2 YEAR RENEWAL OPTION $100/ACRE	LEASE BK 283M; PG 294 CORRECTION OF DESCRIPTION BK ; PG	PD UP	715.28	48.15	VARIES	18.75%	1.50%	79.75%	T163N-R101W, 5TH P.M. SEC 4: LOTS 2, 3, SWNE, SENW, E/2SW, SE/4 SEC 5: LOTS 3, 4 SEC 9: E/2NW LESS A 2.5 AC TRACT IN NENW SEC 12: SW/4 DIVIDE COUNTY, ND
257	WEBER, RAY A. & DAVID N. TRUST DATED DECEMBER 16, 1987, BARBARA GRAVES SHIMER, F/K/A BARBARA GRAVES, TRUSTEE	1/6/2011	1/6/2014	BK 302M; PG 590	PD UP	467.44	4.88	0.01	20.00%	1.50%	78.50%	T164N-R101W, 5TH P.M. SEC 28: LOTS 3, 4 SEC 29: LOTS 1, 5, 6, 7 SEC 32: NE/4, N/2NW/4 DIVIDE COUNTY, ND
258	WELLMAN, TRACEY G.	7/8/2010	7/8/2015	BK 292M; PG 524	PD UP	479.28	4.23	0.88%	16.67%	3.33%	80.00%	T163N-R101W, 5TH P.M. SEC 2: LOTS 1, 2, S/2NE/4, S/2 DIVIDE COUNTY, ND
259	WELLS, LOIS AKA LOIS T. WELLS	3/2/2010	3/2/2015	BK 279M; PG 662	PD UP	798.80	16.22	VARIES	16.67%	3.33%	80.00%	T163N-R101W, 5TH P.M. SEC 1: LOTS 3, 4, S/2NW/4 SEC 2: LOTS 1, 2, S/2NE/4, S/2 T164N-R101W, 5TH P.M. SEC 35: SE/4 DIVIDE COUNTY, ND
260	WIGNESS, RUTH	4/9/2010	4/9/2013 1 YEAR RENEWAL OPTION $100/ACRE	BK 286M; PG 175	PD UP	80.00	26.67	33.34%	18.75%	1.50%	79.75%	T163N-R101W, 5TH P.M. SEC 9: E/2SW DIVIDE COUNTY, ND
261	WILLIAMSON, HU & ELAINE TRUST, STEVE H. WILLIAMSON AS SUCCESSOR TRUSTEE	10/11/2010	10/11/2013	BK 298M; PG 524	PD UP	960.00	50.01	5.21%	18.75%	1.50%	79.75%	T163N-R101W, 5TH P.M. SEC 3: S/2 SEC 5: S/2 SEC 10: N/2 DIVIDE COUNTY, ND
262	WILLISTON STATE COLLEGE FOUNDATION	10/11/2010	10/11/2013	BK 303M; PG 414	PD UP	960.00	25.02	2.61%	20.00%	1.50%	78.50%	T163N-R101W, 5TH P.M. SEC 3: S/2 SEC 5: S/2 SEC 10: N/2 DIVIDE COUNTY, ND
263	WILTFONG, MICHAEL	11/30/2010	11/30/2013	BK 300M; PG 419	PD UP	960.00	2.01	0.21%	16.67%	3.33%	80.00%	T163N-R101W, 5TH P.M. SEC 3: S/2 SEC 5: S/2 SEC 10: N/2 DIVIDE COUNTY, ND

	LESSOR	LEASE DATE	EXPIRY DATE	RECORDING DATA	RENTAL STATUS	LEASE GROSS	LEASE NET	WORKING INTEREST	LOR	ORRI	NRI	DESCRIPTION
264	WILTFONG, RAY	10/19/2010	10/19/2013	BK 298M; PG 522	PD UP	960.00	2.01	0.21%	16.67%	3.33%	80.00%	T163N-R101W, 5TH P.M. SEC 3: S/2 SEC 5: S/2 SEC 10: N/2 DIVIDE COUNTY, ND
265	WINGER, JAMES G.	7/8/2010	7/8/2015	BK 291M; PG 157	PD UP	479.28	4.23	0.88%	16.67%	3.33%	80.00%	T163N-R101W, 5TH P.M. SEC 2: LOTS 1, 2, S/2NE/4, S/2 DIVIDE COUNTY, ND
266	WINGER, MICHAEL G.	7/8/2010	7/8/2015	BK 291M; PG 159	PD UP	479.28	4.23	0.88%	16.67%	3.33%	80.00%	T163N-R101W, 5TH P.M. SEC 2: LOTS 1, 2, S/2NE/4, S/2 DIVIDE COUNTY, ND
267	WINTER, LAUREL	10/1/2010	10/1/2013	BK 297M; PG 99	PD UP	160.00	9.33	5.83%	20.00%	1.50%	78.50%	T163N-R99W, 5TH P.M. SEC 8: SW/4 DIVIDE COUNTY, ND
268	WITHERSPOON, WILLIAM J., III	4/5/2010	4/5/2015	BK 284M; PG 369	PD UP	640.00	6.68	1.04%	16.67%	3.33%	80.00%	T163N-R101W, 5TH P.M. SEC 3: S/2 SEC 5: S/2 DIVIDE COUNTY, ND
269	WUEBKER, HENRY, A/K/A/ HENRY H. WUEBKER	6/23/2010	6/23/2013	BK 291M; PG 149	PD UP	1429.79	8.62	VARIES	19.00%	1.50%	79.50%
T163N-R101W, 5TH P.M.
SEC 4: LOTS 2, 3, 4, SWNE, S/2NW, S/2 LESS A 5.25 ACRE TRACT IN THE SWSW MORE FULLY DESCRIPTIONRIBED IN BK 23, PG 431
SEC 5: LOTS 3, 4
SEC 9: E/2NW, LESS A 2.06 ACRE TRACT IN THE NENW MORE FULY DESCRIPTIONRIBED IN BK 36, PG 137
SEC 12: SW/4
T164N-R101W, 5TH P.M.
SEC 32: S/2NW, SW/4
SEC 33: SW/4
SEC 34: SE/4
DIVIDE COUNTY, ND

270	YELLOWSTONE CONFERENCE OF THE UNITED METHODIST CHURCH OF BILLINGS, MONTANA, A RELIGIOUS NON-PROFIT CORPORATION UNDER THE LAW OF MONTANA, F/K/A THE MONTANA CONFERENCE OF THE EVANGELICAL UNITED BRETHERN CHURCH	2/4/2010	2/4/2015	BK 279M; PG 46	PD UP	160.00	70.00	43.75%	16.67%	3.33%	80.00%	T164N-R101W, 5TH P.M. SEC 35: NE/4 DIVIDE COUNTY, ND
	TOTALS:					131326.90	8632.92

Exhibit A - Part 2
Attached to and made a part of that certain Purchase and Sale Agreement, dated effective as of May 17, 2011, between Eternal Energy Corp., as Operator, and the Non Operators named therein.

	LESSOR	LSE DATE	EXPIRY DATE	RECORDING DATA	RENTAL STATUS	GROSS	NET	WORKING INTEREST	LOR	ORRI	NRI	DESCRIPTION
1	AGRIBANK, FCB	6/19/2008	6/19/2013	BK 259M; PG 461	PD UP	160.00	80.00	50.00%	16.67%	3.33%	80.00%	T164N-R101W, 5TH P.M. SEC 35: SW/4 DIVIDE COUNTY, ND
2	AGRIBANK, FCB	6/19/2008	6/19/2013	BK 259M; PG 464	PD UP	320.00	160.00	50.00%	16.67%	3.33%	80.00%	T164N-R102W, 5TH P.M. SEC 34: SE/4, E/2SW, S/2NW DIVIDE COUNTY, ND
3	ALLISON, DUANE	10/25/2007	10/25/2012	BK 253M; PG 136	PD UP	142.12	11.85	8.34%	16.67%	3.33%	80.00%	T163N-R100W, 5TH P.M. SEC 19: LOTS 1 (36.19), 2 (36.15), E/2NW/4, EXCEPT 10.32 ACRE RR ROW DIVIDE COUNTY, ND
4	ALLISON, DUANE	11/26/2007	11/26/2012	BK 253M; PG 341	PD UP	157.80	13.15	8.33%	16.67%	3.33%	80.00%	T163N-R101W, 5TH P.M. SEC 24: NE/4 EXCEPT RR ROW DIVIDE COUNTY, ND
5	ASLESON, CURTIS	11/20/2007	11/20/2012	BK 254M; PG 378	PD UP	160.00	19.35	12.50%	16.67%	3.33%	80.00%	T163N-R101W, 5TH P.M. SEC 24: SE/4 DIVIDE COUNTY, ND
6	ASLESON, DENNIS	10/25/2007	10/25/2012	BK 253M; PG 134	PD UP	142.12	11.85	8.34%	16.67%	3.33%	80.00%	T163N-R100W, 5TH P.M. SEC 19: LOTS 1 (36.19), 2 (36.15), E/2NW/4, EXCEPT 10.32 ACRE RR ROW DIVIDE COUNTY, ND
7	ASLESON, DONALD	10/25/2007	10/25/2012	BK 253M; PG 281	PD UP	142.12	11.85	8.34%	16.67%	3.33%	80.00%	T163N-R100W, 5TH P.M. SEC 19: LOTS 1 (36.19), 2 (36.15), E/2NW/4, EXCEPT 10.32 ACRE RR ROW DIVIDE COUNTY, ND
8	ASLESON, LEIGH	11/20/2007	11/20/2012	BK 254M; PG 380	PD UP	160.00	19.35	12.50%	16.67%	3.33%	80.00%	T163N-R101W, 5TH P.M. SEC 24: SE/4 DIVIDE COUNTY, ND
9	ASLESON, MAYNARD	10/25/2007	10/25/2012	BK 253M; PG 132	PD UP	142.12	11.85	8.34%	16.67%	3.33%	80.00%	T163N-R100W, 5TH P.M. SEC 19: LOTS 1 (36.19), 2 (36.15), E/2NW/4, EXCEPT 10.32 ACRE RR ROW DIVIDE COUNTY, ND
10	ASLESON, ROBERT	10/25/2007	10/25/2012	BK 253M; PG 9	PD UP	142.12	11.85	8.34%	16.67%	3.33%	80.00%	T163N-R100W, 5TH P.M. SEC 19: LOTS 1 (36.19), 2 (36.15), E/2NW/4, EXCEPT 10.32 ACRE RR ROW DIVIDE COUNTY, ND
11	ASLESON, RYAN J.	11/20/2007	11/20/2012	BK 254M; PG 376	PD UP	160.00	19.35	12.50%	16.67%	3.33%	80.00%	T163N-R101W, 5TH P.M. SEC 24: SE/4 DIVIDE COUNTY, ND
12	ASLESON, SONIA	11/20/2007	11/20/2012	BK 254M; PG 382	PD UP	160.00	19.35	12.50%	16.67%	3.33%	80.00%	T163N-R101W, 5TH P.M. SEC 24: SE/4 DIVIDE COUNTY, ND
13	CARTER, BYRON N.	9/18/2008	9/18/2013	BK 263M; PG 215	PD UP	160.00	80.00	VARIES	16.67%	3.33%	80.00%	T163N-R101W, 5TH P.M. SEC 5: S/2NW SEC 9: W/2NW DIVIDE COUNTY, ND

	LESSOR	LSE DATE	EXPIRY DATE	RECORDING DATA	RENTAL STATUS	GROSS	NET	WORKING INTEREST	LOR	ORRI	NRI	DESCRIPTION
14	DRAWBOND, MATILDA	6/16/2008	6/16/2013	BK 260M; PG 601	PD UP	321.60	160.80	50.00%	16.67%	3.33%	80.00%	INSOFAR AND ONLY INSOFAR AS SAID LEASE COVERS T163N-R102W, 5TH P.M. SEC 3: LOTS 1 (40.49), 2 (40.43), 3 (40.37), 4 (40.31), S/2N/2 DIVIDE COUNTY, ND
15	HAWKINSON, MARGARET	7/18/2008	7/18/2013	BK 260M; PG 83	PD UP	160.00	1.67	1.04%	16.67%	3.33%	80.00%	T164N-R101W, 5TH P.M. SEC 34: SW/4 DIVIDE COUNTY, ND
16	HAWKINSON, WM. J. AKA WILLIAM J. HAWKINSON	7/23/2008	7/23/2013	BK 260M; PG 81	PD UP	160.00	1.67	1.04%	16.67%	3.33%	80.00%	T164N-R101W, 5TH P.M. SEC 34: SW/4 DIVIDE COUNTY, ND
17	LEGAARD, SCOTT	10/25/2007	10/25/2012	BK 253M; PG 128	PD UP	142.12	5.93	4.17%	16.67%	3.33%	80.00%	T163N-R100W, 5TH P.M. SEC 19: LOTS 1 (36.19), 2 (36.15), E/2NW/4, EXCEPT 10.32 ACRE RR ROW DIVIDE COUNTY, ND
18	LEGAARD, SPENCER	10/25/2007	10/25/2012	BK 253M; PG 277	PD UP	142.12	11.85	8.34%	16.67%	3.33%	80.00%	T163N-R100W, 5TH P.M. SEC 19: LOTS 1 (36.19), 2 (36.15), E/2NW/4, EXCEPT 10.32 ACRE RR ROW DIVIDE COUNTY, ND
19	LEGAARD, WANDA	10/25/2007	10/25/2012	BK 253M; PG 279	PD UP	142.12	3.64	2.56%	16.67%	3.33%	80.00%	T163N-R100W, 5TH P.M. SEC 19: LOTS 1 (36.19), 2 (36.15), E/2NW/4, EXCEPT 10.32 ACRE RR ROW DIVIDE COUNTY, ND
20	MUZZY, JAMES E. AND HILARY STAFFORD-MUZZY, INDIVIDUALLY AND AS TRUSTEES, OR THEIR SUCCESSORS IN TRUST UNDER THE JAMES E. MUZZY LIVING TRUST DTD 6-3-98	6/18/2008	6/18/2013	BK 260M; PG 597	PD UP	350.61	34.15	VARIES	16.67%	3.33%	80.00%	T164N-R101W, 5TH P.M. SEC 27: LOT 8 (36.13) SEC 28: LOTS 1 (38.07), 5 (36.41) SEC 34: W/2NW/4, SW/4 DIVIDE COUNTY, ND
21	MUZZY, JERALD E AND LAVON R.	6/18/2008	6/18/2013	BK 259M; PG 100	PD UP	350.61	49.92	VARIES	16.67%	3.33%	80.00%	T164N-R101W, 5TH P.M. SEC 27: LOT 8 (36.13) SEC 28: LOTS 1 (38.07), 5 (36.41) SEC 34: W/2NW/4, SW/4 DIVIDE COUNTY, ND
22	PERMAN, ALANA GAYL, A PROTECTED PERSON, JOYCE WUERTZ, CONSERVATOR	8/14/2007	8/14/2012	BK 251M; PG 258	PD UP	320.80	80.20	25.00%	15.00%	5.00%	80.00%	INSOFAR AND ONLY INSOFAR AS SAID LEASE COVERS T163N-R100W, 5TH P.M. SEC 1: LOTS 1 (40.05), 2 (40.15), 3 (40.25), 4 (40.35), S/2N/2 (N/2) DIVIDE COUNTY, ND
23	PROCHNICK, BRYAN GEORGE	8/14/2007	8/14/2012	BK 251M; PG 267	PD UP	320.80	80.20	25.00%	15.00%	5.00%	80.00%	INSOFAR AND ONLY INSOFAR AS SAID LEASE COVERS T163N-R100W, 5TH P.M. SEC 1: LOTS 1 (40.05), 2 (40.15), 3 (40.25), 4 (40.35), S/2N/2 (N/2) DIVIDE COUNTY, ND
24	PROCHNICK, ROBERT & LINDA, CO-TRUSTEES OF THE PROCHNICK FAMILY REVOCABLE TRUST DTD 6/6/02	8/14/2007	8/14/2012	BK 251M; PG 261	PD UP	320.80	80.20	25.00%	15.00%	5.00%	80.00%	INSOFAR AND ONLY INSOFAR AS SAID LEASE COVERS T163N-R100W, 5TH P.M. SEC 1: LOTS 1 (40.05), 2 (40.15), 3 (40.25), 4 (40.35), S/2N/2 (N/2) DIVIDE COUNTY, ND

	LESSOR	LSE DATE	EXPIRY DATE	RECORDING DATA	RENTAL STATUS	GROSS	NET	WORKING INTEREST	LOR	ORRI	NRI	DESCRIPTION
25	RUD, ELAINE ROSE	10/17/2007	10/17/2012	BK 253M; PG 334	PD UP	152.68	76.34	50.00%	16.67%	3.33%	80.00%	T163N-R100W, 5TH P.M. SEC 19: LOTS 3 (36.31), 4 (36.37), E/2SW DIVIDE COUNTY, ND
26	SACKMAN, MARILYN G., FKA MARILYN KARST	7/31/2008	7/31/2013	BK 260M; PG 613	PD UP	320.00	16.67	5.21%	16.67%	3.33%	80.00%	T163N-R101W, 5TH P.M. SEC 3: S/2 DIVIDE COUNTY, ND
27	SACKMAN, MARILYN G., FKA MARILYN KARST	8/11/2008	8/11/2013	BK 263M; PG 198	PD UP	640.00	33.34	5.21%	16.67%	3.33%	80.00%	T163N-R101W, 5TH P.M. SEC 5: S/2 SEC 10: N/2 DIVIDE COUNTY, ND
28	SCHAFFER, LAWRENCE	10/25/2007	10/25/2012	BK 253M; PG 130	PD UP	142.12	11.85	8.34%	16.67%	3.33%	80.00%	T163N-R100W, 5TH P.M. SEC 19: LOTS 1 (36.19), 2 (36.15), E/2NW/4, EXCEPT 10.32 ACRE RR ROW DIVIDE COUNTY, ND
29	SEWELL, RENZA DALE AND J. LOGAN	8/18/2008	8/18/2011	BK 261M; PG 661	PD UP	1,216.51	96.36	7.92%	16.67%	3.33%	80.00%
T163N-R101W, 5TH P.M.
SEC 3: LOTS 1 (39.49), 2 (39.43), 3 (39.37), 4 (39.31), S/2N/2
T164N-R101W, 5TH P.M.
SEC 26: LOTS 7 (35.53), 8 (35.67)
SEC 27: LOTS 5 (35.79), 6 (35.91) 7 (36.01)
SEC 32: SE/4
SEC 34: NE/4, E/2NW/4
SEC 35: W/2
DIVIDE COUNTY, ND

30	ST ND - UNIVERSITY & SCHOOL LANDS OG-06-01874	11/7/2006	11/7/2011		PD UP	155.50	77.75	50.00%	12.50%	7.50%	80.00%	T163N-R101W, 5TH P.M. SEC 4: SE/4 DIVIDE COUNTY, ND
31	ST ND - UNIVERSITY & SCHOOL LANDS OG-06-01875	11/7/2006	11/7/2011		PD UP	80.00	40.00	50.00%	12.50%	7.50%	80.00%	T163N-R101W, 5TH P.M. SEC 4: E/2SW/4 DIVIDE COUNTY, ND
32	ST ND - UNIVERSITY & SCHOOL LANDS OG-06-01876	11/7/2006	11/7/2011		PD UP	79.18	39.59	50.00%	12.50%	7.50%	80.00%	T163N-R101W, 5TH P.M. SEC 5: LOTS 3 AND 4 DIVIDE COUNTY, ND
33	ST ND - UNIVERSITY & SCHOOL LANDS OG-06-01877	11/7/2006	11/7/2011		PD UP	80.00	40.00	50.00%	16.67%	3.33%	80.00%	T163N-R101W, 5TH P.M. SEC 9: E/2NW/4 DIVIDE COUNTY, ND
34	ST ND - UNIVERSITY & SCHOOL LANDS OG-06-01939	11/7/2006	11/7/2011		PD UP	80.00	40.00	50.00%	12.50%	7.50%	80.00%	T164N-R101W, 5TH P.M. SEC 32: S/2NW/4 DIVIDE COUNTY, ND
35	ST ND - UNIVERSITY & SCHOOL LANDS OG-08-00422	4/29/2008	4/29/2013		PD UP	160.00	80.00	50.00%	12.50%	7.50%	80.00%	T163N-R100W, 5TH P.M. SEC 6: S/2NE/4, LOTS 1 AND 2 DIVIDE COUNTY, ND
36	STUCKEY, ELEANOR	6/13/2008	6/13/2011	BK 258M; PG 293	PD UP	640.44	93.50	VARIES	16.00%	4.00%	80.00%
T163N-R102W, 5TH P.M.
SEC 1: SW/4
SEC 2: LOTS 1 (40.24), 2 (40.32), 3 (40.40), 4 (40.48), S/2N/2, SE/4 LESS A 1.0 ACRE PARCEL IN THE SW CORNER 16 RODS N/S BY 10 RODS E/W MORE FULLY DESCRIBED IN BOOK 11 DEEDS, PAGE 575
DIVIDE COUNTY, ND

	LESSOR	LSE DATE	EXPIRY DATE	RECORDING DATA	RENTAL STATUS	GROSS	NET	WORKING INTEREST	LOR	ORRI	NRI	DESCRIPTION
37	SVENDSON, BONNIE, AKA BONNIE ISEMINGER	9/8/2008	9/8/2013	BK 264M; PG 729	PD UP	320.00	10.00	3.13%	16.67%	3.33%	80.00%	T164N-R101W, 5TH P.M. SEC 33: SE/4 SEC 34: SW/4 DIVIDE COUNTY, ND
38	TANGEDAL FAMILY LIVING TRUST DATED MARCH 18, 1999, RICHARD C. TANGEDAL, TRUSTEE	8/28/2008	8/28/2011	BK 265M; PG 97	PD UP	960.44	403.50	VARIES	16.67%	3.33%	80.00%
INSOFAR AND ONLY INSOFAR AS SAID LEASE COVERS
T163N-R102W, 5TH P.M.
SEC 1: SW/4
SEC 2: LOTS 1 (40.24), 2 (40.32), 3 (40.40), 4 (40.48), S/2N/2, SE/4 LESS A 1.0 ACRE PARCEL IN THE SW CORNER 16 RODS N/S BY 10 RODS E/W MORE FULLY DESCRIBED IN BOOK 11 DEEDS, PAGE 575
T164N-R101W, 5TH P.M.
SEC 31: E/2
DIVIDE COUNTY, ND

39	TANGEDAL, ELTON	6/13/2008	6/13/2011	BK 258M; PG 296	PD UP	640.44	93.50	VARIES	16.00%	4.00%	80.00%
T163N-R102W, 5TH P.M.
SEC 1: SW/4
SEC 2: LOTS 1 (40.24), 2 (40.32), 3 (40.40), 4 (40.48), S/2N/2, SE/4 LESS A 1.0 ACRE PARCEL IN THE SW CORNER 16 RODS N/S BY 10 RODS E/W MORE FULLY DESCRIBED IN BOOK 11 DEEDS, PAGE 575
DIVIDE COUNTY, ND

40	TANGEDAL, NORMAN	6/13/2008	6/13/2011	BK 258M; PG 289	PD UP	640.44	93.50	VARIES	16.00%	4.00%	80.00%
T163N-R102W, 5TH P.M.
SEC 1: SW/4
SEC 2: LOTS 1 (40.24), 2 (40.32), 3 (40.40), 4 (40.48), S/2N/2, SE/4 LESS A 1.0 ACRE PARCEL IN THE SW CORNER 16 RODS N/S BY 10 RODS E/W MORE FULLY DESCRIBED IN BOOK 11 DEEDS, PAGE 575
DIVIDE COUNTY, ND

41	THOMPSON, KEN SCOTT, AKA KEN S. THOMPSON	9/5/2008	9/5/2013	BK 263M; PG 183	PD UP	350.61	74.34	VARIES	16.67%	3.33%	80.00%	T164N-R101W, 5TH P.M. SEC 27: LOT 8 (36.13) SEC 28: LOTS 1 (38.07), 5 (36.41) SEC 34: W/2NW/4, SW/4 DIVIDE COUNTY, ND
42	THOMPSON, MARIAN M.	9/5/2008	9/5/2013	BK 263M; PG 185	PD UP	350.61	74.34	VARIES	16.67%	3.33%	80.00%	T164N-R101W, 5TH P.M. SEC 27: LOT 8 (36.13) SEC 28: LOTS 1 (38.07), 5 (36.41) SEC 34: W/2NW/4, SW/4 DIVIDE COUNTY, ND

	LESSOR	LSE DATE	EXPIRY DATE	RECORDING DATA	RENTAL STATUS	GROSS	NET	WORKING INTEREST	LOR	ORRI	NRI	DESCRIPTION
43	THOMPSON, SHELLY A.	9/18/2008	9/18/2011	BK 265M; PG 108	PD UP	1,258.74	314.70	25.00%	16.67%	3.33%	80.00%
T163N-R101W, 5TH P.M.
SEC 6: LOTS 1 (39.72), 2 (39.80), 3 (39.88), 4 (36.17), 5 (36.20), 6 (36.20), 7 (36.20), S/2NE, SENW, E/2SW, SE/4
T163N-R102W, 5TH P.M.
SEC 1: LOTS 1 (40.02), 2 (40.08), 3 (40.12), 4 (40.18), S/2N/2, SE/4
T164N-R101W, 5TH P.M.
SEC 30: LOTS 1 (39.43), 2 (39.48), 3 (39.53), 4 (35.73)
DIVIDE COUNTY, ND

	TOTALS					13,147.69	2,689.31

*Eternal Energy Corporation owns 10% of 2,689.31 net acres, or 269 net acres.

EXHIBIT “B”

ASSIGNMENT, BILL OF SALE AND CONVEYANCE

This Assignment, Bill of Sale and Conveyance (this “Assignment”) dated as of 7:00 a.m., Mountain Time, on May 1, 2011, is from American Eagle Energy Inc., a Nevada corporation, whose address is 27 North 27th Street, Suite 21G, Billings, Montana  59101 (“AEE”), Eternal Energy Corp., a Nevada corporation, whose address is 2549 W. Main Street, Suite 202, Littleton, Colorado 80120 (“Eternal” and together with AEE, each an “Assignor” and collectively “Assignors”), to NextEra Energy Gas Producing, LLC, a Delaware limited liability company, whose address is 1000 Louisiana Street, Suite 5550, Houston, Texas 77002 (“Assignee”).

For Ten Dollars and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), each Assignor does hereby grant, bargain, sell, convey, assign, transfer, set over and deliver to Assignee an undivided 50% of such Assignor’s right, title and interest in and to the following (collectively, the “Assets”):

(a)           The leasehold estates created by the oil and gas leases described in Exhibit A (the “Leases”), together with each and every kind and character of right, title, claim or interest which either Assignor has in and to the lands described in Exhibit A or covered by the Leases (collectively, the “Lands”), even though Assignors’ interests therein or in the Lands may be incorrectly described or omitted from Exhibit A; and

(b)           Any and all leasehold interests and other rights, titles and interests of Assignor in and to any pooled acreage, communitized acreage or units arising on account of the Leases or the Lands having been pooled, communitized or unitized into such units (the “Unit Interests”);

(c)           All oil wells and gas wells, water injection wells and other injection or disposal wells, temporarily abandoned and permanently plugged and abandoned wells, and all other wells of every nature and kind located on or attributable to the Leases or the Unit Interests (the “Wells,” and together with the Leases and the Unit Interests, the “Subject Oil and Gas Interests”);

(d)           All oil, gas, well gas, casinghead gas, condensate, and all components of any of them (including liquids and products produced from any of them), in each case, produced from or attributable to the Subject Oil and Gas Interests from and after the Effective Time;

(e)           The contracts and agreements described in Exhibit B;

(f)            To the extent related to the use, ownership or operation of any of the Subject Oil and Gas Interests or any of the Equipment, (i) all easements, rights-of-way, servitudes, surface use agreements, surface leases and similar rights, obligations and interests and (ii) all permits, water rights (including water withdrawal, storage, discharge, treatment, injection and disposal rights), licenses, registrations, consents, orders, approvals, variances, exemptions, waivers, franchises, rights and other authorizations issued by any governmental authority;

(g)           All equipment, machinery, fixtures, and other real, immovable, personal, movable and mixed property that is located on the Leases and used (or held for use) in connection with the use, ownership or operation of the Wells, including flow lines, pipelines, well pads, caissons, tank batteries, equipment inventory, improvements (collectively, the “Equipment”); and

(h)           Copies of all files, records and data relating to the properties and interests described above, including, without limitation, all land, title, well and contract files, operations, accounting, environmental, production and tax records, and geological and geophysical data.

TO HAVE AND TO HOLD the Assets unto Assignee, its successors and assigns, forever, subject to the following terms and conditions.

This Assignment binds and inures to the benefit of Assignor and Assignee and their respective successors and assigns.

Each Assignor, for itself and its successors, does covenant and agree that it will WARRANT and DEFEND title to the Assets unto Assignee, its successors and assigns, against all persons claiming or to claim the whole or any part thereof, by, through or under such Assignor, but not otherwise, and hereby warrants with respect to the Assets assigned by it that title to such Assets is free and clear of all liens, claims, security interests, mortgages, charges and encumbrances arising by, through or under such Assignor, but not otherwise.  Assignee shall be and is hereby subrogated to all covenants and warranties of title by parties heretofore given or made to either Assignor or its predecessors in title in respect of any of the Assets. EXCEPT AS EXPRESSLY SET FORTH IN THE PRECEDING SENTENCES OF THIS PARAGRAPH, THIS ASSIGNMENT IS MADE WITHOUT WARRANTY OF ANY KIND, EITHER EXPRESS, IMPLIED OR STATUTORY.  EACH ASSIGNOR EXPRESSLY DISCLAIMS AND NEGATES ANY WARRANTY AS TO THE CONDITION OF ANY PERSONAL PROPERTY, EQUIPMENT, FIXTURES AND ITEMS OF MOVEABLE PROPERTY COMPRISING ANY PART OF THE ASSETS, INCLUDING (a) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (b) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (c) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, (d) ANY RIGHTS OF ASSIGNEE UNDER APPLICABLE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION, AND (e) ANY CLAIM BY ASSIGNEE FOR DAMAGES BECAUSE OF DEFECTS, WHETHER KNOWN OR UNKNOWN, IT BEING EXPRESSLY UNDERSTOOD BY ASSIGNEE THAT SAID PERSONAL PROPERTY, FIXTURES, EQUIPMENT, AND ITEMS ARE BEING CONVEYED TO ASSIGNEE “AS IS”, “WHERE IS”, WITH ALL FAULTS, AND IN THEIR PRESENT CONDITION AND STATE OF REPAIR.

At the request of Assignee but without further consideration, each Assignor shall execute and deliver or use reasonable efforts to cause to be executed and delivered such other instruments of conveyance and take such other actions as Assignee reasonably may request to more effectively assign title to the Assets to Assignee or put Assignee in possession of the Assets.  If any of the Assets are incorrectly described, the description shall be corrected upon proof of the proper description.

This Assignment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

This Assignment may be executed in several counterparts and all of such counterparts together shall constitute one and the same instrument.

[Signature Pages Follow]

This Assignment has been executed by the parties hereto effective as of 7:00 a.m., Mountain Time, on May 1, 2011.

ASSIGNORS:

AMERICAN EAGLE ENERGY INC.

By:
Name:	Thomas G. Lantz
Title:	Vice President, Operations

ETERNAL ENERGY CORP.

By:
Name:	Brad Colby
Title:	President

ASSIGNEE:

NEXTERA ENERGY GAS PRODUCING, LLC

By:
Name:	Lawrence A. Wall, Jr.
Title:	President

STATE OF	)
	)	ss.
COUNTY OF	)

The foregoing instrument was acknowledged before me this _____ day of May, 2011, by Thomas G. Lantz as Vice President, Operations of American Eagle Energy Inc., a Nevada corporation, on behalf of the corporation.

Notary Public

Serial number, if any

(Seal, if any)

STATE OF	)
	)	ss.
COUNTY OF	)

The foregoing instrument was acknowledged before me this _____ day of May, 2011, by Brad Colby as President of Eternal Energy Corp., a Nevada corporation, on behalf of the corporation.

Notary Public

Serial number, if any

(Seal, if any)

STATE OF	)
	)	ss.
COUNTY OF	)

The foregoing instrument was acknowledged before me this _____ day of May, 2011, by Lawrence A. Wall, Jr. as President of NextEra Energy Gas Producing, LLC, a Delaware limited liability company, on behalf of the limited liability company.

Notary Public

Serial number, if any

(Seal, if any)

EXHIBIT “C”

JOINT OPERATING AGREEMENT

C-1

EXHIBIT “C”
Attached to and made a part of that certain Purchase and Sale Agreement, dated as of May 17,
2011, among American Eagle Energy Inc., Eternal Energy Corp., and
NextEra Energy Gas Producing, LLC.
A.A.P.L. FORM 610 - 1989

MODEL FORM OPERATING AGREEMENT

OPERATING AGREEMENT

DATED

,	2011	,
year

OPERATOR

CONTRACT AREA	See Exhibit “A”

COUNTY OF	DIVIDE	, STATE OF	NORTH DAKOTA

COPYRIGHT 1989 – ALL RIGHTS RESERVED AMERICAN ASSOCIATION OF PETROLEUM LANDMEN, 4100 FOSSIL CREEK BLVD. FORT WORTH, TEXAS, 76137, APPROVED FORM.

A.A.P.L. NO. 610 – 1989

C-2

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

i

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

TABLE OF CONTENTS

	D. ASSIGNMENT; MAINTENANCE OF UNIFORM INTEREST:	15
	E. WAIVER OF RIGHTS TO PARTITION:	15
IX.	INTERNAL REVENUE CODE ELECTION	15
X.	CLAIMS AND LAWSUITS	15
XI.	FORCE MAJEURE	16
XII.	NOTICES	16
XIII.	TERM OF AGREEMENT	16
XIV.	COMPLIANCE WITH LAWS AND REGULATIONS	16
	A. LAWS, REGULATIONS AND ORDERS:	16
	B. GOVERNING LAW:	16
	C. REGULATORY AGENCIES:	16
XV.	MISCELLANEOUS	17
	A. EXECUTION:	17
	B. SUCCESSORS AND ASSIGNS:	17
	C. COUNTERPARTS:	17
	D. SEVERABILITY	17
XVI.	OTHER PROVISIONS	18

ii

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

OPERATING AGREEMENT

THIS AGREEMENT, entered into by and between  Eternal Energy Corp., a Nevada corporation , hereinafter designated and referred to as "Operator," and the signatory party or parties other than Operator, sometimes hereinafter referred to individually as "Non-Operator," and collectively as "Non-Operators." Operator and the Non-Operators may sometimes be referred to herein individually as a “Party” and collectively as the “Parties.”

WITNESSETH:

WHEREAS, the parties to this agreement are owners of Oil and Gas Leases and/or Oil and Gas Interests in the land identified in Exhibit "A," and the parties hereto have reached an agreement to explore and develop these Leases and/or Oil and Gas Interests for the production of Oil and Gas to the extent and as hereinafter provided,

NOW, THEREFORE, it is agreed as follows:

ARTICLE I.

DEFINITIONS

As used in this agreement, the following words and terms shall have the meanings here ascribed to them:

A.  The term "AFE" shall mean an Authority for Expenditure prepared by a party to this agreement for the purpose of estimating the costs to be incurred in conducting an operation hereunder.

B.  The term "Completion" or "Complete" shall mean a single operation intended to complete a well as a producer of Oil and Gas in one or more Zones, including, but not limited to, the setting of production casing, perforating, well stimulation and production testing conducted in such operation.

C.  The term "Contract Area" shall mean all of the lands, Oil and Gas Leases and/or Oil and Gas Interests intended to be developed and operated for Oil and Gas purposes under this agreement.  Such lands, Oil and Gas Leases and Oil and Gas Interests are described in Exhibit "A."

D.  The term "Deepen" shall mean a single operation whereby a well is drilled to an objective Zone below the deepest Zone in which the well was previously drilled, or below the Deepest Zone proposed in the associated AFE, whichever is the lesser.

E.  The terms "Drilling Party" and "Consenting Party" shall mean a party who agrees to join in and pay its share of the cost of any operation conducted under the provisions of this agreement.

F.  The term "Drilling Unit" shall mean the area fixed for the drilling of one well by order or rule of any state or federal body having authority.  If a Drilling Unit is not fixed by any such rule or order, a Drilling Unit shall be the drilling unit as established by the pattern of drilling in the Contract Area unless fixed by express agreement of the Drilling Parties.

G.  The term "Drillsite" shall mean the Oil and Gas Lease or Oil and Gas Interest on which a proposed well is to be located.

H.  The term "Initial Well" shall mean the well required to be drilled by the parties hereto as provided in Article VI.A.

I.  The term "Non-Consent Well" shall mean a well in which less than all parties have conducted an operation as provided in Article VI.B.2.

J.  The terms "Non-Drilling Party" and "Non-Consenting Party" shall mean a party who elects not to participate in a proposed operation.

K.  The term "Oil and Gas" shall mean oil, gas, casinghead gas, gas condensate, and/or all other liquid or gaseous hydrocarbons and other marketable substances produced therewith, unless an intent to limit the inclusiveness of this term is specifically stated.

L.  The term "Oil and Gas Interests" or "Interests" shall mean unleased fee and mineral interests in Oil and Gas in tracts of land lying within the Contract Area which are owned by parties to this agreement.

M.  The terms "Oil and Gas Lease," "Lease" and "Leasehold" shall mean the oil and gas leases or interests therein covering tracts of land lying within the Contract Area which are owned by the parties to this agreement.

N.  The term "Plug Back" shall mean a single operation whereby a deeper Zone is abandoned in order to attempt a Completion in a shallower Zone.

O.  The term "Recompletion" or "Recomplete" shall mean an operation whereby a Completion in one Zone is abandoned in order to attempt a Completion in a different Zone within the existing wellbore.

P.  The term "Rework" shall mean an operation conducted in the wellbore of a well after it is Completed to secure, restore, or improve production in a Zone which is currently open to production in the wellbore.  Such operations include, but are not limited to, well stimulation operations but exclude any routine repair or maintenance work or drilling, Sidetracking, Deepening, Completing, Recompleting, or Plugging Back of a well.

Q.  The term "Sidetrack" shall mean the directional control and intentional deviation of a well from vertical so as to change the bottom hole location unless done to straighten the hole or drill around junk in the hole to overcome other mechanical difficulties.

R.  The term "Zone" shall mean a stratum of earth containing or thought to contain a common accumulation of Oil and Gas separately producible from any other common accumulation of Oil and Gas.

Unless the context otherwise clearly indicates, words used in the singular include the plural, the word "person" includes natural and artificial persons, the plural includes the singular, and any gender includes the masculine, feminine, and neuter.

ARTICLE II.

EXHIBITS

The following exhibits, as indicated below and attached hereto, are incorporated in and made a part hereof:

    ☒          A.              Exhibit "A," shall include the following information:

(1) Description of lands subject to this agreement,
(2) Restrictions, if any, as to depths, formations, or substances,
(3) Parties to agreement with addresses and telephone numbers for notice purposes,
(4) Percentages or fractional interests of parties to this agreement,
(5) Oil and Gas Leases and/or Oil and Gas Interests subject to this agreement,
(6) Burdens on production.

    ☒        C.     Exhibit "C," Accounting Procedure.

    ☒        D.     Exhibit "D," Insurance.

    ☒        F.     Exhibit "F," Non-Discrimination and Certification of Non-Segregated Facilities.

☒  Exhibit “H,” Memorandum of Operating Agreement

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

If any provision of any exhibit, except Exhibits "E," "F" and "G," is inconsistent with any provision contained in the body of this agreement, the provisions in the body of this agreement shall prevail.

ARTICLE III.

INTERESTS OF PARTIES

A.  Oil and Gas Interests:

If any party owns an Oil and Gas Interest in the Contract Area, that Interest shall be treated for all purposes of this agreement and during the term hereof as if it were covered by the form of Oil and Gas Lease attached hereto as Exhibit "B," and the owner thereof shall be deemed to own both royalty interest in such lease and the interest of the lessee thereunder.

B.  Interests of Parties in Costs and Production:

Unless changed by other provisions, all costs and liabilities incurred in operations under this agreement shall be borne and paid, and all equipment and materials acquired in operations on the Contract Area shall be owned, by the parties as their interests are set forth in Exhibit "A."  In the same manner, the parties shall also own all production of Oil and Gas from the Contract Area subject, however, to the payment of royalties and other burdens on production as described hereafter.

Regardless of which party has contributed any Oil and Gas Lease or Oil and Gas Interest on which royalty or other burdens may be payable and except as otherwise expressly provided in this agreement, each party shall pay or deliver, or  cause to be paid or delivered, all burdens on its share of the production from the Contract Area up to, but not in excess of, 78.5% and shall indemnify, defend and hold the other parties free from any liability therefor. Except as otherwise expressly provided in this agreement, if any party has contributed hereto any Lease or Interest which is burdened with any royalty, overriding royalty, production payment or other burden on production in excess of the amounts stipulated above, such party so burdened shall assume and alone bear all such excess obligations and shall indemnify, defend and hold the other parties hereto harmless from any and all claims attributable to such excess burden.  However, so long as the Drilling Unit for the productive Zone(s) is identical with the Contract Area, each party shall pay or deliver, or cause to  be paid or delivered, all burdens on production from the Contract Area due under the terms of the Oil and Gas Lease(s) which such party has contributed to this agreement, and shall indemnify, defend and hold the other parties free from any  liability therefor.

No party shall ever be responsible, on a price basis higher than the price received by such party, to any other party's lessor or royalty owner, and if such other party's lessor or royalty owner should demand and receive settlement on a higher price basis, the party contributing the affected Lease shall bear the additional royalty burden attributable to such higher price.

Nothing contained in this Article III.B. shall be deemed an assignment or cross-assignment of interests covered hereby, and in the event two or more parties contribute to this agreement jointly owned Leases, the parties' undivided interests in said Leaseholds shall be deemed separate leasehold interests for the purposes of this agreement.

C.  Subsequently Created Interests:

If any party has contributed hereto a Lease or Interest that is burdened with an assignment of production given as security for the payment of money, or if, after the date of this agreement, any party creates an overriding royalty, production payment, net profits interest, assignment of production or other burden payable out of production attributable to its working  interest hereunder, such burden shall be deemed a "Subsequently Created Interest."  Further, if any party has contributed hereto a Lease or Interest burdened with an overriding royalty, production payment, net profits interests, or other burden payable out of production created prior to the date of this agreement, and such burden is not shown on Exhibit "A," such burden also shall be deemed a Subsequently Created Interest to the extent such burden causes the burdens on such party's Lease or Interest to exceed the amount stipulated in Article III.B. above.

The party whose interest is burdened with the Subsequently Created Interest (the "Burdened Party") shall assume and alone bear, pay and discharge the Subsequently Created Interest and shall indemnify, defend and hold harmless the other  parties from and against any liability therefor.  Further, if the Burdened Party fails to pay, when due, its share of expenses chargeable hereunder, all provisions of Article VII.B. shall be enforceable against the Subsequently Created Interest in the  same manner as they are enforceable against the working interest of the Burdened Party.  If the Burdened Party is required under this agreement to assign or relinquish to any other party, or parties, all or a portion of its working interest and/or the production attributable thereto, said other party, or parties, shall receive said assignment and/or production free and clear of  said Subsequently Created Interest, and the Burdened Party shall indemnify, defend and hold harmless said other party, or  parties, from any and all claims and demands for payment asserted by owners of the Subsequently Created Interest.

ARTICLE IV.

TITLES

A.  Title Examination:

Title examination shall be made on the Drillsite of any proposed well prior to commencement of drilling operations and, if a majority in interest of the Drilling Parties so request or Operator so elects, title examination shall be made on the entire Drilling Unit, or maximum anticipated Drilling Unit, of the well.   The opinion will include the ownership of the working interest, minerals, royalty, overriding royalty and production payments under the applicable Leases.   Each party contributing Leases and/or Oil and Gas Interests to be included in the Drillsite or Drilling Unit, if appropriate, shall furnish to Operator all abstracts (including federal lease status reports), title opinions, title papers and curative material in its possession free of charge.  All such information not in the possession of or made available to Operator by the parties, but necessary for the examination of the title, shall be obtained by Operator.  Operator shall cause title to be examined by attorneys on its staff or by outside attorneys.  Copies of all title opinions shall be furnished to each Drilling Party.  Costs incurred by Operator in procuring abstracts, fees paid outside attorneys for title examination (including preliminary, supplemental, shut-in royalty  opinions and division order title opinions) and other direct charges as provided in Exhibit "C" shall be borne by the Drilling Parties in the proportion that the interest of each Drilling Party bears to the total interest of all Drilling Parties as such interests appear in Exhibit "A."  Operator shall make no charge for services rendered by its staff attorneys or other personnel in the performance of the above functions.

Each party shall be responsible for securing curative matter and pooling amendments or agreements required in connection with Leases or Oil and Gas Interests contributed by such party.  Operator shall be responsible for the preparation and recording of pooling designations or declarations and communitization agreements as well as the conduct of hearings before governmental agencies for the securing of spacing or pooling orders or any other orders necessary or appropriate to the conduct of operations hereunder.  This shall not prevent any party from appearing on its own behalf at such hearings. Costs incurred by Operator, including fees paid to outside attorneys, which are associated with hearings before governmental  agencies, and which costs are necessary and proper for the activities contemplated under this agreement, shall be direct charges to the joint account and shall not be covered by the administrative overhead charges as provided in Exhibit "C."

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

Operator shall make no charge for services rendered by its staff attorneys or other personnel in the performance of the above functions.

No well shall be drilled on the Contract Area until after (1) the title to the Drillsite or Drilling Unit, if appropriate, has been examined as above provided, and (2) the title has been approved by the examining attorney or title has been accepted by  all of the Drilling Parties in such well.

B. Loss

3. Other Losses: All losses of title to the Leases or Interests committed to this agreement, shall be joint losses and shall be borne by all parties in proportion to their interests shown on Exhibit "A."  This shall include but not be limited to the loss of any Lease or Interest through failure to develop or because express or implied covenants have not been performed (other than performance which requires only the payment of money), and the loss of any Lease by expiration at the end of its primary term if it is not renewed or extended.  There shall be no readjustment of interests in the remaining portion of the Contract Area on account of any joint loss.

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ARTICLE V.

OPERATOR

A.  Designation and Responsibilities of Operator:

     Eternal Energy Corp.                                           shall be the Operator of the Contract Area, and shall conduct  and direct and have full control of all operations on the Contract Area as permitted and required by, and within the limits of this agreement.  In its performance of services hereunder for the Non-Operators, Operator shall be an independent contractor not subject to the control or direction of the Non-Operators except as to the type of operation to be undertaken in accordance with the election procedures contained in this agreement.  Operator shall not be deemed, or hold itself out as, the agent of the Non-Operators with authority to bind them to any obligation or liability assumed or incurred by Operator as to any third party.  Operator shall conduct its activities under this agreement as a reasonable prudent operator, in a good and workmanlike manner, with due diligence and dispatch, in accordance with good oilfield practice, and in compliance with applicable law and  regulation, but in no event shall it have any liability as Operator to the other parties for losses sustained or liabilities incurred except such as may result from gross negligence or willful misconduct.

B. Resignation or Removal of Operator and Selection of Successor:

1. Resignation or Removal of Operator: Operator may resign at any time by giving written notice thereof to Non-Operators. If Operator terminates its legal existence, no longer owns an interest hereunder in the Contract Area, or is no longer capable of serving as Operator, Operator shall be deemed to have resigned without any action by Non-Operators, except the selection of a successor.  Operator may be removed only for good cause by the affirmative vote of Non-Operators owning a majority interest based on ownership as shown on Exhibit "A" remaining after excluding the voting interest of Operator; such vote shall not be deemed effective until a written notice has been delivered to the Operator by a Non-Operator detailing the alleged default and Operator has failed to cure the default within thirty (30) days from its receipt of the notice or, if the default concerns an  operation then being conducted, within forty-eight (48) hours of its receipt of the notice.  For purposes hereof, "good cause" shall mean not only gross negligence or willful misconduct but also the material breach of or inability to meet the standards of  operation contained in Article V.A. or material failure or inability to perform its obligations under this agreement.

Subject to Article VII.D.1., such resignation or removal shall not become effective until 7:00 o'clock A.M. on the first day of the calendar month following the expiration of ninety (90) days after the giving of notice of resignation by Operator or action by the Non-Operators to remove Operator, unless a successor Operator has been selected and assumes the duties of Operator at an earlier date. Operator, after effective date of resignation or removal, shall be bound by the terms hereof as a  Non-Operator.  A change of a corporate name or structure of Operator or transfer of Operator's interest to any single subsidiary, parent or successor corporation shall not be the basis for removal of Operator.

2.  Selection of Successor Operator: Upon the resignation or removal of Operator under any provision of this agreement, a successor Operator shall be selected by the parties.  The successor Operator shall be selected from the parties owning an interest in the Contract Area at the time such successor Operator is selected.  The successor Operator shall be selected by the affirmative vote of two (2) or more parties owning a majority interest based on ownership as shown on Exhibit "A"; provided, however, if an Operator which has been removed or is deemed to have resigned fails to vote or votes only to succeed itself, the successor Operator shall be selected by the affirmative vote of the party or parties owning a majority interest based on ownership as shown on Exhibit "A" remaining after excluding the voting interest of the Operator that was removed or resigned.  The former Operator shall promptly deliver to the successor Operator all records and data relating to the operations conducted by the former Operator to the extent such records and data are not already in the possession of the successor operator.  Any cost of obtaining or copying the former Operator's records and data shall be charged to the joint account.

3.  Effect of Bankruptcy: If Operator becomes insolvent, bankrupt or is placed in receivership, it shall be deemed to have  resigned without any action by Non-Operators, except the selection of a successor.  If a petition for relief under the federal bankruptcy laws is filed by or against Operator, and the removal of Operator is prevented by the federal bankruptcy court, all Non-Operators and Operator shall comprise an interim operating committee to serve until Operator has elected to reject or assume this agreement pursuant to the Bankruptcy Code, and an election to reject this agreement by Operator as a debtor in  possession, or by a trustee in bankruptcy, shall be deemed a resignation as Operator without any action by Non-Operators, except the selection of a successor.  During the period of time the operating committee controls operations, all actions shall require the approval of two (2) or more parties owning a majority interest based on ownership as shown on Exhibit "A."  In the event there are only two (2) parties to this agreement, during the period of time the operating committee controls operations, a third party acceptable to Operator, Non-Operator and the federal bankruptcy court shall be selected as a  member of the operating committee, and all actions shall require the approval of two (2) members of the operating committee without regard for their interest in the Contract Area based on Exhibit "A."

C.  Employees and Contractors:

The number of employees or contractors used by Operator in conducting operations hereunder, their selection, and the  hours of labor and the compensation for services performed shall be determined by Operator, and all such employees or  contractors shall be the employees or contractors of Operator.

D.  Rights and Duties of Operator:

1. Competitive Rates and Use of Affiliates: All wells drilled on the Contract Area shall be drilled on a competitive contract basis at the usual rates prevailing in the area.  If it so desires, Operator may employ its own tools and equipment in the drilling of wells, but its charges therefor shall not exceed the prevailing rates in the area and the rate of such charges shall be agreed upon by the parties in writing before drilling operations are commenced, and such work shall be performed by Operator under the same terms and conditions as are customary and usual in the area in contracts of independent contractors who are doing work of a similar nature.  All work performed or materials supplied by affiliates or related parties of Operator shall be performed or supplied at competitive rates, pursuant to written agreement, and in accordance with customs and standards prevailing in  the industry.

2. Discharge of Joint Account Obligations: Except as herein otherwise specifically provided, Operator shall promptly pay and discharge expenses incurred in the development and operation of the Contract Area pursuant to this agreement and shall charge each of the parties hereto with their respective proportionate shares upon the expense basis provided in Exhibit "C." Operator shall keep an accurate record of the joint account hereunder, showing expenses incurred and charges and credits made and received.

3. Protection from Liens: Operator shall pay, or cause to be paid, as and when they become due and payable, all accounts  of contractors and suppliers and wages and salaries for services rendered or performed, and for materials supplied on, to or in respect of the Contract Area or any operations for the joint account thereof, and shall keep the Contract Area free from liens and encumbrances resulting therefrom except for those resulting from a bona fide dispute as to services rendered or materials supplied.

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

4. Custody of Funds: Operator shall hold for the account of the Non-Operators any funds of the Non-Operators advanced or paid to the Operator, either for the conduct of operations hereunder or as a result of the sale of production from the  Contract Area, and such funds shall remain the funds of the Non-Operators on whose account they are advanced or paid until  used for their intended purpose or otherwise delivered to the Non-Operators or applied toward the payment of debts as provided in Article VII.B.  Nothing in this paragraph shall be construed to establish a fiduciary relationship between Operator and Non-Operators for any purpose other than to account for Non-Operator funds as herein specifically provided.  Nothing in this paragraph shall require the maintenance by Operator of separate accounts for the funds of Non-Operators unless the  parties otherwise specifically agree.

5. Access to Contract Area and Records: Operator shall, except as otherwise provided herein, permit each Non-Operator or its duly authorized representative, at the Non-Operator's sole risk and cost, full and free access at all reasonable times to  all operations of every kind and character being conducted for the joint account on the Contract Area and to the records of operations conducted thereon or production therefrom, including Operator's books and records relating thereto.  Such access rights shall not be exercised in a manner interfering with Operator's conduct of an operation hereunder and shall not obligate Operator to furnish any geologic or geophysical data of an interpretive nature unless the cost of preparation of such interpretive data was charged to the joint account.  Operator will furnish to each Non-Operator upon request copies of any and all reports and information obtained by Operator in connection with production and related items, including, without limitation, meter and chart reports, production purchaser statements, run tickets and monthly gauge reports, but excluding purchase contracts and pricing information to the extent not applicable to the production of the Non-Operator seeking the information.  Any audit of Operator's records relating to amounts expended and the appropriateness of such expenditures shall be conducted in accordance with the audit protocol specified in Exhibit "C."

6. Filing and Furnishing Governmental Reports: Operator will file, and upon written request promptly furnish copies to each requesting Non-Operator not in default of its payment obligations, all operational notices, reports or applications required to be filed by local, State, Federal or Indian agencies or authorities having jurisdiction over operations hereunder. Each Non-Operator shall provide to Operator on a timely basis all information necessary to Operator to make such filings.

7. Drilling and Testing Operations: The following provisions shall apply to each well drilled hereunder, including but not limited to the Initial Well:

(a) Operator will promptly advise Non-Operators of the date on which the well is spudded, or the date on which drilling operations are commenced.

(b) Operator will send to Non-Operators such reports, test results and notices regarding the progress of operations on  the well as the Non-Operators shall reasonably request, including, but not limited to, daily drilling reports, completion reports, and well logs.

(c) Operator shall adequately test all Zones encountered which may reasonably be expected to be capable of producing Oil and Gas in paying quantities as a result of examination of the electric log or any other logs or cores or tests conducted hereunder.

8. Cost Estimates: Upon request of any Consenting Party, Operator shall furnish estimates of current and cumulative costs incurred for the joint account at reasonable intervals during the conduct of any operation pursuant to this agreement. Operator shall not be held liable for errors in such estimates so long as the estimates are made in good faith.

9. Insurance: At all times while operations are conducted hereunder, Operator shall comply with the workers compensation law of the state where the operations are being conducted; provided, however, that Operator may be a self- insurer for liability under said compensation laws in which event the only charge that shall be made to the joint account shall  be as provided in Exhibit "C."  Operator shall also carry or provide insurance for the benefit of the joint account of the parties as outlined in Exhibit "D" attached hereto and made a part hereof.  Operator shall require all contractors engaged in work on or for the Contract Area to comply with the workers compensation law of the state where the operations are being conducted and to maintain such other insurance as Operator may require.

In the event automobile liability insurance is specified in said Exhibit "D," or subsequently receives the approval of the parties, no direct charge shall be made by Operator for premiums paid for such insurance for Operator's automotive equipment.

ARTICLE VI.

DRILLING AND DEVELOPMENT

B.  Subsequent Operations:

1.  Proposed Operations: If any party hereto should desire to drill any well on the Contract Area other than the Initial Well, or if any party should desire to Rework, Sidetrack, Deepen, Recomplete or Plug Back a dry hole or a well no longer capable of  producing in paying quantities in which such party has not otherwise relinquished its interest in the proposed objective Zone under this agreement, the party desiring to drill, Rework, Sidetrack, Deepen, Recomplete or Plug Back such a well shall give written  notice of the proposed operation to the parties who have not otherwise relinquished their interest in such objective Zone under this agreement and to all other parties in the case of a proposal for Sidetracking or Deepening, specifying the work to be performed, the location, proposed depth, objective Zone and the estimated cost of the operation.  The parties to whom such a notice is delivered shall have thirty (30) days after receipt of the notice within which to notify the party proposing to do the work whether they elect to participate in the cost of the proposed operation.  If a drilling rig is on location, notice of a proposal to  Rework, Sidetrack, Recomplete, Plug Back or Deepen may be given by telephone and the response period shall be limited to forty- eight (48) hours, exclusive of Saturday, Sunday and legal holidays.  Failure of a party to whom such notice is delivered to reply within the period above fixed shall constitute an election by that party not to participate in the cost of the proposed operation. Any proposal by a party to conduct an operation conflicting with the operation initially proposed shall be delivered to all parties within the time and in the manner provided in Article VI.B.6.

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

If all parties to whom such notice is delivered elect to participate in such a proposed operation, the parties shall be contractually committed to participate therein provided such operations are commenced within the time period hereafter set forth, and Operator shall, no later than ninety (90) days after expiration of the notice period of thirty (30) days (or as promptly as practicable after the expiration of the forty-eight (48) hour period when a drilling rig is on location, as the case  may be), actually commence the proposed operation and thereafter complete it with due diligence at the risk and expense of  the parties participating therein; provided, however, said commencement date may be extended upon written notice of same by Operator to the other parties, for a period of up to thirty (30) additional days if, in the sole opinion of Operator, such additional time is reasonably necessary to obtain permits from governmental authorities, surface rights (including rights-of- way) or appropriate drilling equipment, or to complete title examination or curative matter required for title approval or  acceptance.  If the actual operation has not been commenced within the time provided (including any extension thereof as  specifically permitted herein or in the force majeure provisions of Article XI) and if any party hereto still desires to conduct said operation, written notice proposing same must be resubmitted to the other parties in accordance herewith as if no prior proposal had been made.  Those parties that did not participate in the drilling of a well for which a proposal to Deepen or  Sidetrack is made hereunder shall, if such parties desire to participate in the proposed Deepening or Sidetracking operation, reimburse the Drilling Parties in accordance with Article VI.B.4. in the event of a Deepening operation and in accordance with Article VI.B.5. in the event of a Sidetracking operation.

2.  Operations by Less Than All Parties:

(a) Determination of Participation.  If any party to whom such notice is delivered as provided in Article VI.B.1. or VI.C.1. (Option No. 2) elects not to participate in the proposed operation, then, in order to be entitled to the benefits of this Article, the party or parties giving the notice and such other parties as shall elect to participate in the operation shall, no later than ninety (90) days after the expiration of the notice period of thirty (30) days (or as promptly as practicable after the expiration of the forty-eight (48) hour period when a drilling rig is on location, as the case may be) actually commence the  proposed operation and complete it with due diligence.  Operator shall perform all work for the account of the Consenting Parties; provided, however, if no drilling rig or other equipment is on location, and if Operator is a Non-Consenting Party, the Consenting Parties shall either: (i) request Operator to perform the work required by such proposed operation for the account of the Consenting Parties, or (ii) designate one of the Consenting Parties as Operator to perform such work.  The rights and duties granted to and imposed upon the Operator under this agreement are granted to and imposed upon the party  designated as Operator for an operation in which the original Operator is a Non-Consenting Party.  Consenting Parties, when conducting operations on the Contract Area pursuant to this Article VI.B.2., shall comply with all terms and conditions of this agreement.

If less than all parties approve any proposed operation, the proposing party, immediately after the expiration of the applicable notice period, shall advise all Parties of the total interest of the parties approving such operation and its recommendation as to whether the Consenting Parties should proceed with the operation as proposed.  Each Consenting Party, within forty-eight (48) hours (exclusive of Saturday, Sunday, and legal holidays) after delivery of such notice, shall advise the proposing party of its desire to (i) limit participation to such party's interest as shown on Exhibit "A" or (ii) carry only its proportionate part (determined by dividing such party's interest in the Contract Area by the interests of all Consenting Parties in the Contract Area) of Non-Consenting Parties' interests, or (iii) carry its proportionate part (determined as provided in (ii)) of  Non-Consenting Parties' interests together with all or a portion of its proportionate part of any Non-Consenting Parties' interests that any Consenting Party did not elect to take.  Any interest of Non-Consenting Parties that is not carried by a  Consenting Party shall be deemed to be carried by the party proposing the operation if such party does not withdraw its proposal.  Failure to advise the proposing party within the time required shall be deemed an election under (i). In the event a drilling rig is on location, notice may be given by telephone, and the time permitted for such a response shall not exceed a  total of forty-eight (48) hours (exclusive of Saturday, Sunday and legal holidays).  The proposing party, at its election, may withdraw such proposal if there is less than 100% participation and shall notify all parties of such decision within ten (10) days, or within twenty-four (24) hours if a drilling rig is on location, following expiration of the applicable response period. If 100% subscription to the proposed operation is obtained, the proposing party shall promptly notify the Consenting Parties of their proportionate interests in the operation and the party serving as Operator shall commence such operation within the period provided in Article VI.B.1., subject to the same extension right as provided therein.

(b) Relinquishment of Interest for Non-Participation. The entire cost and risk of conducting such operations shall be  borne by the Consenting Parties in the proportions they have elected to bear same under the terms of the preceding  paragraph.  Consenting Parties shall keep the leasehold estates involved in such operations free and clear of all liens and encumbrances of every kind created by or arising from the operations of the Consenting Parties.  If such an operation results in a dry hole, then subject to Articles VI.B.6. and VI.E.3., the Consenting Parties shall plug and abandon the well and restore the surface location at their sole cost, risk and expense; provided, however, that those Non-Consenting Parties that participated in the drilling, Deepening or Sidetracking of the well shall remain liable for, and shall pay, their proportionate shares of the cost of plugging and abandoning the well and restoring the surface location insofar only as those costs were not increased by the subsequent operations of the Consenting Parties.  If any well drilled, Reworked, Sidetracked, Deepened,  Recompleted or Plugged Back under the provisions of this Article results in a well capable of producing Oil and/or Gas in paying quantities, the Consenting Parties shall Complete and equip the well to produce at their sole cost and risk, and the  well shall then be turned over to Operator (if the Operator did not conduct the operation) and shall be operated by it at the expense and for the account of the Consenting Parties.  Upon commencement of operations for the drilling, Reworking, Sidetracking, Recompleting, Deepening or Plugging Back of any such well by Consenting Parties in accordance with the provisions of this Article, each Non-Consenting Party shall be deemed to have relinquished to Consenting Parties, and the  Consenting Parties shall own and be entitled to receive, in proportion to their respective interests, all of such Non- Consenting Party's interest in the well and share of production therefrom or, in the case of a Reworking, Sidetracking, Deepening, Recompleting or Plugging Back, or a Completion pursuant to Article VI.C.1.  Option No. 2, all of such Non- Consenting Party's interest in the production obtained from the operation in which the Non-Consenting Party did not elect to participate.  Such relinquishment shall be effective until the proceeds of the sale of such share, calculated at the well, or  market value thereof if such share is not sold (after deducting applicable ad valorem, production, severance, and excise taxes, royalty, overriding royalty and other interests not excepted by Article III.C. payable out of or measured by the production from such well accruing with respect to such interest until it reverts), shall equal the total of the following:

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(i)      300      % of each such Non-Consenting Party's share of the cost of any newly acquired surface equipment beyond the wellhead connections (including but not limited to stock tanks, separators, treaters, pumping equipment and piping), plus 100% of each such Non-Consenting Party's share of the cost of operation of the well commencing with first production and continuing until each such Non-Consenting Party's relinquished interest shall revert to it under other  provisions of this Article, it being agreed that each Non-Consenting Party's share of such costs and equipment will be that interest which would have been chargeable to such Non-Consenting Party had it participated in the well from the beginning of the operations; and

(ii)      400     % of (a) that portion of the costs and expenses of drilling, Reworking, Sidetracking, Deepening, Plugging Back, testing, Completing, and Recompleting, after deducting any cash contributions received under Article VIII.C., and of (b) that portion of the cost of newly acquired equipment in the well (to and including the wellhead connections), which would have been chargeable to such Non-Consenting Party if it had participated therein.

Notwithstanding anything to the contrary in this Article VI.B., if the well does not reach the deepest objective Zone described in the notice proposing the well for reasons other than the encountering of granite or practically impenetrable substance or other condition in the hole rendering further operations impracticable, Operator shall give notice thereof to each Non-Consenting Party who submitted or voted for an alternative proposal under Article VI.B.6. to drill the well to a shallower Zone than the deepest objective Zone proposed in the notice under which the well was drilled, and each such Non- Consenting Party shall have the option to participate in the initial proposed Completion of the well by paying its share of the  cost of drilling the well to its actual depth, calculated in the manner provided in Article VI.B.4. (a).  If any such Non- Consenting Party does not elect to participate in the first Completion proposed for such well, the relinquishment provisions of this Article VI.B.2. (b) shall apply to such party's interest.

(c) Reworking, Recompleting or Plugging Back. An election not to participate in the drilling, Sidetracking or Deepening of a well shall be deemed an election not to participate in any Reworking or Plugging Back operation proposed in such a well, or portion thereof, to which the initial non-consent election applied that is conducted at any time prior to full recovery by the Consenting Parties of the Non-Consenting Party's recoupment amount.  Similarly, an election not to participate in the Completing or Recompleting of a well shall be deemed an election not to participate in any Reworking  operation proposed in such a well, or portion thereof, to which the initial non-consent election applied that is conducted at any time prior to full recovery by the Consenting Parties of the Non-Consenting Party's recoupment amount.  Any such  Reworking, Recompleting or Plugging Back operation conducted during the recoupment period shall be deemed part of the  cost of operation of said well and there shall be added to the sums to be recouped by the Consenting Parties ___400____% of that portion of the costs of the Reworking, Recompleting or Plugging Back operation which would have been chargeable to such Non-Consenting Party had it participated therein.  If such a Reworking, Recompleting or Plugging Back operation is proposed during such recoupment period, the provisions of this Article VI.B. shall be applicable as between said Consenting Parties in said well.

(d) Recoupment Matters. During the period of time Consenting Parties are entitled to receive Non-Consenting Party's share of production, or the proceeds therefrom, Consenting Parties shall be responsible for the payment of all ad valorem, production, severance, excise, gathering and other taxes, and all royalty, overriding royalty and other burdens applicable to Non-Consenting Party's share of production not excepted by Article III.C.

In the case of any Reworking, Sidetracking, Plugging Back, Recompleting or Deepening operation, the Consenting Parties shall be permitted to use, free of cost, all casing, tubing and other equipment in the well, but the ownership of all such equipment shall remain unchanged; and upon abandonment of a well after such Reworking, Sidetracking, Plugging Back, Recompleting or Deepening, the Consenting Parties shall account for all such equipment to the owners thereof, with each party receiving its proportionate part in kind or in value, less cost of salvage.

Within ninety (90) days after the completion of any operation under this Article, the party conducting the operations for the Consenting Parties shall furnish each Non-Consenting Party with an inventory of the equipment in and connected to the well, and an itemized statement of the cost of drilling, Sidetracking, Deepening, Plugging Back, testing, Completing, Recompleting, and equipping the well for production; or, at its option, the operating party, in lieu of an itemized statement of such costs of operation, may submit a detailed statement of monthly billings.  Each month thereafter, during the time the Consenting Parties are being reimbursed as provided above, the party conducting the operations for the Consenting Parties shall furnish the Non-Consenting Parties with an itemized statement of all costs and liabilities incurred in the operation of  the well, together with a statement of the quantity of Oil and Gas produced from it and the amount of proceeds realized from  the sale of the well's working interest production during the preceding month.  In determining the quantity of Oil and Gas produced during any month, Consenting Parties shall use industry accepted methods such as but not limited to metering or  periodic well tests.  Any amount realized from the sale or other disposition of equipment newly acquired in connection with any such operation which would have been owned by a Non-Consenting Party had it participated therein shall be credited against the total unreturned costs of the work done and of the equipment purchased in determining when the interest of such  Non-Consenting Party shall revert to it as above provided; and if there is a credit balance, it shall be paid to such Non- Consenting Party.

If and when the Consenting Parties recover from a Non-Consenting Party's relinquished interest the amounts provided for above, the relinquished interests of such Non-Consenting Party shall automatically revert to it as of 7:00 a.m. on the day  following the day on which such recoupment occurs, and, from and after such reversion, such Non-Consenting Party shall own the same interest in such well, the material and equipment in or pertaining thereto, and the production therefrom as such Non-Consenting Party would have been entitled to had it participated in the drilling, Sidetracking, Reworking, Deepening, Recompleting or Plugging Back of said well.  Thereafter, such Non-Consenting Party shall be charged with and  shall pay its proportionate part of the further costs of the operation of said well in accordance with the terms of this agreement and Exhibit "C" attached hereto.

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3. Stand-By Costs: When a well which has been drilled or Deepened has reached its authorized depth and all tests have been completed and the results thereof furnished to the parties, or when operations on the well have been otherwise terminated pursuant to Article VI.F., stand-by costs incurred pending response to a party's notice proposing a Reworking, Sidetracking, Deepening, Recompleting, Plugging Back or Completing operation in such a well (including the period required under Article VI.B.6. to resolve competing proposals) shall be charged and borne as part of the drilling or Deepening  operation just completed.  Stand-by costs subsequent to all parties responding, or expiration of the response time permitted, whichever first occurs, and prior to agreement as to the participating interests of all Consenting Parties pursuant to the terms of the second grammatical paragraph of Article VI.B.2. (a), shall be charged to and borne as part of the proposed operation, but if the proposal is subsequently withdrawn because of insufficient participation, such stand-by costs shall be allocated between the Consenting Parties in the proportion each Consenting Party's interest as shown on Exhibit "A" bears to the total interest as shown on Exhibit "A" of all Consenting Parties.

In the event that notice for a Sidetracking operation is given while the drilling rig to be utilized is on location, any party may request and receive up to five (5) additional days after expiration of the forty-eight hour response period specified in  Article VI.B.1. within which to respond by paying for all stand-by costs and other costs incurred during such extended response period; Operator may require such party to pay the estimated stand-by time in advance as a condition to extending the response period.  If more than one party elects to take such additional time to respond to the notice, standby costs shall be  allocated between the parties taking additional time to respond on a day-to-day basis in the proportion each electing party's interest as shown on Exhibit "A" bears to the total interest as shown on Exhibit "A" of all the electing parties.

4. Deepening: If less than all parties elect to participate in a drilling, Sidetracking, or Deepening operation proposed pursuant to Article VI.B.1., the interest relinquished by the Non-Consenting Parties to the Consenting Parties under Article VI.B.2. shall relate only and be limited to the lesser of (i) the total depth actually drilled or (ii) the objective depth or Zone of which the parties were given notice under Article VI.B.1. ("Initial Objective").  Such well shall not be Deepened beyond the  Initial Objective without first complying with this Article to afford the Non-Consenting Parties the opportunity to participate in the Deepening operation.

In the event any Consenting Party desires to drill or Deepen a Non-Consent Well to a depth below the Initial Objective, such party shall give notice thereof, complying with the requirements of Article VI.B.1., to all parties (including Non- Consenting Parties).  Thereupon, Articles VI.B.1. and 2. shall apply and all parties receiving such notice shall have the right to participate or not participate in the Deepening of such well pursuant to said Articles VI.B.1. and 2.  If a Deepening operation is approved pursuant to such provisions, and if any Non-Consenting Party elects to participate in the Deepening operation, such Non-Consenting party shall pay or make reimbursement (as the case may be) of the following costs and expenses.

(a) If the proposal to Deepen is made prior to the Completion of such well as a well capable of producing in paying quantities, such Non-Consenting Party shall pay (or reimburse Consenting Parties for, as the case may be) that share of costs and expenses incurred in connection with the drilling of said well from the surface to the Initial Objective which Non- Consenting Party would have paid had such Non-Consenting Party agreed to participate therein, plus the Non-Consenting Party's share of the cost of Deepening and of participating in any further operations on the well in accordance with the other provisions of this Agreement; provided, however, all costs for testing and Completion or attempted Completion of the well incurred by Consenting Parties prior to the point of actual operations to Deepen beyond the Initial Objective shall be for the  sole account of Consenting Parties.

(b) If the proposal is made for a Non-Consent Well that has been previously Completed as a well capable of producing in paying quantities, but is no longer capable of producing in paying quantities, such Non-Consenting Party shall pay (or reimburse Consenting Parties for, as the case may be) its proportionate share of all costs of drilling, Completing, and equipping said well from the surface to the Initial Objective, calculated in the manner provided in paragraph (a) above, less those costs recouped by the Consenting Parties from the sale of production from the well.  The Non-Consenting Party shall also pay its proportionate share of all costs of re-entering said well.  The Non-Consenting Parties' proportionate part (based on the percentage of such well Non-Consenting Party would have owned had it previously participated in such Non-Consent Well) of the costs of salvable materials and equipment remaining in the hole and salvable surface equipment used in connection with such well shall be determined in accordance with Exhibit "C."  If the Consenting Parties have recouped the cost of drilling, Completing, and equipping the well at the time such Deepening operation is conducted, then a Non- Consenting Party may participate in the Deepening of the well with no payment for costs incurred prior to re-entering the  well for Deepening

The foregoing shall not imply a right of any Consenting Party to propose any Deepening for a Non-Consent Well prior to the drilling of such well to its Initial Objective without the consent of the other Consenting Parties as provided in Article VI.F.

5. Sidetracking: Any party having the right to participate in a proposed Sidetracking operation that does not own an interest in the affected wellbore at the time of the notice shall, upon electing to participate, tender to the wellbore owners its proportionate share (equal to its interest in the Sidetracking operation) of the value of that portion of the existing wellbore to be utilized as follows:

(a) If the proposal is for Sidetracking an existing dry hole, reimbursement shall be on the basis of the actual costs incurred in the initial drilling of the well down to the depth at which the Sidetracking operation is initiated.

(b) If the proposal is for Sidetracking a well which has previously produced, reimbursement shall be on the basis of such party's proportionate share of drilling and equipping costs incurred in the initial drilling of the well down to the depth at which the Sidetracking operation is conducted, calculated in the manner described in Article VI.B.4(b) above.  Such party's proportionate share of the cost of the well's salvable materials and equipment down to the depth at which the Sidetracking operation is initiated shall be determined in accordance with the provisions of Exhibit "C."

6. Order of Preference of Operations. Except as otherwise specifically provided in this agreement, if any party desires to propose the conduct of an operation that conflicts with a proposal that has been made by a party under this Article VI, such party shall have fifteen (15) days from delivery of the initial proposal, in the case of a proposal to drill a well or to perform an operation on a well where no drilling rig is on location, or twenty-four (24) hours, exclusive of Saturday, Sunday and legal holidays, from delivery of the initial proposal, if a drilling rig is on location for the well on which such operation is to be conducted, to deliver to all parties entitled to participate in the proposed operation such party's alternative proposal, such alternate proposal to contain the same information required to be included in the initial proposal.  Each party receiving such proposals shall elect by delivery of notice to Operator within five (5) days after expiration of the proposal period, or within twenty-four (24) hours (exclusive of Saturday, Sunday and legal holidays) if a drilling rig is on location for the well that is the subject of the proposals, to participate in one of the competing proposals.  Any party not electing within the time required shall be deemed not to have voted.  The proposal receiving the vote of parties owning the largest aggregate percentage interest of the parties voting shall have priority over all other competing proposals; in the case of a tie vote, the initial proposal shall prevail. Operator shall deliver notice of such result to all parties entitled to participate in the operation within five (5) days after expiration of the election period (or within twenty-four (24) hours, exclusive of Saturday, Sunday and legal holidays, if a drilling rig is on location).  Each party shall then have two (2) days (or twenty-four (24) hours if a rig is on location) from receipt of such notice to elect by delivery of notice to Operator to participate in such operation or to  relinquish interest in the affected well pursuant to the provisions of Article VI.B.2.; failure by a party to deliver notice within such period shall be deemed an election not to participate in the prevailing proposal.

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

7. Conformity to Spacing Pattern. Notwithstanding the provisions of this Article VI.B.2., it is agreed that no wells shall be proposed to be drilled to or Completed in or produced from a Zone from which a well located elsewhere on the Contract Area is producing, unless such well conforms to the then-existing well spacing pattern for such Zone.

8. Paying Wells. No party shall conduct any Reworking, Deepening, Plugging Back, Completion, Recompletion, or  Sidetracking operation under this agreement with respect to any well then capable of producing in paying quantities except  with the consent of all parties that have not relinquished interests in the well at the time of such operation.

C.  Completion of Wells; Reworking and Plugging Back:

1. Completion: Without the consent of all parties, no well shall be drilled, Deepened or Sidetracked, except any well drilled, Deepened or Sidetracked pursuant to the provisions of Article VI.B.2. of this agreement.  Consent to the drilling, Deepening or Sidetracking shall include:

X	Option No. 1: All necessary expenditures for the drilling, Deepening or Sidetracking, testing, Completing and equipping of the well, including necessary tankage and/or surface facilities.

2. Rework, Recomplete or Plug Back: No well shall be Reworked, Recompleted or Plugged Back except a well Reworked, Recompleted, or Plugged Back pursuant to the provisions of Article VI.B.2. of this agreement.  Consent to the Reworking, Recompleting or Plugging Back of a well shall include all necessary expenditures in conducting such operations and Completing and equipping of said well, including necessary tankage and/or surface facilities.

D.  Other Operations:

Operator shall not undertake any single project reasonably estimated to require an expenditure in excess of Fifty Thousand  Dollars ($ 50,000 ) except in connection with the  drilling, Sidetracking, Reworking, Deepening, Completing, Recompleting or Plugging Back of a well that has been previously authorized by or pursuant to this agreement; provided, however, that, in case of explosion, fire, flood or other sudden emergency, whether of the same or different nature, Operator may take such steps and incur such expenses as in its opinion  are required to deal with the emergency to safeguard life and property but Operator, as promptly as possible, shall report the emergency to the other parties.  If Operator prepares an AFE for its own use, Operator shall furnish any Non-Operator so requesting an information copy thereof for any single project costing in excess of Fifty Thousand Dollars ($50,000).  Any party who has not relinquished its interest in a well shall have the right to propose that Operator perform repair work or undertake the installation of artificial lift equipment or ancillary production facilities such as salt water disposal wells or to conduct additional work with respect to a well drilled hereunder or other similar project (but not including the installation of gathering lines or other transportation or marketing facilities, the installation of which shall be governed by separate agreement between the parties) reasonably estimated to require an expenditure in excess of the  amount first set forth above in this Article VI.D. (except in connection with an operation required to be proposed under Articles VI.B.1. or VI.C.1. Option No. 2, which shall be governed exclusively be those Articles).  Operator shall deliver such proposal to all parties entitled to participate therein.  If within thirty (30) days thereof Operator secures the written consent  of any party or parties owning at least 100% of the interests of the parties entitled to participate in such operation, each party having the right to participate in such project shall be bound by the terms of such proposal and shall be obligated to pay its proportionate share of the costs of the proposed project as if it had consented to such project pursuant to the terms of the proposal.

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

E.  Abandonment of Wells:

1.  Abandonment of Dry Holes: Except for any well drilled or Deepened pursuant to Article VI.B.2., any well which has been drilled or Deepened under the terms of this agreement and is proposed to be completed as a dry hole shall not be plugged and abandoned without the consent of all parties.  Should Operator, after diligent effort, be unable to contact any party, or should any party fail to reply within forty-eight (48) hours (exclusive of Saturday, Sunday and legal holidays) after  delivery of notice of the proposal to plug and abandon such well, such party shall be deemed to have consented to the proposed abandonment.  All such wells shall be plugged and abandoned in accordance with applicable regulations and at the  cost, risk and expense of the parties who participated in the cost of drilling or Deepening such well.  Any party who objects to plugging and abandoning such well by notice delivered to Operator within forty-eight (48) hours (exclusive of Saturday, Sunday and legal holidays) after delivery of notice of the proposed plugging shall take over the well as of the end of such forty-eight (48) hour notice period and conduct further operations in search of Oil and/or Gas subject to the provisions of Article VI.B.; failure of such party to provide proof reasonably satisfactory to Operator of its financial capability to conduct such operations or to take over the well within such period or thereafter to conduct operations on such well or plug and  abandon such well shall entitle Operator to retain or take possession of the well and plug and abandon the well.  The party taking over the well shall indemnify Operator (if Operator is an abandoning party) and the other abandoning parties against liability for any further operations conducted on such well except for the costs of plugging and abandoning the well and  restoring the surface, for which the abandoning parties shall remain proportionately liable.

2. Abandonment of Wells That Have Produced: Except for any well in which a Non-Consent operation has been  conducted hereunder for which the Consenting Parties have not been fully reimbursed as herein provided, any well which has been completed as a producer shall not be plugged and abandoned without the consent of all parties.  If all parties consent to such abandonment, the well shall be plugged and abandoned in accordance with applicable regulations and at the cost, risk and expense of all the parties hereto.  Failure of a party to reply within sixty (60) days of delivery of notice of proposed abandonment shall be deemed an election to consent to the proposal.  If, within sixty (60) days after delivery of notice of the proposed abandonment of any well, all parties do not agree to the abandonment of such well, those wishing to continue its operation from the Zone then open to production shall be obligated to take over the well as of the expiration of the  applicable notice period and shall indemnify Operator (if Operator is an abandoning party) and the other abandoning parties against liability for any further operations on the well conducted by such parties.  Failure of such party or parties to provide proof reasonably satisfactory to Operator of their financial capability to conduct such operations or to take over the well within the required period or thereafter to conduct operations on such well shall entitle operator to retain or take possession of such well and plug and abandon the well.

Parties taking over a well as provided herein shall tender to each of the other parties its proportionate share of the value of the well's salvable material and equipment, determined in accordance with the provisions of Exhibit "C," less the estimated cost of salvaging and the estimated cost of plugging and abandoning and restoring the surface; provided, however, that in the event the estimated plugging and abandoning and surface restoration costs and the estimated cost of salvaging are higher than the value of the well's salvable material and equipment, each of the abandoning parties shall tender to the parties continuing operations their proportionate shares of the estimated excess cost.  Each abandoning party shall assign to the non-abandoning parties, without warranty, express or implied, as to title or as to quantity, or fitness for use of the equipment and material, all of its interest in the wellbore of the well and related equipment, together with its interest in the Leasehold insofar and only insofar as such Leasehold covers the right to obtain production from that wellbore in the Zone then open to production.  If the  interest of the abandoning party is or includes and Oil and Gas Interest, such party shall execute and deliver to the non- abandoning party or parties an oil and gas lease, limited to the wellbore and the Zone then open to production, for a term of  one (1) year and so long thereafter as Oil and/or Gas is produced from the Zone covered thereby, such lease to be on the form attached as Exhibit "B."  The assignments or leases so limited shall encompass the Drilling Unit upon which the well is located. The payments by, and the assignments or leases to, the assignees shall be in a ratio based upon the relationship of their respective percentage of participation in the Contract Area to the aggregate of the percentages of participation in the Contract Area of all assignees.  There shall be no readjustment of interests in the remaining portions of the Contract Area.

Thereafter, abandoning parties shall have no further responsibility, liability, or interest in the operation of or production  from the well in the Zone then open other than the royalties retained in any lease made under the terms of this Article.  Upon request, Operator shall continue to operate the assigned well for the account of the non-abandoning parties at the rates and charges contemplated by this agreement, plus any additional cost and charges which may arise as the result of the separate ownership of the assigned well.  Upon proposed abandonment of the producing Zone assigned or leased, the assignor or lessor shall then have the option to repurchase its prior interest in the well (using the same valuation formula) and participate in further operations therein subject to the provisions hereof.

3. Abandonment of Non-Consent Operations: The provisions of Article VI.E.1. or VI.E.2. above shall be applicable as between Consenting Parties in the event of the proposed abandonment of any well excepted from said Articles; provided, however, no well shall be permanently plugged and abandoned unless and until all parties having the right to conduct further operations therein have been notified of the proposed abandonment and afforded the opportunity to elect to take over the well in accordance with the provisions of this Article VI.E.; and provided further, that Non-Consenting Parties who own an interest in a portion of the well shall pay their proportionate shares of abandonment and surface restoration cost for such well as provided in Article VI.B.2.(b).

F.  Termination of Operations:

Upon the commencement of an operation for the drilling, Reworking, Sidetracking, Plugging Back, Deepening, testing, Completion or plugging of a well, including but not limited to the Initial Well, such operation shall not be terminated without consent of parties bearing _100____% of the costs of such operation; provided, however, that in the event granite or other practically impenetrable substance or condition in the hole is encountered which renders further operations impractical, Operator may discontinue operations and give notice of such condition in the manner provided in Article VI.B.1, and the  provisions of Article VI.B. or VI.E. shall thereafter apply to such operation, as appropriate.

G.  Taking Production in Kind:

☐
X	Option No. 2: No Gas Balancing Agreement:

Each party shall take in kind or separately dispose of its proportionate share of all Oil and Gas produced from the Contract Area, exclusive of production which may be used in development and producing operations and in  preparing and treating Oil and Gas for marketing purposes and production unavoidably lost.  Any extra expenditures incurred in the taking in kind or separate disposition by any party of its proportionate share of the production shall be borne by such party.  Any party taking its share of production in kind shall be required to pay for only its  proportionate share of such part of Operator's surface facilities which it uses.

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

Each party shall execute such division orders and contracts as may be necessary for the sale of its interest in production from the Contract Area, and, except as provided in Article VII.B., shall be entitled to receive payment directly from the purchaser thereof for its share of all production.

If any party fails to make the arrangements necessary to take in kind or separately dispose of its proportionate share of the Oil and/or Gas produced from the Contract Area, Operator shall, subject to the  revocation at will by the party owning it, market and sell such Oil and/or Gas  to others at any time and from time to time, for the account of the non-taking party.  Any such purchase or sale by Operator may be terminated by Operator upon at least ten (10) days written notice to the owner of said production and shall be subject always to the right of the owner of the production upon at least ten (10) days written notice to Operator to exercise its right to take in kind, or separately dispose of, its share of all Oil and/or Gas not previously delivered to a purchaser; provided, however, that the effective date of any such revocation may be deferred at Operator's election for a period not to exceed ninety (90) days if Operator has committed such production to a purchase contract having a term extending beyond such ten (10) -day period.  Any purchase or sale by Operator of any other party's share of Oil and/or Gas shall be only for such reasonable periods of time as are consistent with the  minimum needs of the industry under the particular circumstances, but in no event for a period in excess of one (1) year.

Any such sale by Operator shall be in a manner commercially reasonable under the circumstances, but Operator shall have no duty to share any existing market or transportation arrangement or to obtain a price or transportation fee equal to that received under any existing market or transportation arrangement.  The sale or delivery by Operator of a non-taking party's share of production under the terms of any existing contract of Operator shall not give the non-taking party any interest in or make the non-taking party a party to said contract.  No purchase of Oil and Gas and no sale of Gas shall be made by Operator without first giving the non-taking party ten days written notice of such intended purchase or sale and the price to be paid or the pricing basis to be used. Operator shall give notice to all parties of the first sale of Gas from any well under this Agreement.

All parties shall give timely written notice to Operator of their Gas marketing arrangements for the following  month, excluding price, and shall notify Operator immediately in the event of a change in such arrangements. Operator shall maintain records of all marketing arrangements, and of volumes actually sold or transported, which records shall be made available to Non-Operators upon reasonable request.

ARTICLE VII.

EXPENDITURES AND LIABILITY OF PARTIES

A.  Liability of Parties:

The liability of the parties shall be several, not joint or collective. Each party shall be responsible only for its obligations, and shall be liable only for its proportionate share of the costs of developing and operating the Contract Area.  Accordingly, the liens granted among the parties in Article VII.B. are given to secure only the debts of each severally, and no party shall have any liability to third parties hereunder to satisfy the default of any other party in the payment of any expense or obligation hereunder.  It is not the intention of the parties to create, nor shall this agreement be construed as creating, a mining or other partnership, joint venture, agency relationship or association, or to render the parties liable as partners, co-venturers, or principals.  In their relations with each other under this agreement, the parties shall not be considered fiduciaries or to have  established a confidential relationship but rather shall be free to act on an arm's-length basis in accordance with their own respective self-interest, subject, however, to the obligation of the parties to act in good faith in their dealings with each other  with respect to activities hereunder.

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B.  Liens and Security Interests:

Each party grants to the other parties hereto a lien upon any interest it now owns or hereafter acquires in Oil and Gas Leases and Oil and Gas Interests in the Contract Area, and a security interest and/or purchase money security interest in any interest it now owns or hereafter acquires in the personal property and fixtures on or used or obtained for use in connection therewith, to secure performance of all of its obligations under this agreement including but not limited to payment of expense, interest and fees, the proper disbursement of all monies paid hereunder, the assignment or relinquishment of interest in Oil and Gas Leases as required hereunder, and the proper performance of operations hereunder.  Such lien and security interest granted by each party hereto shall include such party's leasehold interests, working interests, operating rights, and royalty and overriding royalty interests in the Contract Area now owned or hereafter acquired and in lands pooled or unitized therewith or otherwise becoming subject to this agreement, the Oil and Gas when extracted therefrom and equipment situated thereon or used or obtained for use in connection therewith (including, without limitation, all wells, tools, and tubular goods), and accounts (including, without limitation, accounts arising from gas imbalances or from the sale of Oil and/or Gas at the wellhead), contract rights, inventory and general intangibles relating thereto or arising therefrom, and all proceeds and products of the  foregoing.

To perfect the lien and security agreement provided herein, each party hereto shall execute and acknowledge the recording supplement and/or any financing statement prepared and submitted by any party hereto in conjunction herewith or at any time following execution hereof, and Operator is authorized to file this agreement or the recording supplement executed herewith as a lien or mortgage in the applicable real estate records and as a financing statement with the proper officer under the Uniform Commercial Code in the state in which the Contract Area is situated and such other states as Operator shall deem appropriate to perfect the security interest granted hereunder.  Any party may file this agreement, the recording supplement executed herewith, or such other documents as it deems necessary as a lien or mortgage in the applicable real estate records and/or a  financing statement with the proper officer under the Uniform Commercial Code.

Each party represents and warrants to the other parties hereto that the lien and security interest granted by such party to the other parties shall be a first and prior lien, and each party hereby agrees to maintain the priority of said lien and security interest against all persons acquiring an interest in Oil and Gas Leases and Interests covered by this agreement by, through or  under such party.  All parties acquiring an interest in Oil and Gas Leases and Oil and Gas Interests covered by this agreement, whether by assignment, merger, mortgage, operation of law, or otherwise, shall be deemed to have taken subject to the lien and security interest granted by this Article VII.B. as to all obligations attributable to such interest hereunder whether or not such obligations arise before or after such interest is acquired.

To the extent that parties have a security interest under the Uniform Commercial Code of the state in which the Contract Area is situated, they shall be entitled to exercise the rights and remedies of a secured party under the Code. The bringing of a suit and the obtaining of judgment by a party for the secured indebtedness shall not be deemed an election of remedies or otherwise affect the lien rights or security interest as security for the payment thereof.  In addition, upon default by any party in the payment of its share of expenses, interests or fees, or upon the improper use of funds by the Operator, the other parties shall have the right, without prejudice to other rights or remedies, to collect from the purchaser the proceeds from the sale of such defaulting party's share of Oil and Gas until the amount owed by such party, plus interest as provided in "Exhibit C," has been received, and shall have the right to offset the amount owed against the proceeds from the sale of such defaulting party's share of Oil and Gas.  All purchasers of production may rely on a notification of default from the non-defaulting party or parties stating the amount due as a result of the  default, and all parties waive any recourse available against purchasers for releasing production proceeds as provided in  this paragraph.

If any party fails to pay its share of cost within one hundred twenty (120) days after rendition of a statement therefor by Operator, the non-defaulting parties, including Operator, shall upon request by Operator, pay the unpaid amount in the  proportion that the interest of each such party bears to the interest of all such parties.  The amount paid by each party so paying its share of the unpaid amount shall be secured by the liens and security rights described in Article VII.B., and each paying party may independently pursue any remedy available hereunder or otherwise.

If any party does not perform all of its obligations hereunder, and the failure to perform subjects such party to foreclosure or execution proceedings pursuant to the provisions of this agreement, to the extent allowed by governing law, the defaulting party waives any available right of redemption from and after the date of judgment, any required valuation or appraisement of the mortgaged or secured property prior to sale, any available right to stay execution or to require a marshaling of assets and any required bond in the event a receiver is appointed.  In addition, to the extent permitted by applicable law, each party hereby grants to the other parties a power of sale as to any property that is subject to the lien and security rights granted hereunder, such power to be exercised in the manner provided by applicable law or otherwise in a commercially reasonable  manner and upon reasonable notice.

Each party agrees that the other parties shall be entitled to utilize the provisions of Oil and Gas lien law or other lien law of any state in which the Contract Area is situated to enforce the obligations of each party hereunder.  Without limiting the generality of the foregoing, to the extent permitted by applicable law, Non-Operators agree that Operator may invoke or utilize the mechanics' or materialmen's lien law of the state in which the Contract Area is situated in order to secure the payment to Operator of any sum due hereunder for services performed or materials supplied by Operator.

C.  Advances:

Operator, at its election, shall have the right from time to time to demand and receive from one or more of the other parties payment in advance of their respective shares of the estimated amount of the expense to be incurred in operations hereunder during the next succeeding month, which right may be exercised only by submission to each such party of an itemized statement of such estimated expense, together with an invoice for its share thereof.  Each such statement and invoice for the payment in advance of estimated expense shall be submitted on or before the 20th day of the next preceding month. Each party shall pay to Operator its proportionate share of such estimate within fifteen (15) days after such estimate and  invoice is received.  If any party fails to pay its share of said estimate within said time, the amount due shall bear interest as provided in Exhibit "C" until paid.  Proper adjustment shall be made monthly between advances and actual expense to the end that each party shall bear and pay its proportionate share of actual expenses incurred, and no more.

D.  Defaults and Remedies:

If any party fails to discharge any financial obligation under this agreement, including without limitation the failure to  make any advance under the preceding Article VII.C. or any other provision of this agreement, within the period required for such payment hereunder, then in addition to the remedies provided in Article VII.B. or elsewhere in this agreement, the remedies specified below shall be applicable.  For purposes of this Article VII.D., all notices and elections shall be delivered only by Operator, except that Operator shall deliver any such notice and election requested by a non-defaulting Non-Operator, and when Operator is the party in default, the applicable notices and elections can be delivered by any Non-Operator. Election of any one or more of the following remedies shall not preclude the subsequent use of any other remedy specified below or otherwise available to a non-defaulting party.

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

1. Suspension of Rights: Any party may deliver to the party in default a Notice of Default, which shall specify the default, specify the action to be taken to cure the default, and specify that failure to take such action will result in the exercise of one or more of the remedies provided in this Article.  If the default is not cured within thirty (30) days of the delivery of such Notice of Default, all of the rights of the defaulting party granted by this agreement may upon notice be suspended until the  default is cured, without prejudice to the right of the non-defaulting party or parties to continue to enforce the obligations of  the defaulting party previously accrued or thereafter accruing under this agreement.  If Operator is the party in default, the Non-Operators shall have in addition the right, by vote of Non-Operators owning a majority in interest in the Contract Area after excluding the voting interest of Operator, to appoint a new Operator effective immediately.  The rights of a defaulting party that may be suspended hereunder at the election of the non-defaulting parties shall include, without limitation, the right to receive information as to any operation conducted hereunder during the period of such default, the right to elect to participate in an operation proposed under Article VI.B. of this agreement, the right to participate in an operation being conducted under this agreement even if the party has previously elected to participate in such operation, and the right to  receive proceeds of production from any well subject to this agreement.

2. Suit for Damages: Non-defaulting parties or Operator for the benefit of non-defaulting parties may sue (at joint account expense) to collect the amounts in default, plus interest accruing on the amounts recovered from the date of default until the date of collection at the rate specified in Exhibit "C" attached hereto.  Nothing herein shall prevent any party from suing any defaulting party to collect consequential damages accruing to such party as a result of the default.

3. Deemed Non-Consent: The non-defaulting party may deliver a written Notice of Non-Consent Election to the  defaulting party at any time after the expiration of the thirty-day cure period following delivery of the Notice of Default, in which event if the billing is for the drilling a new well or the Plugging Back, Sidetracking, Reworking or Deepening of a  well which is to be or has been plugged as a dry hole, or for the Completion or Recompletion of any well, the defaulting party will be conclusively deemed to have elected not to participate in the operation and to be a Non-Consenting Party with respect thereto under Article VI.B. or VI.C., as the case may be, to the extent of the costs unpaid by such party, notwithstanding any election to participate theretofore made.  If election is made to proceed under this provision, then the non-defaulting parties may not elect to sue for the unpaid amount pursuant to Article VII.D.2.

Until the delivery of such Notice of Non-Consent Election to the defaulting party, such party shall have the right to cure its default by paying its unpaid share of costs plus interest at the rate set forth in Exhibit "C," provided, however, such  payment shall not prejudice the rights of the non-defaulting parties to pursue remedies for damages incurred by the non- defaulting parties as a result of the default.  Any interest relinquished pursuant to this Article VII.D.3. shall be offered to the non-defaulting parties in proportion to their interests, and the non-defaulting parties electing to participate in the ownership of such interest shall be required to contribute their shares of the defaulted amount upon their election to participate therein.

4. Advance Payment: If a default is not cured within thirty (30) days of the delivery of a Notice of Default, Operator, or Non-Operators if Operator is the defaulting party, may thereafter require advance payment from the defaulting party of such defaulting party's anticipated share of any item of expense for which Operator, or Non-Operators, as the case may  be, would be entitled to reimbursement under any provision of this agreement, whether or not such expense was the subject of  the previous default.  Such right includes, but is not limited to, the right to require advance payment for the estimated costs of drilling a well or Completion of a well as to which an election to participate in drilling or Completion has been made.  If the defaulting party fails to pay the required advance payment, the non-defaulting parties may pursue any of the remedies provided in the Article VII.D. or any other default remedy provided elsewhere in this agreement.  Any excess of funds advanced remaining when the operation is completed and all costs have been paid shall be promptly returned to the advancing party.

5. Costs and Attorneys' Fees: In the event any party is required to bring legal proceedings to enforce any financial obligation of a party hereunder, the prevailing party in such action shall be entitled to recover all court costs, costs of  collection, and a reasonable attorney's fee, which the lien provided for herein shall also secure.

E.  Rentals, Shut-in Well Payments and Minimum Royalties:

Rentals, shut-in well payments and minimum royalties which may be required under the terms of any lease shall be paid by the party or parties who subjected such lease to this agreement at its or their expense.  In the event two or more parties own and have contributed interests in the same lease to this agreement, such parties may designate one of such parties to make said payments for and on behalf of all such parties.  Any party may request, and shall be entitled to receive, proper evidence of all such payments.  In the event of failure to make proper payment of any rental, shut-in well payment or minimum royalty through mistake or oversight where such payment is required to continue the lease in force, any loss which results from such non-payment shall be borne in accordance with the provisions of Article IV.B.2.

Operator shall notify Non-Operators of the anticipated completion of a shut-in well, or the shutting in or return to production of a producing well, at least five (5) days (excluding Saturday, Sunday, and legal holidays) prior to taking such action, or at the earliest opportunity permitted by circumstances, but assumes no liability for failure to do so.  In the event of  failure by Operator to so notify Non-Operators, the loss of any lease contributed hereto by Non-Operators for failure to make  timely payments of any shut-in well payment shall be borne jointly by the parties hereto under the provisions of Article IV.B.3.

F.  Taxes:

Beginning with the first calendar year after the effective date hereof, Operator shall render for ad valorem taxation all property subject to this agreement which by law should be rendered for such taxes, and it shall pay all such taxes assessed thereon before they become delinquent.  Prior to the rendition date, each Non-Operator shall furnish Operator information as to burdens (to include, but not be limited to, royalties, overriding royalties and production payments) on Leases and Oil and Gas Interests contributed by such Non-Operator.  If the assessed valuation of any Lease is reduced by reason of its being subject to outstanding excess royalties, overriding royalties or production payments, the reduction in ad valorem taxes resulting therefrom shall inure to the benefit of the owner or owners of such Lease, and Operator shall adjust the charge to  such owner or owners so as to reflect the benefit of such reduction.  If the ad valorem taxes are based in whole or in part upon separate valuations of each party's working interest, then notwithstanding anything to the contrary herein, charges to the joint account shall be made and paid by the parties hereto in accordance with the tax value generated by each party's working interest.  Operator shall bill the other parties for their proportionate shares of all tax payments in the manner provided in Exhibit "C."

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

If Operator considers any tax assessment improper, Operator may, at its discretion, protest within the time and manner prescribed by law, and prosecute the protest to a final determination, unless all parties agree to abandon the protest prior to final determination.  During the pendency of administrative or judicial proceedings, Operator may elect to pay, under protest, all such taxes and any interest and penalty.  When any such protested assessment shall have been finally determined, Operator shall pay the tax for the joint account, together with any interest and penalty accrued, and the total cost shall then be assessed against the parties, and be paid by them, as provided in Exhibit "C."

Each party shall pay or cause to be paid all production, severance, excise, gathering and other taxes imposed upon or with respect to the production or handling of such party's share of Oil and Gas produced under the terms of this agreement.

ARTICLE VIII.

ACQUISITION, MAINTENANCE OR TRANSFER OF INTEREST

A.  Surrender of Leases:

The Leases covered by this agreement, insofar as they embrace acreage in the Contract Area, shall not be surrendered in whole or in part unless all parties consent thereto.

However, should any party desire to surrender its interest in any Lease or in any portion thereof, such party shall give written notice of the proposed surrender to all parties, and the parties to whom such notice is delivered shall have thirty (30) days after delivery of the notice within which to notify the party proposing the surrender whether they elect to consent thereto.  Failure of a  party to whom such notice is delivered to reply within said 30-day period shall constitute a consent to the surrender of the Leases described in the notice.  If all parties do not agree or consent thereto, the party desiring to surrender shall assign, without express or implied warranty of title, all of its interest in such Lease, or portion thereof, and any well, material and equipment which may be located thereon and any rights in production thereafter secured, to the parties not consenting to such surrender.  If the interest of the assigning party is or includes an Oil and Gas Interest, the assigning party shall execute and deliver to the party or parties not  consenting to such surrender an oil and gas lease covering such Oil and Gas Interest for a term of one (1) year and so long thereafter as Oil and/or Gas is produced from the land covered thereby, such lease to be on the form attached hereto as Exhibit "B." Upon such assignment or lease, the assigning party shall be relieved from all obligations thereafter accruing, but not theretofore accrued, with respect to the interest assigned or leased and the operation of any well attributable thereto, and the assigning party shall have no further interest in the assigned or leased premises and its equipment and production other than the royalties retained in any lease made under the terms of this Article.  The party assignee or lessee shall pay to the party assignor or lessor the  reasonable salvage value of the latter's interest in any well's salvable materials and equipment attributable to the assigned or leased acreage.  The value of all salvable materials and equipment shall be determined in accordance with the provisions of Exhibit "C," less the estimated cost of salvaging and the estimated cost of plugging and abandoning and restoring the surface.  If such value is less than such costs, then the party assignor or lessor shall pay to the party assignee or lessee the amount of such deficit.  If the  assignment or lease is in favor of more than one party, the interest shall be shared by such parties in the proportions that the  interest of each bears to the total interest of all such parties.  If the interest of the parties to whom the assignment is to be made varies according to depth, then the interest assigned shall similarly reflect such variances.

Any assignment, lease or surrender made under this provision shall not reduce or change the assignor's, lessor's or surrendering party's interest as it was immediately before the assignment, lease or surrender in the balance of the Contract Area; and the acreage assigned, leased or surrendered, and subsequent operations thereon, shall not thereafter be subject to the terms and provisions of this agreement but shall be deemed subject to an Operating Agreement in the form of this agreement.

B. Renewal or Extension of Leases:

If any party secures a renewal or replacement of an Oil and Gas Lease or Interest subject to this agreement, then all other parties shall be notified promptly upon such acquisition or, in the case of a replacement Lease taken before expiration of an existing Lease, promptly upon expiration of the existing Lease.  The parties notified shall have the right for a period of thirty (30) days following delivery of such notice in which to elect to participate in the ownership of the renewal or replacement Lease, insofar as such Lease affects lands within the Contract Area, by paying to the party who acquired it their proportionate shares of the acquisition cost allocated to that part of such Lease within the Contract Area, which shall be in proportion to the interest held at that time by the parties in the Contract Area.  Each party who participates in the purchase of a renewal or replacement Lease shall be given an assignment of its proportionate interest therein by the acquiring party.

If some, but less than all, of the parties elect to participate in the purchase of a renewal or replacement Lease, it shall be owned by the parties who elect to participate therein, in a ratio based upon the relationship of their respective percentage of participation in  the Contract Area to the aggregate of the percentages of participation in the Contract Area of all parties participating in the purchase of such renewal or replacement Lease.  The acquisition of a renewal or replacement Lease by any or all of the parties hereto shall not cause a readjustment of the interests of the parties stated in Exhibit "A," but any renewal or replacement Lease in which less than all parties elect to participate shall not be subject to this agreement but shall be deemed subject to a separate Operating Agreement in the form of this agreement.

If the interests of the parties in the Contract Area vary according to depth, then their right to participate proportionately in renewal or replacement Leases and their right to receive an assignment of interest shall also reflect such depth variances.

The provisions of this Article shall apply to renewal or replacement Leases whether they are for the entire interest covered by  the expiring Lease or cover only a portion of its area or an interest therein.  Any renewal or replacement Lease taken before the expiration of its predecessor Lease, or taken or contracted for or becoming effective within six (6) months after the expiration of the existing Lease, shall be subject to this provision so long as this agreement is in effect at the time of such acquisition or at the time the renewal or replacement Lease becomes effective; but any Lease taken or contracted for more than six (6) months after the expiration of an existing Lease shall not be deemed a renewal or replacement Lease and shall not be subject to the provisions of this  agreement.

The provisions in this Article shall also be applicable to extensions of Oil and Gas Leases.

C.  Acreage or Cash Contributions:

While this agreement is in force, if any party contracts for a contribution of cash towards the drilling of a well or any other operation on the Contract Area, such contribution shall be paid to the party who conducted the drilling or other operation and shall be applied by it against the cost of such drilling or other operation.  If the contribution be in the form of acreage, the party to whom the contribution is made shall promptly tender an assignment of the acreage, without warranty of title, to the Drilling Parties in the proportions said Drilling Parties shared the cost of drilling the well. Such acreage shall become a separate Contract Area and, to  the  extent possible, be governed by provisions identical to this agreement.  Each party shall promptly notify all other parties of any acreage or cash contributions it may obtain in support of any well or any other operation on the Contract Area.  The above provisions shall also be applicable to optional rights to earn acreage outside the Contract Area which are in support of well drilled inside Contract Area.

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

If any party contracts for any consideration relating to disposition of such party's share of substances produced hereunder, such consideration shall not be deemed a contribution as contemplated in this Article VIII.C.

D.  Assignment; Maintenance of Uniform Interest:

For the purpose of maintaining uniformity of ownership in the Contract Area in the Oil and Gas Leases, Oil and Gas Interests, wells, equipment and production covered by this agreement no party shall sell, encumber, transfer or make other disposition of its interest in the Oil and Gas Leases and Oil and Gas Interests embraced within the Contract Area or in wells, equipment and production unless such disposition covers either:

1.      the entire interest of the party in all Oil and Gas Leases, Oil and Gas Interests, wells, equipment and production; or

2.      an equal undivided percent of the party's present interest in all Oil and Gas Leases, Oil and Gas Interests, wells, equipment and production in the Contract Area.

Every sale, encumbrance, transfer or other disposition made by any party shall be made expressly subject to this agreement and shall be made without prejudice to the right of the other parties, and any transferee of an ownership interest in any Oil and Gas Lease or Interest shall be deemed a party to this agreement as to the interest conveyed from and after the effective date of the transfer of ownership; provided, however, that the other parties shall not be required to recognize any such sale, encumbrance, transfer or other disposition for any purpose hereunder until thirty (30) days after they have received a copy of the  instrument of transfer or other satisfactory evidence thereof in writing from the transferor or transferee.  No assignment or other disposition of interest by a party shall relieve such party of obligations previously incurred by such party hereunder with respect to the interest transferred, including without limitation the obligation of a party to pay all costs attributable to an operation conducted hereunder in which such party has agreed to participate prior to making such assignment, and the lien and security interest granted by Article VII.B. shall continue to burden the interest transferred to secure payment of any such obligations.

If, at any time the interest of any party is divided among and owned by four or more co-owners, Operator, at its discretion, may require such co-owners to appoint a single trustee or agent with full authority to receive notices, approve expenditures, receive billings for and approve and pay such party's share of the joint expenses, and to deal generally with, and with power to  bind, the co-owners of such party's interest within the scope of the operations embraced in this agreement; however, all such co- owners shall have the right to enter into and execute all contracts or agreements for the disposition of their respective shares of  the Oil and Gas produced from the Contract Area and they shall have the right to receive, separately, payment of the sale proceeds thereof.

E. Waiver of Rights to Partition:

If permitted by the laws of the state or states in which the property covered hereby is located, each party hereto owning an undivided interest in the Contract Area waives any and all rights it may have to partition and have set aside to it in severalty its undivided interest therein.

ARTICLE IX.

INTERNAL REVENUE CODE ELECTION

If, for federal income tax purposes, this agreement and the operations hereunder are regarded as a partnership, and if the  parties have not otherwise agreed to form a tax partnership pursuant to Exhibit "G" or other agreement between them, each party thereby affected elects to be excluded from the application of all of the provisions of Subchapter "K," Chapter 1, Subtitle "A," of the Internal Revenue Code of 1986, as amended ("Code"), as permitted and authorized by Section 761 of the Code and the regulations promulgated thereunder.  Operator is authorized and directed to execute on behalf of each party hereby affected such evidence of this election as may be required by the Secretary of the Treasury of the United States or the Federal Internal Revenue Service, including specifically, but not by way of limitation, all of the returns, statements, and the data required by Treasury Regulation §1.761.  Should there be any requirement that each party hereby affected give further evidence of this election, each such party shall execute such documents and furnish such other evidence as may be required by the Federal Internal Revenue Service or as may be necessary to evidence this election.  No such party shall give any notices or take any other action inconsistent with the election made hereby.  If any present or future income tax laws of the state or states in which the Contract Area is located or any future income tax laws of the United States contain provisions similar to those in Subchapter "K," Chapter 1, Subtitle "A," of the Code, under which an election similar to that provided by Section 761 of the Code is permitted, each party hereby affected shall make such election as may be permitted or required by such laws.  In making the foregoing election, each such party states that the income derived by such party from operations hereunder can be adequately determined without the computation of partnership taxable income.

ARTICLE X.

CLAIMS AND LAWSUITS

Operator may settle any single uninsured third party damage claim or suit arising from operations hereunder if the expenditure does not exceed Fifty Thousand  Dollars ($ 50,000 ) and if the payment is in complete settlement of such claim or suit.  If the amount required for settlement exceeds the above amount, the parties hereto shall assume and take over the further handling of the claim or suit, unless such authority is delegated to Operator.  All costs and expenses of handling settling, or otherwise discharging such claim or suit shall be a the joint expense of the parties participating in the operation from which the claim or suit arises.  If a claim is made against any party or if any party is sued on account of any matter arising from operations hereunder over which such individual has no control because of the rights given Operator by this agreement, such party shall immediately notify all other parties, and the claim or suit shall be treated as any other claim or suit involving operations hereunder.

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

ARTICLE XI.

FORCE MAJEURE

If any party is rendered unable, wholly or in part, by force majeure to carry out its obligations under this agreement, other than the obligation to indemnify or make money payments or furnish security, that party shall give to all other parties prompt written notice of the force majeure with reasonably full particulars concerning it; thereupon, the obligations of the  party giving the notice, so far as they are affected by the force majeure, shall be suspended during, but no longer than, the  continuance of the force majeure.  The term "force majeure," as here employed, shall mean an act of God, strike, lockout, or other industrial disturbance, act of the public enemy, war, blockade, public riot, lightening, fire, storm, flood or other act of nature, explosion, governmental action, governmental delay, restraint or inaction, unavailability of equipment, and any other cause, whether of the kind specifically enumerated above or otherwise, which is not reasonably within the control of the party claiming suspension.

The affected party shall use all reasonable diligence to remove the force majeure situation as quickly as practicable. The requirement that any force majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes, lockouts, or other labor difficulty by the party involved, contrary to its wishes; how all such difficulties shall be handled shall be entirely within the discretion of the party concerned.

ARTICLE XII.

NOTICES

All notices authorized or required between the parties by any of the provisions of this agreement, unless otherwise specifically provided, shall be in writing and delivered in person or by United States mail, courier service, telegram, telex, telecopier or any other form of facsimile, postage or charges prepaid, and addressed to such parties at the addresses listed on Exhibit "A."  All telephone or oral notices permitted by this agreement shall be confirmed immediately thereafter by written notice.  The originating notice given under any provision hereof shall be deemed delivered only when received by the party to whom such notice is directed, and the time for such party to deliver any notice in response thereto shall run from the date the originating notice is received.  "Receipt" for purposes of this agreement with respect to written notice delivered hereunder shall be actual delivery of the notice to the address of the party to be notified specified in accordance with this agreement, or to the telecopy, facsimile or telex machine of such party.  The second or any responsive notice shall be deemed delivered when deposited in the United States mail or at the office of the courier or telegraph service, or upon transmittal by telex, telecopy or facsimile, or when personally delivered to the party to be notified, provided, that when response is required within 24 or 48 hours, such response shall be given orally or by telephone, telex, telecopy or other facsimile within such period. Each party shall have the right to change its address at any time, and from time to time, by giving written notice thereof to all other parties.  If a party is not available to receive notice orally or by telephone when a party attempts to deliver a notice required to be delivered within 24 or 48 hours, the notice may be delivered in writing by any other method specified herein and shall be deemed delivered in the same manner provided above for any responsive notice.

ARTICLE XIII.

TERM OF AGREEMENT

This agreement shall remain in full force and effect as to the Oil and Gas Leases and/or Oil and Gas Interests subject hereto for the period of time selected below; provided, however, no party hereto shall ever be construed as having any right, title or interest in or to any Lease or Oil and Gas Interest contributed by any other party beyond the term of this agreement.

X
Option No. 1: So long as any of the Oil and Gas Leases subject to this agreement remain or are continued in  force as to any part of the Contract Area, whether by production, extension, renewal or otherwise.

The termination of this agreement shall not relieve any party hereto from any expense, liability or other obligation or any remedy therefor which has accrued or attached prior to the date of such termination.

Upon termination of this agreement and the satisfaction of all obligations hereunder, in the event a memorandum of this  Operating Agreement has been filed of record, Operator is authorized to file of record in all necessary recording offices a  notice of termination, and each party hereto agrees to execute such a notice of termination as to Operator's interest, upon  request of Operator, if Operator has satisfied all its financial obligations.

ARTICLE XIV.

COMPLIANCE WITH LAWS AND REGULATIONS

A.  Laws, Regulations and Orders:

This agreement shall be subject to the applicable laws of the state in which the Contract Area is located, to the valid rules, regulations, and orders of any duly constituted regulatory body of said state; and to all other applicable federal, state, and local laws, ordinances, rules, regulations and orders.

B.  Governing Law:

This agreement and all matters pertaining hereto, including but not limited to matters of performance, non- performance, breach, remedies, procedures, rights, duties, and interpretation or construction, shall be governed and determined by the law of the state in which the Contract Area is located.

C.  Regulatory Agencies:

Nothing herein contained shall grant, or be construed to grant, Operator the right or authority to waive or release any rights, privileges, or obligations which Non-Operators may have under federal or state laws or under rules, regulations or orders promulgated under such laws in reference to oil, gas and mineral operations, including the location, operation, or production of wells, on tracts offsetting or adjacent to the Contract Area.

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

With respect to the operations hereunder, Non-Operators agree to release Operator from any and all losses, damages, injuries, claims and causes of action arising out of, incident to or resulting directly or indirectly from Operator's interpretation or application of rules, rulings, regulations or orders of the Department of Energy or Federal Energy Regulatory Commission or predecessor or successor agencies to the extent such interpretation or application was made in good faith and does not constitute gross negligence.  Each Non-Operator further agrees to reimburse Operator for such Non-Operator's share of  production or any refund, fine, levy or other governmental sanction that Operator may be required to pay as a result of such an incorrect interpretation or application, together with interest and penalties thereon owing by Operator as a result of such incorrect interpretation or application.

ARTICLE XV.

MISCELLANEOUS

A.  Execution:

This agreement shall be binding upon each Non-Operator when this agreement or a counterpart thereof has been executed by such Non-Operator and Operator notwithstanding that this agreement is not then or thereafter executed by all of  the parties to which it is tendered or which are listed on Exhibit "A" as owning an interest in the Contract Area or which own, in fact, an interest in the Contract Area.  Operator may, however, by written notice to all Non-Operators who have become bound by this agreement as aforesaid, given at any time prior to the actual spud date of the Initial Well but in no  event later than five days prior to the date specified in Article VI.A. for commencement of the Initial Well, terminate this agreement if Operator in its sole discretion determines that there is insufficient participation to justify commencement of  drilling operations.  In the event of such a termination by Operator, all further obligations of the parties hereunder shall cease as of such termination.  In the event any Non-Operator has advanced or prepaid any share of drilling or other costs hereunder, all sums so advanced shall be returned to such Non-Operator without interest.   In the event Operator proceeds with drilling operations for the Initial Well without the execution hereof by all persons listed on Exhibit "A" as having a current working interest in such well, Operator shall indemnify Non-Operators with respect to all costs incurred for the Initial Well which would have been charged to such person under this agreement if such person had executed the same and Operator shall receive all revenues which would have been received by such person under this agreement if such person had executed the same.

B. Successors and Assigns:

This agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, devisees, legal representatives, successors and assigns, and the terms hereof shall be deemed to run with the Leases or  Interests included within the Contract Area.

C. Counterparts:

This instrument may be executed in any number of counterparts, each of which shall be considered an original for all  purposes.

D.  Severability:

For the purposes of assuming or rejecting this agreement as an executory contract pursuant to federal bankruptcy laws, this agreement shall not be severable, but rather must be assumed or rejected in its entirety, and the failure of any party to this agreement to comply with all of its financial obligations provided herein shall be a material default.

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

ARTICLE XVI.

OTHER PROVISIONS

IN WITNESS WHEREOF, this agreement shall be effective as of the                day of                                         ,                       .

ATTEST OR WITNESS:		OPERATOR

Eternal Energy Corp.

By

Type or print name

Title

Date

Tax ID or S.S. No.

NON-OPERATORS

Eternal Energy Corp.

By

Type or print name

Title

Date

Tax ID or S.S. No.

NextEra Energy Gas Producing, LLC

By

Type or print name

Title

Date

Tax ID or S.S. No.

American Eagle Energy Inc.

By

Type or print name

Title

Date

Tax ID or S.S. No.

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

ACKNOWLEDGMENTS

Note: The following forms of acknowledgment are the short forms approved by the Uniform Law on Notarial Acts.  The validity and effect of these forms in any state will depend upon the statutes of that state.

Individual acknowledgment:

State of                             )

) ss.

County of                        )

This instrument was acknowledged before me on

by

(Seal, if any)

Title (and Rank)

My commission expires:

Acknowledgment in representative capacity:

State of                             )

) ss.

County of                        )

This instrument was acknowledged before me on

by	as

of	.

(Seal, if any)

Title (and Rank)

My commission expires:

EXHIBIT “D”

FORM OF NON-FOREIGN STATUS AFFIDAVIT

NON-FOREIGN STATUS AFFIDAVIT

Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person.  For U.S. tax purposes (including Section 1445 of the Code), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity.  To inform [______________________], a [_______________] [__________________] (“Transferee”), whose mailing address is [_______________________,] that withholding of tax is not required upon the disposition of a U.S. real property interest by [__________________], a [_______________] [__________________] (“Transferor”), the undersigned hereby certifies the following on behalf of Transferor:

1.	Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and Income Tax Regulations);

2.	Transferor is not a disregarded entity as defined in §1.1445-2(b)(2)(iii) of the Income Tax Regulations;

3.	Transferor’s U.S. employer identification number is [__-______]; and

4.	Transferor’s office address is [_______________________].

Transferor understands that this certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of Transferor.

EXECUTED effective as of the [____ day of _________], 2011.

TRANSFEROR:

[__________________________________]

D-1

SWORN TO AND SUBSCRIBED BEFORE ME this ______ day of _____, 20__.

Notary Public in and for the
State of [____________]

Printed or Typed Name of Notary

My Commission Expires:

D-2

EXHIBIT “E”

APPLICABLE CONTRACTS

1)  That certain Joint Operating Agreement, dated October 26, 2006, by and between Rover Resources, Inc., as operator, and Eternal Energy Corp., as non-operator.

E-1

EXHIBIT “F”

FORM OF OFFICER’S CERTIFICATE

[SELLER]

In satisfaction of the requirement set forth at Section 9.2(f) of that certain Purchase and Sale Agreement dated as of [_____________], 2011 (the “Agreement”), by and between American Eagle Energy Inc., a Nevada corporation (“AEE”), Eternal Energy Corp., a Nevada corporation (“Eternal”), and NextEra Energy Gas Producing, LLC, a Delaware limited liability company (“Buyer”), the undersigned, acting for and on behalf of [AEE] / [Eternal], hereby certifies to Buyer that to the best knowledge of the undersigned (capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Agreement):

1.
All representations and warranties of [AEE] / [Eternal] contained in the Agreement are true and correct in all material respects on and as of the date hereof, with the same force and effect as though such representations and warranties have been made or given on and as of the date hereof; and

2.
[AEE] / [Eternal] has performed, or complied with, in all material respects, the agreements and covenants required by the Agreement to be performed and satisfied by [AEE] / [Eternal] prior to or at the Closing.

IN WITNESS WHEREOF, this Officer’s Certificate is executed this [___] day of [_________], 2011.

[AMERICAN EAGLE ENERGY, INC.] /
[ETERNAL ENERGY CORP.]

By:
Name:
Title:

F-1

EXHIBIT “G”

FORM OF OFFICER’S CERTIFICATE

[BUYER]

In satisfaction of the requirement set forth at Section 9.2(f) of that certain Purchase and Sale Agreement dated as of [_____________], 2011 (the “Agreement”), by and between American Eagle Energy Inc., a Nevada corporation (“AEE”), Eternal Energy Corp., a Nevada corporation (“Eternal,” and together with AEE, “Sellers”), and NextEra Energy Gas Producing, LLC, a Delaware limited liability company (“Buyer”), the undersigned, acting for and on behalf of Buyer, hereby certifies to Seller that to the best knowledge of the undersigned (capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Agreement):

3.
All representations and warranties of Buyer contained in the Agreement are true and correct in all material respects on and as of the date hereof, with the same force and effect as though such representations and warranties have been made or given on and as of the date hereof; and

4.	Buyer has performed, or complied with, in all material respects, the agreements and covenants required by the Agreement to be performed and satisfied by buyer prior to or at the Closing.

IN WITNESS WHEREOF, this Officer’s Certificate is executed this [___] day of [_________], 2011.

NEXTERA ENERGY GAS
PRODUCING, LLC

By:
Name:	Lawrence A. Wall, Jr.
Title:	President

G-1